UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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NORTHWEST NATURAL HOLDING COMPANY

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(Name of person(s) filing proxy statement, if other than the registrant)

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250 SW TAYLOR STREET

PORTLAND, OR 97204

April 16, 2020

To the Shareholders of Northwest Natural Holding Company:

At the time we are distributing this notice of the 2020 Annual Meeting of Shareholders of Northwest Natural Holding Company (NW Holdings or the Company), there are ongoing national, state and local developments related to the novel coronavirus COVID-19 (COVID-19). After due consideration, the NW Holdings Board of Directors has determined to hold the 2020 Annual Meeting virtually, via a live webcast. Our Board of Directors did not come to this decision lightly. We believe this format change is an important act to support flattening the COVID-19 curve and to protect the health and well-being of our shareholders, employees, directors and community. While we will miss welcoming each of our shareholders in person, we have made arrangements to hold an electronic, webcast meeting that will afford shareholders the same rights and access as if the meeting were held in person, including the ability to vote shares electronically during the meeting. We appreciate your understanding and support as we navigate these unique times. It is our sincere hope that you and your families are taking the steps necessary to remain safe and healthy!

We cordially invite you to attend the 2020 Annual Meeting of Shareholders of Northwest Natural Holding Company, which will be held on Thursday, May 28, 2020, commencing at 2:00 p.m. Pacific Daylight Time, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2020. We look forward to greeting as many of our shareholders as are able to join us.

At the meeting you will be asked to consider and vote upon three proposals: (1) the election of four Class III directors for terms of three years and the election of one Class I director for a term of one year; (2) an advisory vote to approve named executive officer compensation; and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as NW Holdings’ independent registered public accountants for the fiscal year 2020. Your Board of Directors unanimously recommends that you vote FOR each of Proposals 1, 2, and 3.

In connection with the meeting, we enclose a notice of the meeting, a Proxy Statement, and a proxy card. You are entitled to participate in the Annual Meeting if you were a holder of record of NW Holdings common stock at the close of business on April 9, 2020, the record date set for the meeting. In order to attend the virtual Annual Meeting, please visit www.virtualshareholdermeeting.com/NWN2020, where you will be prompted to enter the control number found on your proxy card or your Voting Instruction Form. Once you have joined the virtual meeting, you may vote your shares electronically during the meeting by following the instructions available on the meeting website. Please see page 2 for further instructions on attending the Annual Meeting. Detailed information relating to NW Holdings’ business activities and operating performance is contained in our 2019 Annual Report, which is also enclosed.

It is important that your shares are represented and voted at the meeting. Whether or not you plan to attend, please vote your shares in one of three ways: via internet, telephone or mail. Instructions regarding internet and telephone voting are included on the proxy card or Voting Instruction Form. If you elect to vote by mail, please sign, date and return the proxy card or Voting Instruction Form in the enclosed postage-paid envelope. Your proxy may be revoked at any time before it is exercised in the manner set forth in the Proxy Statement.

Sincerely,

Tod R. Hamachek	David H. Anderson
Chairman of the Board	President and Chief Executive Officer

NORTHWEST NATURAL HOLDING COMPANY

250 SW TAYLOR STREET

PORTLAND, OREGON 97204

(503) 226-4211

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

Portland, Oregon, April 16, 2020

To our Shareholders:

The 2020 Annual Meeting of Shareholders of Northwest Natural Holding Company (NW Holdings) will be held on Thursday, May 28, 2020 at 2:00 p.m. Pacific Daylight Time, in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2020 for the following purposes:

1.	to elect four Class III directors for terms of three years and one Class I director for a term of one year;
2.	to conduct an advisory vote to approve the named executive officers’ compensation;
3.	to ratify the appointment of PricewaterhouseCoopers LLP as NW Holdings’ independent registered public accountants for the fiscal year 2020; and
4.	to transact such other business as may properly come before the meeting or any adjournment thereof.

We have converted to an electronic meeting format to do our part to help flatten the COVID-19 curve and protect the health and well-being of our shareholders, employees, directors and community. This format will allow you to vote your shares electronically during the meeting in accordance with the rules of conduct for the meeting.

If you were a holder of record of NW Holdings common stock at the close of business on April 9, 2020, the record date set for the Annual Meeting, you will be entitled to vote upon all matters properly submitted to shareholder vote at the meeting.

Our Board of Directors is soliciting the proxies of all holders of NW Holdings common stock who may be unable to attend the meeting or who desire to vote by proxy before the meeting. These proxies also will instruct the relevant fiduciary under NW Holdings’ Dividend Reinvestment and Direct Stock Purchase Plan or NW Natural’s Retirement K Savings Plan to vote any shares held for shareholders’ benefit under those plans, as indicated on the proxies. A proxy and a stamped return envelope are enclosed for your use. No postage is needed if mailed in the United States. Instructions regarding internet and telephone voting also are included in the enclosed proxy card or Voting Instruction Form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2020

This Proxy Statement and our 2019 Annual Report are available at www.nwnaturalholdings.com.

Your vote is very important to us. We urge you to vote by promptly marking, signing, dating, and returning the enclosed proxy card or Voting Instruction Form, or by granting a proxy by the internet or telephone in accordance with the instructions in the enclosed proxy card or Voting Instruction Form, as soon as possible. Your prompt vote will save us the additional expense of further requests to ensure the presence of a quorum. You may vote electronically at the virtual meeting whether or not you previously have returned your proxy.

By Order of the Board of Directors,

Shawn M. Filippi
Vice President, Chief Compliance Officer and Corporate Secretary

PROXY STATEMENT

OF

NORTHWEST NATURAL HOLDING COMPANY

April 16, 2020

INFORMATION REGARDING

2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 28, 2020

Proxy Statement

The Board of Directors of Northwest Natural Holding Company (NW Holdings or the Company) is soliciting the proxies of all holders of NW Holdings common stock who may be unable to attend or who desire to vote by proxy prior to the Annual Meeting of Shareholders to be held on Thursday, May 28, 2020, at 2:00 p.m. Pacific Daylight Time, in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/NWN2020. We have converted to an electronic meeting format to do our part to help flatten the COVID-19 curve and to protect the health and well-being of our shareholders, employees, directors, and community. This format will allow you to vote your shares electronically during the meeting in accordance with the rules of conduct for the meeting. The close of business on April 9, 2020 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We request that you sign and return the enclosed proxy card or Voting Instruction Form promptly. Alternatively, you may grant your proxy by the internet or telephone.

NW Holdings’ Annual Report for the fiscal year ended December 31, 2019, including audited financial statements, is being sent to all shareholders, together with this Proxy Statement and the accompanying proxy card or Voting Instruction Form, commencing April 16, 2020.

HOW TO VOTE BY PROXY AND REVOKE YOUR PROXY

Voting by Proxy

You may vote your shares either electronically during the meeting or by duly authorized proxy. You may use the proxy card or Voting Instruction Form accompanying this Proxy Statement if you are unable to attend the meeting or you wish to have your shares voted by proxy, even if you do attend the meeting. If you are a registered shareholder, you may vote by internet, telephone, or mail, or you may vote your shares electronically during the meeting. To vote:

By internet (do not return your proxy card)

•	Go to www.proxyvote.com. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 27, 2020.
•	Have your proxy card available.
•	Follow the simple instructions. You will be prompted to enter your 16-digit Control Number located on your proxy card.

By telephone (do not return your proxy card)

•	On a touch-tone telephone, call the toll-free number indicated on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 27, 2020.
•	Have your proxy card available when you call.
•	Follow the simple recorded instructions. You will be prompted to enter your 16-digit Control Number located on your proxy card.

By mail

•

Mark your choice on your proxy card. If you properly execute your proxy card but do not specify your choice, your shares will be voted “FOR” Proposals 1, 2, and 3, as recommended by NW Holdings’ Board of Directors.

•	Date and sign your proxy card.
•

Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to Northwest Natural Holding Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Revoking Your Proxy

You may revoke your proxy at any time before the proxy is exercised by: (1) delivering a written notice of revocation; (2) filing with the Corporate Secretary a subsequently dated, properly executed proxy; (3) voting after the date of the proxy by the internet or telephone; or (4) attending the meeting and voting electronically during the meeting. Your attendance at the meeting, by itself, will not constitute a revocation of a proxy. You should address any written notices of proxy revocation to: Northwest Natural Holding Company, 250 SW Taylor Street, Portland, OR 97204, Attention: Corporate Secretary.

Shares Held by Bank or Broker

If your shares are held in nominee or street name by a bank or broker, you should follow the directions on the Voting Instruction Form you receive from your bank or broker as to how to vote, change your vote, or revoke your proxy. Revocation of proxies for shares held through a broker, bank, or other nominee must be made through the appropriate nominee in accordance with its instructions.

Adjournment

If an adjournment of the meeting occurs, it will have no effect on the ability of shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

VOTING YOUR SECURITIES

The 30,528,209 shares of NW Holdings common stock outstanding on April 9, 2020 were held by 4,736 shareholders residing in 50 states, the District of Columbia, and a number of foreign countries.

Each holder of NW Holdings common stock of record at the close of business on April 9, 2020 will be entitled to one vote for each share of NW Holdings common stock so held on all matters properly submitted at the meeting. Such holder will be entitled to cumulative voting for directors; that is, to cast as many votes for one candidate as shall equal the number of shares held of record multiplied by the number of directors to be elected, or to distribute such number of votes among any number of the nominees.

A majority of the shares of NW Holdings common stock outstanding at the close of business on April 9, 2020 must be represented at the meeting, either in attendance at the virtual meeting or by proxy, to constitute a quorum for the transaction of business.

It is important that your shares be represented at the meeting. You are urged, regardless of the number of shares held, to sign and return your proxy. Alternatively, you may grant your proxy by the internet or telephone as described above.

ATTENDING THE ANNUAL MEETING

NW Holdings is holding the Annual Meeting in a virtual meeting format only, conducted via live webcast, and, due to COVID-19, shareholders will not be able to attend the meeting in person. In order to attend and to participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/NWN2020, where you will be prompted to enter the 16-digit control number found on your proxy card or your Voting Instruction Form provided by your broker, bank, or other nominee. If you receive your Annual Meeting materials electronically and wish to attend the virtual meeting, please follow the instructions provided online for attendance. Once you have joined the virtual meeting, you may vote your shares electronically during the meeting by following the instructions available on the meeting website. To permit as many shareholders as possible to participate, only shareholders or their valid proxy holders may participate in the meeting. If you plan on attending the virtual meeting, we encourage you to allow ample time to log in online and recommend that you do so fifteen minutes before the meeting start time to ensure that you are logged in when the meeting begins.

PROPOSAL 1—ELECTION OF DIRECTORS

NW Holdings’ Restated Articles of Incorporation (Restated Articles) provide that the Board of Directors (Board) shall be composed of not less than nine nor more than 13 directors, with the exact number of directors to be determined by the Board. The Board has fixed the number of directors at 12.

The Restated Articles also provide that the Board of Directors be divided into three classes and that the number of directors in each class be as nearly equal in number as possible. Members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years. The term of the Class III directors and one recently appointed Class I director expire at this year’s Annual Meeting. Messrs. Anderson, Carter and Gibson and Ms. Byorum are nominees for election to the Board as Class III directors to serve until the 2023 Annual Meeting or until their successors have been duly qualified and elected. Ms. Enand is a nominee for election to the Board as a Class I director to serve until the 2021 Annual Meeting or until her successor has been duly qualified and elected. Messrs. Anderson, Carter and Gibson and Ms. Byorum were last reelected to the Board of Directors by the shareholders at the 2017 Annual Meeting. Ms. Enand was appointed to the Board of Directors effective November 12, 2019. In case any of the nominees should become unavailable for election for any reason, the persons named in the proxy will have discretionary authority to vote for a substitute. Management knows of no reason why any of the nominees would be unable to serve if elected.

Vote Required

Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the four nominees for the Class III director positions and the one nominee for the Class I director position who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the results of the vote for directors.

The Corporate Governance Standards adopted by the Board of Directors provide that any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” is required to tender his or her resignation for consideration by the Governance Committee. The Governance Committee will then determine whether to recommend acceptance of, and the Board of Directors will decide whether to accept, such resignation.

The Board of Directors recommends the election of the five nominees listed below.

INFORMATION CONCERNING NOMINEES

AND CONTINUING DIRECTORS

Set forth below is information with respect to the nominees and continuing directors, including their recent employment or principal occupation, a summary of their specific experience, qualifications, attributes or skills that led to the conclusion they are qualified to serve as a director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, the committees on which they currently serve, and their age. Also listed is the year in which each director was elected to the NW Natural, as predecessor of NW Holdings, Board of Directors, other than Ms. Enand who was appointed to the Board of Directors after the holding company reorganization.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

Class III

(For a term ending in 2023)

David H. Anderson Director, President and Chief Executive Officer, NW Natural and NW Holdings, Portland, Oregon Age: 58 Director since: 2016 Board Committees: None

Mr. Anderson is President and Chief Executive Officer of NW Holdings and NW Natural. He previously served as President and Chief Operating Officer of NW Natural from August 2015 to July 2016, as Executive Vice President and Chief Operating Officer from February 2014 to July 2015, as Executive Vice President of Operations and Regulation from February 2013 to February 2014, and as Senior Vice President and Chief Financial Officer from when he joined NW Natural in 2004 to February 2013. Before joining NW Natural, Mr. Anderson was Senior Vice President and Chief Financial Officer at TXU Gas. He previously held executive positions within TXU Corporation (formerly Texas Utilities) including Senior Vice President and Chief Accounting Officer, and Vice President of Investor Relations and Shareholder Services. Mr. Anderson also serves as President, Chief Executive Officer, and Chairman for NW Holdings’ subsidiaries NW Natural Energy, LLC, Northwest Energy Corporation, NWN Gas Reserves LLC, and NNG Financial Corporation, as well as serving as Chairman for NW Natural Water Company, LLC, NW Natural Gas Storage, LLC, Gill Ranch Storage, LLC, KB Pipeline Company, NW Natural Water of Oregon, LLC, NW Natural Water of Washington, LLC, NW Natural Water of Idaho, LLC, Cascadia Water, LLC, and Falls Water Co., Inc.

In addition to serving on the Boards of NW Holdings and NW Natural, Mr. Anderson serves on the Board of Directors of National Fuel Gas Company (NYSE: NFG), the American Gas Association (AGA), and the American Gas Foundation. He is also Second Vice Chair of AGA, Chair of the AGA’s Audit Committee, Co-Chair of the AGA’s Carbon Policy Task Force, a member of AGA’s Finance Committee and Safety, Resilience/Reliability, and Security Task Force, a Board Trustee of the American Gas Foundation and a Director of the Oregon Business Council. He is also a member of SOLVE Founder’s Circle. Mr. Anderson has also been appointed by Oregon Governor Kate Brown to serve on Oregon’s Global Warming Commission. Mr. Anderson is a past Board Member of the Northwest Gas Association, Portland Business Alliance, Portland State Foundation, and Greater Portland Inc., and a past President of The Oregon Partnership, Inc. (Lines for Life). Mr. Anderson is also a past Chair of AGA Finance Committee, AGA Fiscal and Tax Committee, the Associated Oregon Industries (AOI) Fiscal Policy Committee, and PSU Foundation Investment Committee, and is a past Advisory Board Member for PSU School of Business and Oregon Department of Education Business Advisory Team. Mr. Anderson holds a BBA in Accounting from Texas Tech University and is a CPA (ret.) and CGMA.

Mr. Anderson serves a key leadership role on the Board of NW Holdings and provides the Board with in-depth knowledge of each area of NW Holdings’ and NW Natural’s business, its finance and operations, the energy industry generally, and the Company’s challenges and opportunities. He acts as the principal intermediary between management and the independent directors of our Board, and communicates to the Board management’s perspective on important matters brought before the Board. Mr. Anderson’s 15 years with NW Natural, his over 30 years’ experience in the energy industry, and his extensive involvement with the AGA and Northwest Gas Association enable him to bring to the Board a comprehensive understanding of the Company’s business operations as well as matters relating to the energy industry generally. Mr. Anderson’s service on local business, educational, charitable and public service boards provides an important connection between NW Holdings and the communities it serves. Additionally, his extensive experience in finance and operations provides important perspectives with respect to the Company’s business, operations, and financial positioning, as well as with respect to the communities the Company serves. Mr. Anderson’s combined professional skills and insights from his position as President and Chief Executive Officer, as well as his previous executive positions with NW Natural, strengthen the Board’s collective knowledge, capabilities and experience.

Martha L. “Stormy” Byorum Chief Executive Officer of Cori Investment Advisors, LLC, New York, New York Age: 71 Director since: 2004 Board Committees: Governance (Chair), Audit, and Finance

Ms. Byorum has been the Chief Executive Officer of Cori Investment Advisors, LLC, which was spun off from Violy, Byorum & Partners (VB&P), since 2003. VB&P was a leading independent strategic advisory and investment banking firm specializing in Latin America. Ms. Byorum is also a Member of the Board of Directors of NW Natural, the publicly-traded Tecnoglass Inc., formerly known as Andina Acquisition Corporation, a position she has held since 2011, and is currently the Chair of the Tecnoglass Inc. Audit Committee. Since 2014, she also has been a Board Member of JELD-WEN Holding, Inc., a company that became publicly-traded in January 2017, and in 2018, she became a Board Member of Opes Acquisition Corp. She serves on the Audit Committee of JELD-WEN Holding, Inc. and Opes Acquisition Corp, as well as serving as a Member of the Compensation Committee and as Chair of the Nominating Committee of Opes Acquisition Corp. Ms. Byorum was Executive Vice President of Stephens, Inc., a private investment banking firm, from 2005 to 2013, and Senior Managing Director of Stephens Cori Capital Advisors, a division of Stephens, Inc., from 2005 to 2012. Prior to co-founding VB&P in 1996, Ms. Byorum had a 24-year career at Citibank, where, among other roles, she served as Chief of Staff and Chief Financial Officer for Citibank’s Latin American Banking Group from 1986 to 1990, overseeing $15 billion of loans and coordinating activities in 22 countries. She was later appointed the head of Citibank’s U.S. Corporate Banking Business and a member of the bank’s Operating Committee and a Customer Group Head with global responsibilities. In addition to Ms. Byorum’s service as a Director of the publicly-traded Tecnoglass Inc., JELD-WEN Holding, Inc. and Opes Acquisition Corp., she is a Life Trustee of Amherst College, and a Trustee Emeritus of the Folger Shakespeare Library. From 2001 until May of 2010, Ms. Byorum was a Board Member of Aeterna-Zentaris Laboratories, Inc., a publicly-traded biopharmaceutical company, and from 2007 until December 2011, she was a Board Member of M&F Worldwide Corp., a holding company operating four businesses, which was publicly-traded until December 2011. Ms. Byorum is a graduate of Southern Methodist University and the Wharton School at the University of Pennsylvania.

Ms. Byorum brings to the NW Holdings Board more than 40 years of extensive experience in investment banking and public and private finance. Her multiple executive leadership roles at Stephens, Inc., Stephens Cori Capital Advisors, Cori Investment Advisors, LLC, VB&P and Citibank position her to advise NW Holdings on a wide range of financial, strategic and governance matters. Ms. Byorum’s experience also allows her to provide insights in areas including, but not limited to, mergers and acquisitions, human capital management and diversity, and investor and media relations. Ms. Byorum’s current and prior service on other boards, including on NW Natural, M&F Worldwide Corp., Aeterna-Zentaris Laboratories, Inc., JELD-WEN Holding, Inc. and Opes Acquisition Corp., as well as Chair of the Audit Committee of Tecnoglass Inc., enables her to provide effective oversight of management and insight into a wide variety of public company operations and governance matters. Her cumulative experience has led the Board to determine that she is an “audit committee financial expert” as defined by the SEC rules. Ms. Byorum’s extensive finance and banking experience strengthens the Board’s collective knowledge, capabilities and experience.

John D. Carter Chairman of the Board, Schnitzer Steel Industries, Inc., Portland, Oregon Age: 74 Director since: 2002 Board Committees: Audit and Finance

Mr. Carter served as President and Chief Executive Officer of Schnitzer Steel Industries, Inc. from May 2005 to December 2008 when he was appointed to his current position of Chairman of the Board. From 2002 to May 2005, he was engaged in a consulting practice focused primarily on strategic planning in transportation and energy for national and international businesses, as well as other small business ventures. From 1982 to 2002, Mr. Carter served in a variety of senior management capacities at Bechtel Group, Inc., including Executive Vice President and Director, as well as President of Bechtel Enterprises, Inc., a wholly owned subsidiary of Bechtel Group, Inc., and other operating groups. Prior to his Bechtel tenure, Mr. Carter was a partner in a San Francisco law firm. He is Chairman of the Board of Schnitzer Steel Industries, Inc., and a Director of NW Natural and FLIR Systems, Inc., where he also serves as Chairman of its Governance Committee. Mr. Carter also previously served as a Director and Chairman of the Board of privately-owned Kuni Automotive and as a Director of privately-owned JELD-WEN Holding, Inc., prior to it becoming publicly-traded in January 2017. In the United Kingdom, he served as a Director of London & Continental Railways until February 2006, and, until December 2005, he served as a Director of Cross London Rail Links, Ltd. Mr. Carter also serves on the board of the Oregon Business Council. He is a former Chairman of the Oregon Business Plan and a former Member of the Boards of Grow Oregon and the Nature Conservancy of Oregon. Mr. Carter is a graduate of Stanford University and Harvard Law School.

Mr. Carter brings to the NW Holdings Board a broad array of executive, leadership and board service experiences that contribute to the Board’s governance of the Company. Mr. Carter’s extensive executive senior management experiences, including his positions at Bechtel and as President and Chief Executive Officer of Schnitzer Steel Industries, Inc., as well as his other current and prior board service, including as Chairman of the Boards of Schnitzer Steel Industries, Inc. and Kuni Automotive, as Chairman of the Governance Committee and a Director of FLIR Systems, Inc. and as a Director of NW Natural and JELD-WEN Holding, Inc., enable him to provide effective oversight of management and insight into a wide variety of strategic, corporate governance and financial matters, including, but not limited to, experience in large project development, acquisitions, human capital management, executive compensation, media and governmental relations, growth orientation, change management, and strategic direction. In addition, Mr. Carter’s tenure as General Counsel of Bechtel Group, Inc., where the Chief Financial Officer and finance group reported to him, and prior experience as a partner in a San Francisco law firm brings to the Board substantial legal and governance expertise. Mr. Carter also has extensive knowledge of finance and accounting matters, including through his service as President and Chief Executive Officer of Schnitzer Steel Industries, Inc. and Bechtel Enterprises, Inc., the finance and project development subsidiary of Bechtel Group, Inc., as a result of which, the Board has determined that he is an “audit committee financial expert” as defined by the SEC rules. Mr. Carter’s multifaceted skill set and professional experiences strengthen the Board’s collective knowledge, capabilities and experience.

C. Scott Gibson

President, Gibson Enterprises, Jackson, Wyoming

Age: 67

Director since: 2002 - Elected Vice-Chair of the Board: 2019

Board Committees: Finance, Governance, and Organization and Executive Compensation

Mr. Gibson has been President of Gibson Enterprises since its formation in 1992. In 1983, Mr. Gibson cofounded Sequent Computer Systems and served as its President from 1988 until March 1992 and as its President and Co-CEO from 1990 until March 1992. Before his tenure at Sequent, Mr. Gibson served as General Manager for the Memory Components Division of Intel Corporation. Mr. Gibson currently serves as a Director of Pixelworks, Inc. He has previously served as a Director of Radisys Corporation, Verigy Pte. Ltd. and Qorvo, Inc., the surviving company of the TriQuint Semiconductor merger, and as a Member of the Board of Trustees of Franklin W. Olin College of Engineering. Mr. Gibson also serves as a Member of the Board of Trustees of the St. John’s Medical Center and the Community Foundation of Jackson Hole in Jackson Hole, Wyoming. Mr. Gibson earned a Bachelor of Science degree in Electrical Engineering and a Masters in Business degree from the University of Illinois. He is currently a National Association of Corporate Directors (NACD) Leadership Fellow, having completed the NACD’s program for corporate directors.

Mr. Gibson brings to the NW Holdings Board and the NW Natural Board, on which he also serves, extensive experience as a director of publicly-traded companies, including Pixelworks, Inc., and formerly, Qorvo, Inc., Radisys Corporation, TriQuint Semiconductor and Verigy Pte. Ltd. He is a professional public company and non-profit board member, dedicating all his work hours to the boards and companies on which he serves. Based on this experience and other professional experiences, Mr. Gibson is able to deliver important insights to our management and other directors on subjects ranging from management oversight to growth orientation, change management and strategic direction. In particular, Mr. Gibson’s service as an Audit Committee Member of Pixelworks, Inc., and formerly Qorvo, Inc., Radisys Corporation, TriQuint Semiconductor and Verigy Pte. Ltd. highlights Mr. Gibson’s substantial experience in finance and accounting matters and positions Mr. Gibson to provide important guidance to the Board on matters of accounting, finance, and corporate governance. Additionally, Mr. Gibson’s current service on the Governance Committee of Pixelworks, Inc. and formerly Qorvo, Inc., and Radisys Corporation, as well as the Compensation Committees of Pixelworks, Inc. and formerly Radisys Corporation, TriQuint Semiconductor and Verigy Pte. Ltd., enables him to substantially contribute to Board matters involving executive compensation, human capital management, and general corporate governance. Mr. Gibson’s broad and varied public company leadership service strengthens the Board’s collective knowledge, capabilities and experience.

NOMINEE FOR ELECTION TO BOARD OF DIRECTORS

Class I

(For a term ending in 2021)

Monica Enand Founder and Chief Executive Officer of Zapproved, Inc., Portland, Oregon Age: 48 Director since: 2019 Board Committees: Not yet appointed

In 2008, Ms. Enand founded Zapproved, Inc., a cloud-based software provider for corporate legal departments, where she currently serves as Chief Executive Officer. Prior to founding Zapproved, she was the Director of Business Development and Marketing at Avnera Corporation, a fabless semiconductor manufacturer. Ms. Enand has also held sales and marketing positions at IBM and was a Program Manager in the Compiler and Architecture Group at Intel. Ms. Enand is also a Board Member of NW Natural. Ms. Enand serves as Chair of Auth0, is an Immediate Past Chair of the Board of Directors of Technology Association of Oregon, and is a Board member of Oregon Business Council. Ms. Enand has previously served as a member of Oregon Growth Board and Oregon Innovation Council. She received the 2018 Sam Blackman Award for Civic Engagement, the 2016 Portland Business Journal Entrepreneur of the Year award and the 2010 Portland Business Journal Orchid Award for achievement for women in business. Ms. Enand earned a Bachelor’s Degree in Computer Engineering from Carnegie Mellon University and a Masters of Business Administration degree from the University of Portland.

Ms. Enand brings to the NW Holdings Board and the NW Natural Board on which she also serves, entrepreneurial and executive expertise from her more than a decade of experience founding and leading Zapproved, as well as substantial technological background from years of working in the technology industry. Ms. Enand’s current and previous professional and management experiences in technology, business development, sales and marketing, allow Ms. Enand to contribute important insights on the Company’s strategy and strategic direction; business development; growth and expansion activities; mergers and acquisitions; business diversification; cyber and information security, finance, compliance, human capital management, marketing and sales, and customer experience and support, which strengthens the Board’s collective knowledge, capabilities and experience.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Class I

(Term ending in 2021)

Timothy P. Boyle

President, Chief Executive Officer and Chair of the Board, Columbia Sportswear Company, Portland, Oregon

Age: 70

Director since: 2003

Board Committees: Public Affairs and Environmental Policy

Mr. Boyle is the President, Chief Executive Officer and Chair of the Board of Columbia Sportswear Company, an active outdoor apparel and footwear company headquartered in Portland, Oregon. He has held the President and Chief Executive Officer positions since 1988, except he relinquished his position as President from February 2015 until June 2017. He was appointed as Chair of the Board of Columbia Sportswear Company in January 2020. Mr. Boyle began working with Columbia Sportswear Company in 1970. Mr. Boyle is also a member of the Boards of Directors of NW Natural and Craft Brew Alliance, Inc., and is a Trustee of Reed College, as well as an Emeritus Trustee of the Freshwater Trust. He also is a past Trustee of the Youth Outdoor Legacy Fund, and University of Oregon Foundation, where he was past Vice Chairman of its Capital Campaign Committee. He is also a past Member of the Young Presidents’ Organization. Mr. Boyle earned a Bachelor of Science degree in Journalism from the University of Oregon.

Mr. Boyle’s professional experiences, including his service as President and Chief Executive Officer and Chair of the Board of Directors of Columbia Sportswear Company, his service as a Director of Craft Brew Alliance, Inc., as well as his service on the NW Natural Board, and his current and prior community and public service, enable Mr. Boyle to provide valuable insight to the Board and management regarding public company operations, acquisitions, human capital management, executive compensation, investor and media relations, government relations, and growth and strategic direction, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Mark S. Dodson Former Chief Executive Officer, NW Natural, Vancouver, Washington Age: 75 Director since: 2003 Board Committees: Public Affairs and Environmental Policy (Chair) and Finance

Mr. Dodson served as President and Chief Executive Officer of NW Natural from January 1, 2003 to April 30, 2007, when he relinquished his position as President and continued to serve as Chief Executive Officer until his retirement on December 31, 2008. From 2001 to January 2003, Mr. Dodson served as President, Chief Operating Officer and General Counsel of NW Natural. Mr. Dodson joined NW Natural in 1997 as Senior Vice President of Public Affairs and General Counsel, following a 17-year career with the Portland law firm Ater Wynne Hewitt Dodson & Skerritt LLP. Mr. Dodson also serves as a Director of NW Natural. He previously served as a Director of the American Gas Association, the Energy Insurance Mutual, the Oregon Business Council, The Nature Conservancy of Oregon, Inc., and Medical Teams International, where he also formerly served as its Chairman. Mr. Dodson also has worked on affordable housing issues as a Board Member and Chairman of the Neighborhood Partnership Fund. He was formerly the Chair of the Portland Business Alliance and the Oregon State Board of Higher Education, and headed the Oregon Governor’s Task Force on Scholarship and Student Aid. Mr. Dodson earned an undergraduate degree from Harvard University and a law degree from Boalt College of Law at the University of California, Berkeley.

Mr. Dodson brings a seasoned perspective and comprehensive knowledge of the natural gas industry to our Board. Mr. Dodson’s 20 years of service at NW Natural, including six years as Chief Executive Officer and more than 16 years as a member of the Board of Directors, combined with a 17-year career as a regulatory attorney at a Portland law firm, allow Mr. Dodson to contribute substantial expertise to NW Holdings’ Board and management. Mr. Dodson’s professional experiences enable him to provide insight on a wide variety of matters affecting NW Holdings, including, but not limited to: local, state and federal regulatory matters; large project development; gas storage projects; large pipeline projects; acquisitions; public company matters; human capital management; executive compensation; investor, media and government relations; legal matters; environmental issues; and strategic direction. Mr. Dodson’s many years of experience serving at NW Natural, and his prior years serving as an outside legal advisor to NW Natural, strengthen the Board’s collective knowledge, capabilities and experience.

Malia H. Wasson Chief Executive Officer, Sand Creek Advisors LLC, Portland, Oregon Age: 61 Director since: 2014 Board Committees: Audit (Chair), Governance, and Organization and Executive Compensation

Ms. Wasson is the Chief Executive Officer of Sand Creek Advisors LLC, which provides business consulting to chief executive officers of public and private companies. Previously, Ms. Wasson was an Executive Vice President of Commercial Banking at U.S. Bank, N.A., and served as President of U.S. Bank’s Oregon and Southwest Washington operations from 2005 to 2015. She also led the U.S. Bank, N.A. Advisory Board in Portland, Oregon. Ms. Wasson is a 33-year veteran of the banking industry. Prior to joining U.S. Bank in 1989, she held various commercial lending positions with the former Oregon Bank and Security Pacific Bank of Oregon. Ms. Wasson currently serves on the Boards of Directors of Columbia Sportswear Company, where she is the Chair of the Audit Committee, and NW Natural. She is also a Director and past Chair of the Oregon Business Council. Ms. Wasson formerly served on the boards of Oregon Health & Science University Foundation, Inc., OHSU Knight Cancer Institute, Portland Business Alliance, Greater Portland Inc., Portland Mall Management, Inc., SOLVE Founders’ Circle and the American Red Cross-Oregon Trail Chapter and was past Chair of the Oregon Business Plan. She also serves as a Senior Fellow at American Leadership Forum. Ms. Wasson holds a Bachelor of Science and Commerce degree in finance from Santa Clara University.

Ms. Wasson brings to the NW Holdings Board extensive experience in commercial banking, finance and accounting and remarkable local and regional experience. Ms. Wasson’s management and leadership roles in the banking industry as well as her strong community presence position her to provide insight and advice to the NW Natural Holdings and the NW Natural Boards, on which she also serves, on a wide range of financial, accounting, commercial and local and regional strategic matters, including, but not limited to, regulated industry, merger and acquisitions, consumer and commercial businesses, public and government policy and relations, human capital management and diversity, media relations, marketing, change management and compliance. In addition, Ms. Wasson’s service as Chair of the Audit Committee of Columbia Sportswear highlights her substantial experience in finance and accounting matters and positions Ms. Wasson to provide important guidance to the Board on matters of accounting, finance, and corporate governance, as a result of which, the Board has determined that she is an “audit committee financial expert” as defined by the SEC rules. Ms. Wasson’s extensive knowledge and experience of finance, accounting, commercial banking and regulation, and her strong community ties, strengthen the Board’s collective knowledge, capabilities and experience.

Class II

(For a term ending in 2022)

Tod R. Hamachek Chairman of the Board, NW Holdings and NW Natural, Ketchum, Idaho Age: 74 Director since: 1986 Board Committees: None

Mr. Hamachek served as Chairman and Chief Executive Officer of Penwest Pharmaceuticals Company from October 1997 to February 2005. Penwest, which was spun off from Penford Corporation in 1998, was located in Danbury, Connecticut and was engaged in the research, development and commercialization of novel drug delivery products and technologies. From 1985 until 1998, Mr. Hamachek served as President and Chief Executive Officer of Penford Corporation, a diversified producer of specialty paper, food starches and pharmaceutical ingredients. Mr. Hamachek is Chair of the Board of NW Holdings and NW Natural. Mr. Hamachek is a Director of the Seattle Times Company where he was past Chair of the Compensation Committee, The Blethen Corporation (the majority owner of the Seattle Times Company), and is a Member of the Board of Directors and Chair of Virginia Mason Medical Center and the Virginia Mason Health System in Seattle, Washington. He is also a past Director and past President of the Board of Directors of The Sun Valley Center for The Arts in Ketchum, Idaho. Mr. Hamachek is a graduate of Williams College and Harvard Business School.

Mr. Hamachek is our longest-serving director, and he brings to the NW Holdings Board a broad array of institutional knowledge and historical perspective, and has participated in a variety of our and NW Natural’s principal standing committees. Drawing on his experience as an executive and director of Penwest Pharmaceuticals Company and an executive of Penford Corporation, along with his other professional experiences, Mr. Hamachek is able to provide important insights to our management and other directors on subjects ranging from corporate governance and corporate strategy to management oversight on large project development, public company operations, acquisitions, executive compensation, and media and government relations, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Jane L. Peverett

Former President and Chief Executive Officer, British Columbia Transmission Corporation, Vancouver, British Columbia, Canada

Age: 61

Director since: 2007

Board Committees: Finance (Chair), Governance, Organization and Executive Compensation, and Public Affairs and Environmental Policy (Ex Officio)

From 2005 to January 2009, Ms. Peverett served as President and Chief Executive Officer of British Columbia Transmission Corporation (BCTC), an electric utility in Vancouver, British Columbia. Between 2003 and 2005, she served as Chief Financial Officer of BCTC. Prior to joining BCTC, from 1988 through 2003, Ms. Peverett held various senior positions with Westcoast Energy Ltd., including serving as President and Chief Executive Officer of Union Gas Limited, a Westcoast Energy company, between 2001 and 2003. Ms. Peverett currently serves on the Boards of Directors of NW Natural, Canadian Imperial Bank of Commerce (CIBC), Capital Power Corporation, and Canadian Pacific Railway Limited. She currently serves as Chair of the Audit and Finance Committee of Canadian Pacific Railway Limited. Ms. Peverett has also previously served on the Board of Directors of Hydro One Inc., AEGIS, Encana Corporation, Postmedia Network Canada Corp., BC Ferry Authority, BC Ferries Services, Inc. (BC Ferries), and the United Way of Lower Mainland, also serving as Chair of BC Ferry Authority, and as Chair of the Audit Committee of Encana Corporation. Ms. Peverett earned a Bachelor of Commerce degree from McMaster University and a Master of Business Administration degree from Queen’s University. She is a certified management accountant.

Ms. Peverett’s extensive senior management experience at Union Gas Limited of Chatham, Ontario, a natural gas distribution, storage and transmission company, and BCTC, the entity responsible for managing British Columbia’s publicly-owned electrical transmission system, Capital Power Corporation, a North American power producer, as well as her board experience at Canadian Pacific Railway Limited and NW Natural, and her prior board experiences at Hydro One Inc., one of North America’s largest electricity delivery companies, AEGIS, Encana Corporation, Postmedia Network Canada Corp., and BC Ferries, position her to advise management on a wide range of natural gas and energy industry-specific strategic and regulatory matters, including large project development and other business matters. In addition, Ms. Peverett’s other board experiences, including as Chair of the Audit Committees of CIBC, a leading North American financial institution with almost 11 million personal banking and business customers, and Canadian Pacific Railway Limited, a former Chair of the Audit Committee of Encana Corporation, and a former Audit Committee Member of Postmedia Network Canada Corp., enable her to provide effective oversight of management and insight into a wide variety of corporate governance and financial matters. Ms. Peverett also has extensive knowledge of and training in finance and accounting matters, which strengthen the Board’s collective knowledge, capabilities and experience.

Kenneth Thrasher

Former Chief Executive Officer of Fred Meyer and Compli, Portland, Oregon

Age: 70

Director since: 2005

Board Committees: Organization and Executive Compensation (Chair),

Audit, Governance, and Public Affairs and Environmental Policy

Mr. Thrasher served as Chairman of the Board for Alternative Legal Solutions, Inc. (dba Compli), a software solution provider for management of compliance in employment, regulatory, environmental, health and safety, and corporate governance practices from 2002 to 2018, where he also served as Chairman and Chief Executive Officer from 2002 through December 2009. Prior to joining Compli, Mr. Thrasher held executive positions with Fred Meyer Inc., including serving as President and Chief Executive Officer from 1999 to 2001 (as a division of the Kroger Co.), as Executive Vice President and Chief Administrative Officer from 1997 to 1999, as Senior Vice President and Chief Financial Officer from 1987 to 1997, and as Vice President and Treasurer from 1982 to 1987. Mr. Thrasher previously served as Chairman of Compli, as well as serving as a member of Compli’s Audit and Compensation Committees. He also currently serves on the Boards of Directors of NW Natural, the Jensen Quality Growth Fund, where he Chairs its Audit Committee, College Possible Oregon where he is Chair of the Board, and the Children’s Institute. He serves as Treasurer on the Advisory Board of Children’s Public Private Partnership (“CP3”). He is also on the Oregon State University College of Business Dean’s Council of Excellence, and is a Senior Director on the Oregon Business Council. Prior to 2019, Mr. Thrasher served as a member of the Board of Directors for GSL Solutions Inc., Friends of the Children, the Portland State University Foundation, the Cradle to Career Council of All Hands Raised, Albertina Kerr Centers, the Oregon Coast Aquarium, Education Northwest, the Children’s Institute, and is past Chair of Oregon’s Quality Education Commission. Mr. Thrasher earned a Bachelor of Science degree in Business Administration from Oregon State University and was awarded an honorary doctorate degree from Portland State University in 2012.

Mr. Thrasher brings to the NW Holdings Board a wide range of leadership experiences in both the public and private sectors, including his services as a Director of NW Natural. Mr. Thrasher’s service as an executive at Fred Meyer, Inc. positions him to provide oversight of management on a wide variety of strategic, financial, and public company matters, including, but not limited to, large project development and acquisitions. Mr. Thrasher’s service as an executive, chairman, member of the Audit and Compensation Committees of Compli, and member of Finance and Audit Committees of Education Northwest enables him to advise management on matters of compliance, regulation, human capital management, executive compensation and corporate governance. Mr. Thrasher’s cumulative experience has led the Board to determine that he is an “audit committee financial expert” as defined by the SEC rules. Mr. Thrasher’s other professional experiences, particularly his community and government related experience, provide insight with respect to government, community and media relations, all of which strengthen the Board’s collective knowledge, capabilities and experience.

Charles A. Wilhoite Managing Director, Willamette Management Associates, Inc., Portland, Oregon Age: 55 Director since: 2018 Board Committees: Audit and Public Affairs and Environmental Policy

Since 1990, Mr. Wilhoite has worked for, and since 1995 has been a Managing Director of, Willamette Management Associates, Inc., a consulting firm in the fields of business valuation, forensic analysis, and transaction financial advisory services. Before his tenure at Willamette Management Associates, Inc., he was a Senior Auditor at KPMG. Mr. Wilhoite currently serves as Chairman of the Board of Trustees of Meyer Memorial Trust and as Chairman and a Board Member of the Federal Reserve Bank of San Francisco—Portland Branch, as well as serving as a Board Member of NW Natural, Legacy Health, The Nature Conservancy of Oregon, Inc., Portland Business Alliance and the Oregon Housing Stability Council. He also serves as an Advisory Board Member of Metal Toad Media and has been appointed by Oregon Governor Kate Brown as a member of a blue-ribbon task force to evaluate state and local debt to the Oregon Public Employees Retirement System (PERS). Mr. Wilhoite has previously served as Commissioner and Chair of the Board of Portland Development Commission (PDC) and the City Charter Review Commission. He is also a past Chair of the Portland Business Alliance, Oregon Health & Science University, SMART, Urban League of Portland, and The Nature Conservancy of Oregon, Inc., and past Chair of the Portland Police Bureau Budget Advisory Committee. Mr. Wilhoite also previously served on the Boards of PacificSource Health Plans, U.S. Bank of Oregon, the Oregon State Bar, Jesuit High School Portland, Portland State University Foundation, and Oregon Health & Science University Medical Group, and served as an Economic Advisory Council Member of the Federal Reserve Bank of San Francisco. Mr. Wilhoite earned a Bachelor of Science degree in accounting and a Bachelor of Science degree in finance, both at Arizona State University. He is a certified public accountant, with accreditations in business valuation and financial forensics. His other accreditations are from various financial governing bodies and include certifications in chartered global management accounting, management accounting, financial management, business valuation and appraisal, and fraud examination.

Mr. Wilhoite brings to the NW Holdings Board extensive experience, as well as financial accreditations, in business valuation, finance and accounting, developed from over 28 years of experience as a Consultant with Willamette Management Associates, his position as a Senior Auditor with KPMG, and service in numerous regional and local economic and business organizations, including the Federal Reserve Bank of San Francisco-Portland Branch, the Portland Business Alliance, the Oregon Housing Stability Council, the Portland Development Commission, and the Portland Police Bureau Budget Advisory Committee, positioning him to provide insight and advice to the Company on financial, accounting, and strategy topics including, but not limited to, mergers and acquisitions, growth and diversification, risk and consumer and commercial businesses. Mr. Wilhoite also has served as Managing Director of Willamette Management Associates, Inc. for over two decades, thereby giving him entrepreneurial and marketing insight valuable to the Board. His experience in highly regulated industries, including his service as a member of the Boards of Directors of Legacy Health and Oregon Health & Science University, and his former service as a member of the Board of Directors of PacificSource, enables him to provide management oversight on subjects including public and government policy and relations, compliance and regulation. Furthermore, Mr. Wilhoite’s strong community presence positions him to provide important guidance to the Board on local and regional strategic matters, and provide an important connection between NW Holdings and the communities it serves. Mr. Wilhoite’s cumulative experience has led the Board to determine he is an “audit committee financial expert” as defined by the SEC rules. Mr. Wilhoite’s extensive knowledge and experience of finance, accounting and regulated industry, along with his strong community ties strengthen the Board’s collective knowledge, capabilities and experience.

CORPORATE GOVERNANCE

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Meeting Attendance

The Board of Directors conducts its annual organization meeting on the same date as the Annual Meeting of Shareholders, which all of the directors are encouraged to attend. In 2019, all of our directors attended the Annual Meeting of Shareholders.

During 2019, there were five meetings of the Board of Directors, each of which included an executive session of non-management directors. No director attended fewer than 75 percent of the aggregate meetings of our Board and Committees on which he or she served.

Independence

The Board of Directors has adopted Director Independence Standards to comply with New York Stock Exchange (NYSE) rules. The Director Independence Standards, adopted October 1, 2018, are available at www.nwnaturalholdings.com and are available in print to any shareholder who requests them. No director is deemed independent unless the Board affirmatively determines that the director has no material relationship with NW Holdings either directly or as a partner, shareholder or officer of an organization that has a relationship with NW Holdings. The Board applies NW Holdings’ Director Independence Standards as well as additional qualifications prescribed under the listing standards of the NYSE and applicable state and federal statutes. Annually, the Board determines whether each director meets the criteria of independence, including whether the members of the Governance, Audit and Organization and Executive Compensation Committees (OECC) satisfy the independence requirement for service on those committees. As of February 27, 2020, the Board determined that eleven of the twelve directors met the independence criteria. They are directors Boyle, Byorum, Carter, Dodson, Enand, Gibson, Hamachek, Peverett, Thrasher, Wasson, and Wilhoite.

Board Nominations

The Board is responsible for selecting candidates for Board membership and the Governance Committee has been assigned the responsibility of recommending to the Board of Directors nominees for election as directors. The Governance Committee, with recommendations and input from the Chairman of the Board, the Chief Executive Officer (CEO) and other directors, evaluates the qualifications of each director candidate in accordance with the Director Selection Criteria established by the Board. Candidates for director nominees are reviewed in the context of the current composition and diversity of the Board, the operating requirements and existing and prospective business environment faced by NW Holdings, NW Holdings’ business strategy, and the long-term interests of shareholders. Director candidates must be able to make a significant contribution to the governance of NW Holdings by virtue of their business and financial expertise, educational and professional background, and current or recent experience as a chief executive officer or other senior leader of a public company or other relevant organization. The business discipline that may be sought at any given time will vary depending on the needs and strategic direction of our Company and the disciplines represented by our incumbent directors. In addition, the Governance Committee looks at the overall composition of the Board and how a candidate would contribute to the overall synergy and collaborative process of the Board. In conducting its assessment, the Governance Committee considers a variety of criteria, including, but not limited to, the candidate’s integrity, reputation, judgment, knowledge, experience, commitment, skills, diversity, and independence.

Shareholder Nominations

Shareholders’ recommendations for director-nominees may be submitted to NW Holdings’ Corporate Secretary for consideration by the Governance Committee. In evaluating shareholder recommendations for director-nominees, the Governance Committee applies the same Director Selection Criteria discussed above. NW Holdings’ Restated Articles of Incorporation provide that no person, except those nominated by the Board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination, together with the written consent of the nominee, shall be received from a shareholder of record entitled to vote at such election by the Corporate Secretary of NW Holdings on or before the later of (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of the notice of that meeting.

Diversity

As indicated above, NW Holdings’ Director Selection Criteria includes a consideration of diversity as one factor in evaluating candidates for Board membership. The Board believes that diversity with respect to factors such as background, experience, skills, geographic location, race and gender are important considerations in Board composition. The Governance Committee discusses diversity considerations in connection with each director candidate, as well as on a periodic basis in connection with the composition of the Board as a whole. In addition, the Governance Committee and the Board conduct formal self-evaluations each year that include an assessment of whether the Governance Committee and the Board have adequately considered diversity, among other factors, in identifying and discussing director candidates. The Governance Committee believes that, as a group, the nominees presented for election at the 2020 Annual Meeting of Shareholders contribute to the Board’s diverse range of backgrounds, experiences and perspectives.

Board Leadership Structure

The current Board leadership structure separates the roles of Chairman and CEO. The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. The decision to combine or separate the Chairman and CEO roles is determined on the basis of what the Board considers to be best for NW Holdings at any given point in time. Currently, the independent Chair of the Board meets regularly with the CEO and the Corporate Secretary to discuss appropriate business to come before the Board and its committees and actively recommends agenda items for Board meetings. NW Holdings’ Board is structured to promote independence. The directors of the Board meet regularly in executive sessions at which the independent Board Chairman presides and only the non-management directors are present. Under NW Holdings’ Bylaws, the Governance Committee, Audit Committee and Organization and Executive Compensation Committee must be composed entirely of independent directors and, under its charter, the Finance Committee must have a majority of independent directors. All committees have an independent chair that works with the executive officer primarily responsible for work with that committee and the Corporate Secretary to discuss appropriate business to come before the committee, and to recommend agenda items for that committee. The Board of Directors believes its leadership structure provides for appropriate independence between the Board and management.

The Governance Committee and the Board annually review the Corporate Governance Standards, which can be accessed electronically in the “Corporate Governance” section of NW Holdings’ website at www.nwnaturalholdings.com, and the performance of the Board is reviewed annually by the members of the Board.

Board’s Role in Risk Oversight

NW Holdings’ management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, collectively and through its committees, has responsibility for the oversight of risk management. The Corporate Governance Standards describe the Board’s primary responsibilities, which include oversight of NW Holdings’ mission, and key programs that enable the Board to assess and manage material risks, including, but not limited to, risks related to business continuity, operational matters, gas supply, distribution and storage operations, strategic planning and business development, environmental matters, business improvement and information technology, market competition, economic environment, corporate organizational structure, governance, legislative and regulatory risk and compliance, state and federal regulatory process, financial performance, business integrity and compliance, financial reporting and internal controls, financing programs, pensions and retirement plans, reputational risk, human capital management and employee benefits, compensation and succession planning (including the CEO). Committee oversight authority with respect to risk management is described in more detail below. The Board periodically reviews its committee oversight authority to ensure the Board has adequate visibility and oversight of the Company’s key areas of risk. Management attends Board and committee meetings and regularly discusses with the Board and the committees various risks confronting the Company.

Committees

There are five standing committees of the Board: Audit, Finance, Governance, OECC, and Public Affairs and Environmental Policy. Each of the standing committees operates according to a formal written charter, all of which are reviewed annually and are available at www.nwnaturalholdings.com. Copies of the charters are also available in print to any shareholder upon request. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting or other advisors, when appropriate. Each committee has the opportunity to meet in executive session with non-management directors at the end of each committee meeting; the independent chair of the committee presides at these sessions. Each committee regularly reports to the full Board of Directors.

Board and Committees

Director	Board	Audit[1]	Organization and Executive Compensation	Governance	Finance	Public Affairs
David H. Anderson	X
Timothy P. Boyle	X					X
Martha L. “Stormy” Byorum	X	X		Chair	X
John D. Carter	X	X			X
Mark S. Dodson	X				X	Chair
Monica Enand[2]	X
C. Scott Gibson	Vice-Chair		X	X	X
Tod R. Hamachek	Chair
Jane L. Peverett	X		X	X	Chair	Ex Officio[3]
Kenneth R. Thrasher	X	X	Chair	X		X
Malia H. Wasson	X	Chair	X	X
Charles A. Wilhoite	X	X				X
Number of Total Meetings in 2019	5	6	4	6	3	2
(1)

Based on its review of relevant information, the Board has determined that each of Messrs. Carter, Thrasher and Wilhoite and Mses. Byorum and Wasson is an “audit committee financial expert,” and that each member of the Audit Committee is “independent” as those terms are defined under applicable Securities and Exchange Commission (SEC) rules.

(2)	As a new Director, Ms. Enand has not yet been assigned to Board Committees. She is expected to be assigned to one or more committees in 2020.
(3)

Ms. Peverett also serves as a voting member of the Public Affairs and Environmental Policy Committee for purposes of its oversight of NW Natural’s environmental liability and insurance recovery matters.

Audit Committee

NW Holdings’ independent Audit Committee, which regularly reports to the full Board, has primary responsibility for oversight and evaluation of the Company’s policies with respect to significant risks and exposures faced by the Company and the procedures for assessing, monitoring and managing those risks, and reporting on those matters to the Board. The Audit Committee is responsible for overseeing matters relating to accounting, financial reporting, internal controls, auditing, information technology systems, NW Holdings’ Enterprise Risk Management process, business continuity and disaster planning, capital projects and contingencies, and material litigation. It is also responsible for the appointment, oversight and review of the Director of Internal Audit as well as the independent registered public accounting firm, and reviews the audit findings and other internal accounting control matters with the independent auditor. The Audit Committee also oversees the Company’s Business Integrity Program, including the Code of Ethics, and the Company’s system for review and treatment of the Company’s Business Integrity Hotline complaints regarding accounting or financial irregularities as well as other compliance and integrity concerns. It also periodically reviews transactions with related parties, as discussed below under “Transactions with Related Persons,” and policies relating to the delegation of management authority. In fulfilling its risk oversight function, the Audit Committee periodically, and as needed, discusses key risks with NW Holdings’ President and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, General Counsel, Chief Compliance Officer, legal counsel, internal auditors, and the Company’s independent registered public accounting firm. A more detailed description of the Audit Committee’s responsibilities is included in the “Report of the Audit Committee,” below.

Finance Committee

The Finance Committee is responsible for reviewing strategies and making recommendations to the Board with respect to NW Holdings’ financing programs, budgets and forecasts, financial policy matters, including hedging policies and practices, and material regulatory issues, including regulatory policy related to financial strategy and policy, capital structure and dividend policy. It makes quarterly recommendations to the Board regarding payments of dividends, and periodically reviews financial reports by management, benchmarking financial performance against peers. The Finance Committee also provides oversight of the Company’s investor relations program and credit agency and NYSE relationships, as well as the Company’s retirement committee. The Finance Committee charter also provides that the Finance Committee will make recommendations to the Board as to the finance aspects of corporate development strategies, such as the acquisition or disposition of business and capital assets.

Governance Committee

The Governance Committee is empowered, during intervals between Board meetings, to exercise all of the authority of the Board in the management of NW Holdings, except as otherwise may be provided by law. The Governance Committee, which serves as the nominating committee, makes recommendations to the Board regarding nominees for election to the Board and committee composition and structure, establishes criteria for Board and committee membership and policies that govern the Board’s activities, reviews and recommends to the Board governance policies and structure including the Corporate Governance Standards discussed below, and evaluates Board and individual director performance. It also considers any questions of possible conflicts of interest of Board members, as well as director independence, and senior executives and, jointly with the OECC, considers CEO succession plans.

Organization and Executive Compensation Committee

The Organization and Executive Compensation Committee is charged with oversight of the Company’s human capital management. It oversees and reviews plans and preparations for talent succession, including jointly with the Governance Committee, CEO succession; manages risks associated with the transfer of knowledge and expertise of the Company’s workforce as aging employees retire; with input from the full Board reviews the performance of the CEO; considers the performance of other executive officers; makes recommendations to the Board relating to executive compensation programs and benefit plans, as well as monitoring risks related to such plans and programs; and reviews and approves grants under equity incentive plans to eligible employees. The OECC is primarily responsible for ensuring that executive compensation programs and plans are consistent with corporate objectives and the OECC’s compensation philosophy. In fulfilling its compensation risk oversight function, the OECC discusses with its outside consultant key compensation design elements of the Company’s compensation plans and awards, including, but not limited to, whether those plans and awards properly incentivize executive performance, attract and promote retention of valuable executives, and disincent inappropriate risk-taking. In addition to those matters delegated to the OECC by the Board, the OECC also makes recommendations to the Board regarding Board compensation, and organization and executive succession matters. Each member of the OECC meets the criteria for a “non-employee director” under applicable SEC rules. For additional information regarding the OECC, see “Executive Compensation—Compensation Discussion and Analysis—Detailed Discussion and Analysis—Executive Compensation Roles and Responsibilities—OECC,” below.

Public Affairs and Environmental Policy Committee

The Public Affairs and Environmental Policy Committee reviews and monitors NW Holdings’ significant regulatory matters as well as NW Holdings’ policies and practices relating to significant public and political issues, including charitable and political contributions and budgets, that may impact our business operations, financial performance or public image. It identifies and brings to the attention of the Board current and emerging political and societal trends. The Public Affairs and Environmental Policy Committee oversees our programs and policies relating to civic, human rights, charitable and community affairs, safety, diversity and equal employment opportunities. It also reviews and recommends to the Board appropriate environmental policies and informs the Board concerning our sustainability efforts and the status of our compliance with environmental regulations, as well as oversees our administrative and litigation matters related to our environmental liabilities. It annually reviews the Company’s major environmental risks and the Company’s plans for managing those risks. In carrying out its functions and responsibilities, the Public Affairs and Environmental Policy Committee considers reports received from NW Natural’s Public Affairs and Environmental Policy Committee regarding its matters of oversight. The Public Affairs and Environmental Policy Committee makes recommendations to the Board to ensure that we fulfill our objectives in a manner consistent with the responsibilities of good corporate citizenship and any of the Company’s environmental, human rights, or similar policies.

CORPORATE GOVERNANCE STANDARDS

The Board of Directors maintains Corporate Governance Standards that provide NW Holdings and its Board of Directors with guidelines designed to ensure business is conducted with the highest level of integrity. The Corporate Governance Standards are reviewed annually by the Governance Committee to determine if changes should be recommended to the Board of Directors. The Corporate Governance Standards, as amended April 3, 2020, are available at www.nwnaturalholdings.com, and in print to any shareholder who requests a copy. Among other matters, the Corporate Governance Standards include the following guidelines:

•

Any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” is required to tender his or her resignation for consideration by the Governance Committee. The Governance Committee will then determine whether to recommend acceptance of, and the Board of Directors will decide whether to accept, such resignation.

•	Open and complete director access to NW Holdings’ senior management, and Board and committee access to independent counsel, accountants or other advisors, as appropriate.
•	Director orientation and continuing education expectations to familiarize and enable directors to develop and maintain skills necessary or appropriate for the performance of their duties.
•	The Board and committee structure and function, including expectations for meeting attendance and preparation.
•	Annual CEO report to the Board regarding succession planning and talent management development.
•	OECC recommendations regarding director compensation. Directors who are also employees of NW Holdings or NW Natural receive no additional compensation for their service as directors.
•	Annually, the Board reviews and approves the strategic plan and one-year capital expenditure plans.
•	The Board provides an opportunity for an executive session of non-management directors at the end of each Board meeting; the Chair of the Board presides at these executive sessions.

The Code of Ethics is available at www.nwnaturalholdings.com. Copies are also available in print to any shareholder who requests a copy. In addition, the Board of Directors has adopted procedures for the receipt, retention and treatment of concerns of our employees, shareholders, customers and other interested parties regarding accounting, financial reporting, internal controls, auditing or other matters. Concerns may be submitted in writing to the non-management directors of NW Holdings, c/o Corporate Secretary, 250 SW Taylor Street, Portland, OR 97204. Employees and other third parties may also submit concerns anonymously pursuant to the Integrity Hotline at 1-866-546-3696 or www.NWNIntegrity.com which is available through our external and internal websites. Our Chief Compliance Officer and Director of Internal Audit handle matters reported on the hotline and both regularly report to the Audit Committee regarding hotline activity and the Chief Compliance

Officer regularly reports to the Audit Committee regarding the Business Integrity program. All employees are required to annually complete an online education program about our Code of Ethics, to ensure their understanding of our commitments.

The Corporate Secretary and Chief Compliance Officer will refer concerns that come directly before her relating to accounting, financial reporting, internal controls or auditing matters to the Chair of the Audit Committee. The Corporate Secretary also regularly reports to the Governance Committee regarding concerns submitted to the non-management directors of NW Holdings, if any.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no “Compensation Committee interlocks” or “insider participation,” which SEC regulations or NYSE listing standards require to be disclosed in this Proxy Statement.

TRANSACTIONS WITH RELATED PERSONS

The Board adopted a written policy on the review of related person transactions (Transactions with Related Persons Policy) specifying certain transactions that involve directors, nominees, executive officers, significant shareholders and certain other related persons in which NW Holdings’ or NW Natural is or will be a participant, and that are of the type required to be reported as a related person transaction under Item 404(a) of SEC Regulation S-K, must be reviewed by the Audit Committee. Pursuant to its charter, the Audit Committee is responsible for reviewing related person transactions.

Under the Transactions with Related Persons Policy, the Audit Committee reviews the material facts and circumstances of any transaction that may require reporting under Item 404(a) of SEC Regulation S-K to determine: (i) whether or not the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (ii) whether or not the transaction is otherwise in the best interest of the Company. Upon review of a transaction, the Audit Committee may approve or disapprove the transaction and direct the officers of the Company to take appropriate action. In the event the Audit Committee is not otherwise convening, the transaction may be approved or ratified by the majority of disinterested members of the Board of Directors. We are not aware of any transactions entered into during the last fiscal year that did not follow the procedures outlined in the policy.

Certain Legal Fees

Ms. Shawn M. Filippi, Vice President, Chief Compliance Officer and Corporate Secretary, is married to a Co-Managing Partner of the Portland office of Stoel Rives LLP. For many years prior to Ms. Filippi’s employment at NW Natural, NW Natural engaged the law firm Stoel Rives LLP as outside legal counsel. The Company continues to engage Stoel Rives LLP from time to time, and intends to do so in the future. Total fees paid to Stoel Rives LLP in 2019 were approximately $1,569,000. Ms. Filippi’s husband is not compensated by Stoel Rives LLP based on work performed for the Company and does not routinely work on Company matters. Furthermore, his interest is less than 1% of Stoel Rives’ partnership allocation and the annual fees paid by the Company to Stoel Rives LLP in 2019 represented less than 1% of Stoel Rives LLP’s annual gross revenues.

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN

BENEFICIAL OWNERS

The following table shows ownership of common stock of NW Holdings on December 31, 2019 by each person who, to our knowledge, owned beneficially more than five percent of NW Holdings common stock, as set forth in a Schedule 13G filed with the SEC:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,721,422[1]	15.50%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	3,697,322[2]	12.15%
(1)

Based on information set forth in Schedule 13G/A filed February 4, 2020 with the SEC by BlackRock, Inc., the reporting person has sole dispositive power as to the total amount of beneficial ownership, and sole power to vote or direct the vote of 4,654,911 shares. The filing does not clarify the reporting person’s power to vote with respect to the remaining 66,511 shares reported on the Schedule 13G/A.

(2)

Based on information set forth in Schedule 13G/A filed February 11, 2020 with the SEC by The Vanguard Group, Inc., the reporting person reports that it has sole power to dispose of or to direct the disposition of 3,653,744 shares, shared power to dispose of or to direct the disposition of 43,578 shares, sole power to vote or direct the vote of 42,488 shares and shared power to vote or direct the vote of 13,010 shares. The filing does not clarify the reporting person’s power to vote with respect to the remaining 3,641,824 shares reported on the Schedule 13G/A.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS

AND EXECUTIVE OFFICERS

Set forth below is certain information with respect to beneficial ownership of NW Holdings’ common stock as of December 31, 2019 by all directors and nominees, each of the Named Executive Officers (NEOs) included in the Summary Compensation Table below and all directors, NEOs, and executive officers as of December 31, 2019 as a group. If a person’s options are not exercisable within 60 days of December 31, 2019, or the person holds shares in a deferred compensation account and those shares are not scheduled for distribution within 60 days of December 31, 2019 in the event they terminated their service on December 31, 2019, or they hold any other rights to acquire NW Holdings’ common stock that are not vested and will not vest by 60 days after December 31, 2019, such options, shares or rights are not included in the table, but are included in the footnotes below.

Name of Beneficial Owners	Number of Shares[1]	Percent of Outstanding Common Stock
Named Executive Officers
David H. Anderson (also a director)	79,011[2]	*
Frank H. Burkhartsmeyer	2,946[3]	*
MardiLyn Saathoff	8,608[4]	*
Kimberly A. Heiting	7,590[5]	*
Justin B. Palfreyman	1,339[6]	*
Directors
Timothy P. Boyle	22,341[7]	*
Martha L. “Stormy” Byorum	9,620[8]	*
John D. Carter	50,840[9]	*
Mark S. Dodson	12,522[10]	*
Monica Enand	—	*
C. Scott Gibson	5,706[11]	*
Tod R. Hamachek	9,588[12]	*
Jane L. Peverett	21,851[13]	*
Kenneth Thrasher	7,854[14]	*
Malia H. Wasson	7,574[15]	*
Charles A. Wilhoite	495[16]	*
All directors and executive officers as a group (23 in number)	270,749[17]	.889%†
*	The total for each individual is less than 1.0 percent.
†

Based on the total number of shares beneficially owned on December 31, 2019 (including shares owned as of December 31, 2019, options exercisable within 60 days after December 31, 2019, shares underlying the Restricted Stock Units (RSUs) under the Long Term Incentive Plan (LTIP) that vested within 60 days after December 31, 2019, and shares held in deferred compensation accounts that would be received by directors and officers within 60 days of December 31, 2019, if the director or officer ceased service with NW Holdings or NW Natural on that date).

(1)

Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power. Shares under the Directors Deferred Compensation Plan (DDCP), the Executive Deferred Compensation Plan (EDCP) and the Deferred Compensation Plan for Directors and Executives (DCP) that would be received by directors, NEOs and all directors and executive officers as a group within 60 days of December 31, 2019, if the director, NEO, or all executive officers and directors as a group ceased service with NW Holdings or NW Natural on December 31, 2019 are included in the table. Unvested RSUs and the remaining shares under the DDCP, EDCP and DCP are not included in the table as they represent under the terms of the plans rights to receive shares that would not be distributed until a date that is later than 60 days after December 31, 2019; such shares are more fully disclosed in the footnotes below with respect to each beneficial owner named in table.

(2)

Includes 1,186 shares held directly by Mr. Anderson, 76,560 shares held jointly with Mr. Anderson’s spouse, 237 shares credited to Mr. Anderson’s account under the DCP, and 1,028 shares held indirectly under the Retirement K Savings Plan (401(k) Plan). Does not include 14,800 shares issuable under unvested RSUs with a performance threshold, and 22,498 shares credited to Mr. Anderson’s account under the DCP.

(3)

Includes 2,946 shares held directly by Mr. Burkhartsmeyer. Does not include 4,469 shares issuable under unvested RSUs with a performance threshold, and 3,008 shares issuable under unvested time-based RSUs that will not vest within 60 days.

(4)

Includes 7,316 shares held directly by Ms. Saathoff, and 1,292 shares held indirectly under the 401(k) Plan. Does not include 4,627 shares issuable under unvested RSUs with a performance threshold, 2,325 shares issuable under unvested time-based RSUs, and 7,222 shares credited to Ms. Saathoff’s account under the DCP.

(5)

Includes 4,952 shares held directly by Ms. Heiting, 1,500 shares which Ms. Heiting has the right to acquire within 60 days through the exercise of options under the Restated SOP, and 1,138 shares held indirectly under the 401(k) Plan. Does not include 3,102 shares issuable under unvested RSUs with a performance threshold, and 45 shares credited to Ms. Heiting’s account under the DCP.

(6)

Includes 1,339 shares held directly by Mr. Palfreyman. Does not include 2,248 shares issuable under unvested RSUs with a performance threshold and 1,548 shares issuable under unvested time-based RSUs that will not vest within 60 days.

(7)

Includes 1,833 shares held directly by Mr. Boyle as sole trustee and trustor of Mr. Boyle’s revocable living trust, 20,035 shares credited to Mr. Boyle’s account under the DCP, and 473 shares credited to Mr. Boyle’s account under the DDCP. Does not include 4,261 shares credited to Mr. Boyle’s account under the DDCP.

(8)	Includes 344 shares held directly by Ms. Byorum and 9,276 shares credited to Ms. Byorum’s account under the DCP.
(9)

Includes 6,656 shares held directly by Mr. Carter, of which 5,000 shares are held under Mr. Carter’s individual retirement account, 36,417 shares credited to Mr. Carter’s account under the DCP, and 7,767 shares credited to Mr. Carter’s account under the DDCP. Does not include 15,094 shares credited to Mr. Carter’s account under the DCP.

(10)	Includes 12,522 shares held in a trust for Mr. Dodson’s spouse.
(11)

Includes 5,413 shares credited to Mr. Gibson’s account under the DCP, and 293 shares credited to Mr. Gibson’s account under the DDCP. Does not include 9,024 shares credited to Mr. Gibson’s account under the DCP, and 1,764 shares credited to Mr. Gibson’s account under the DDCP.

(12)

Includes 6,421 shares held directly by Mr. Hamachek, 208 shares held directly by Mr. Hamachek’s spouse, 575 shares credited to Mr. Hamachek’s account under the DCP, and 2,384 shares credited to Mr. Hamachek’s account under the DDCP. Does not include 5,205 shares held indirectly by Mr. Hamachek under the DCP, and 21,456 shares credited to Mr. Hamachek’s account under the DDCP.

(13)	Includes 523 shares held directly by Ms. Peverett, and 21,328 shares credited to Ms. Peverett’s account under the DCP.
(14)

Includes 3,500 shares held directly by Mr. Thrasher, 4,000 shares held jointly with Mr. Thrasher’s spouse, 105 shares held by Mr. Thrasher’s spouse, and 249 shares credited to Mr. Thrasher’s account under the DCP. Does not include 1,005 shares credited to Mr. Thrasher’s account under the DCP.

(15)	Includes 3,000 shares held directly by Ms. Wasson, and 4,574 shares credited to Ms. Wasson’s account under the DCP.
(16)	Includes 253 shares held directly by Mr. Wilhoite and 242 shares credited to Mr. Wilhoite’s account under the DCP. Does not include 2,179 shares credited to Mr. Wilhoite’s account under the DCP.
(17)

Includes 22,864 shares held by executive officers not named above, of which 8,431 shares are held directly by these executive officers, 591 shares are held jointly with spouse, 600 are shares that the executive officers not named above have the right to acquire within 60 days through exercise of options under the Restated SOP, and 13,242 shares are held indirectly under the 401(k) Plan. Does not include 8,634 shares issuable under unvested RSUs with a performance threshold, 2,760 shares issuable under unvested time-based RSUs, and 6,645 shares credited to accounts of executive officers not named above under the DCP.

TOTAL OWNERSHIP OF COMMON STOCK BY DIRECTORS

AND EXECUTIVE OFFICERS

Set forth below is the total number of shares of NW Holdings’ common stock owned, directly or indirectly, as of December 31, 2019 by all directors and nominees, each of the NEOs included in the Summary Compensation Table below, and all directors, NEOs, and executive officers as of December 31, 2019 as a group. This supplemental table is provided to illustrate each specified individual’s total ownership in NW Holdings, specifically including all shares subject to unexercised options, subject to unvested RSUs, and credited to deferred compensation plan accounts that are excluded from the above table entitled “Beneficial Ownership of Common Stock by Directors and Executive Officers,” as referenced in the footnotes to that table. Amounts included in this table are a different representation of the amounts included in the above table and footnotes entitled “Beneficial Ownership of Common Stock by Directors and Executive Officers,” and are not in addition to amounts included in that table.

Name of Owner	Total Number of Shares
Named Executive Officers
David H. Anderson (also a director)	116,309
Frank H. Burkhartsmeyer	10,423
MardiLyn Saathoff	22,782
Kimberly A. Heiting	10,737
Justin B. Palfreyman	5,135
Directors
Timothy P. Boyle	26,602
Martha L. “Stormy” Byorum	9,620
John D. Carter	65,934
Mark S. Dodson	12,522
Monica Enand	—
C. Scott Gibson	16,494
Tod R. Hamachek	36,249
Jane L. Peverett	21,851
Kenneth Thrasher	8,859
Malia H. Wasson	7,574
Charles A. Wilhoite	2,674
All directors and officers as a group (23 in number)	414,668

EXECUTIVE COMPENSATION

REPORT OF ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE

The Organization and Executive Compensation Committee of the Board of Directors of NW Holdings (OECC) is responsible for discharging the responsibilities of the Board of Directors relating to the compensation of executives by ensuring that the Chief Executive Officer and other senior executives are compensated appropriately and in a manner consistent with the stated compensation philosophy of NW Holdings and the requirements of the appropriate regulatory authorities.

The OECC is responsible for producing this report and for providing input and guidance to management in the preparation of the Compensation Discussion and Analysis following this report. In fulfilling its responsibilities, the OECC has reviewed and discussed the Compensation Discussion and Analysis with management.

In reliance on the review and discussion referred to above, the OECC recommended to the Board of Directors (and it has approved and directed) that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into NW Holdings’ Annual Report on Form 10-K for the year ended December 31, 2019.

Respectfully submitted on February 27, 2020 by the Organization and Executive Compensation Committee of the Board of Directors:

Kenneth Thrasher, Chair	C. Scott Gibson
Jane L. Peverett	Malia H. Wasson

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes our executive summary, elements and objectives of our executive compensation program for 2019, our pay for performance alignment, executive compensation roles and responsibilities, our compensation philosophy and practices, how executive compensation decisions are made, executive compensation plan components and design, and 2019 compensation results for each Named Executive Officer (NEO).

EXECUTIVE SUMMARY

Our executive compensation and corporate governance policies and programs are designed to closely tie executive pay to performance and increase long-term shareholder value, without encouraging inappropriate risk-taking. To achieve our objectives, we have adopted the following policies and practices over time:

WHAT WE DO:		WHAT WE DON’T DO:
✓	Use performance-based and stock-based compensation tools with metrics that correlate to shareholder value and emphasize controllable outcomes	No change-in-control severance gross-up payments
✓	Set annual and long-term incentive targets based on clearly disclosed and largely objective performance measures	No new participation in supplemental executive retirement plans for officers appointed after 2019
✓	Maintain a high percentage of total target direct executive compensation that is at risk, particularly for the CEO	No routine or excessive perquisites for executives
✓	Utilize tally sheets displaying executives’ total compensation from all sources and the probability of attaining such compensation, biennially to make compensation decisions and periodically to consider plan design changes	No encouraging of unnecessary or inappropriate risk-taking in incentive plan design or executive pay practices
✓	Incorporate clawback policy into annual and long-term cash and equity incentive awards for amounts inappropriately received, and preclude payout in cases of termination for cause	No routine use of non-change-in-control severance agreements and when used, use for terms not exceeding five years and with provisions for declining benefits over term
✓	Modified supplemental executive retirement plans to reduce benefits and expenses	No backdating or repricing of stock options
✓	Require meaningful share ownership by executives and directors, and limit ability of executives and directors to hedge or pledge Company securities	No dividends on unearned performance shares or RSUs
✓	Use double-trigger change-of-control severance provisions	No excessive incentive payments—incentive payments are capped to discourage inappropriate or unnecessary risk-taking
✓	Conduct annual say-on-pay advisory votes	No employment contracts
✓	Require minimum one-year service for vesting in performance shares and RSUs	No single-trigger performance share vesting on change in control

Elements and Objectives of our Executive Compensation Program for 2019.

The following is a summary of our 2019 executive compensation program:

	Compensation Element	Objective(s)	Key Features
FIXED	Base Salaries	• Competitive compensation foundation • Recognize leadership responsibilities and position value	• Generally targeted at median range of applicable market data with adjustments for experience, relative position, skill marketability, retention concerns, and performance
AT-RISK	Executive Annual Incentive Plan	• Drive achievement of annual performance goals, recognizing that annual goals are essential to long-term performance	• Formula weighted: • 70% Company Performance Factor (71.43% Net Income and 28.57% Operations) • 30% Priority/Individual Goals (including a ROIC component)
Long-Term Incentive Awards

•  Drive key long-term business results that align with shareholder value

•  Align executives’ interests with shareholders’ interests

•  Reward executives for driving long-term performance

•  Encourage executive stock ownership

•  Target allocation of 35% restricted stock units with performance threshold and 65% 3-year period performance share awards

•  For 2019, formula for performance share awards is based on achieving ROIC threshold, 3-Year Cumulative EPS, and a +/- 25% modifier based on Relative Total Shareholder Return (TSR)

•  RSUs vest over 4 years, if ROE performance threshold is met

•  Double-trigger change-in-control vesting

BENEFITS	Executive Health, Welfare and Retirement Benefits

•  Provide executives reasonable and competitive benefits commensurate with those provided to non-union employees

•  Encourage savings for retirement

•  Allow for attraction and retention of experienced mid-career hires

•  Mitigate the impact of limits on qualified plan benefits imposed by the Internal Revenue Code

•  401(k) Plan and non-qualified deferred compensation plans allow for certain matching contributions on deferrals

•  For executive officers employed prior to 2007, qualified and supplemental non-qualified pension benefits

•  Executive officers hired after 2006 are eligible for supplemental contributions to 401(k) Plan and nonqualified deferred compensation plan accounts

SEVERANCE	Change-In-Control Arrangements

•  Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control

•  Enables executives to maintain objectivity with respect to merger or acquisition offers

• Double trigger change-in-control severance agreements without any tax gross up

2019 Compensation Programs

Named Executive Officers

Our NEOs for fiscal year 2019 are all employed by NW Natural and are as follows:

Name	Title During 2019(1)
David H. Anderson	President and Chief Executive Officer
Frank H. Burkhartsmeyer	Senior Vice President and Chief Financial Officer
MardiLyn Saathoff	Senior Vice President, Regulation and General Counsel
Kimberly A. Heiting	Senior Vice President, Operations and Chief Marketing Officer
Justin B. Palfreyman	Vice President, Strategy & Business Development
(1)	Titles listed are for NW Natural. Messrs. Anderson and Burkhartsmeyer hold the same respective offices at NW Holdings and Ms. Saathoff is Senior Vice President and General Counsel of NW Holdings.

Allocation of Current vs. At-Risk Compensation

An executive’s base salary is intended to reflect the value of the executive’s position and provide a competitive compensation foundation. The remainder of total direct compensation is at risk and must be earned by achieving short-term and long-term performance goals, which are designed to drive shareholder value. The portion of total direct compensation designed to be paid in base salary versus pay at risk depends upon the executive’s position and the ability of that position to influence outcomes, as well as market factors. The CEO has the largest portion of pay at risk. The following charts show the percentage represented by each of the four components of target total direct compensation in 2019 for the CEO and for the other NEOs, as targeted by the OECC, and show that pay at risk as a percentage of total target direct compensation was 71 percent for the CEO and an average of 56 percent for the other NEOs.

Target Total Direct Compensation by Type1

(1)	Value of each RSU and Performance Share based on a grant value of $60.00, which was the price per share assumed by the OECC when making the grants.

The following charts show the percentage represented by each of the four components of total direct compensation in 2019 for the CEO and for the other NEOs that could have been achieved if the EAIP had paid out at the maximum of 175 percent of target and the performance shares had paid out at the maximum of 200 percent. Based on maximum potential payouts, pay at risk as a percentage of total direct compensation would be 81 percent for the CEO and an average of 68 percent for the other NEOs.

Maximum Total Direct Compensation by Type1

(1)	Value of each RSU and Performance Share based on a grant value of $60.00, which was the price per share assumed by the OECC when making the grants.

Pay for Performance Alignment

2019 Performance

In 2019 we delivered solid financial results, with strong customer growth. Management accomplished key growth initiatives while maintaining our focus on safety, reliability and excellent customer service. Among other accomplishments of 2019, management: advanced our core utility strategic plan by continuing to strive to position NW Natural to be a vital component of a low carbon future by leveraging direct use natural gas in an effort to achieve greenhouse gas emissions reductions; successfully participated in the passage of Oregon Senate Bill 98, which will allow NW Natural to procure renewable natural gas (RNG) on behalf of customers and put it in the pipeline in place of traditional natural gas; successfully concluded NW Natural’s Oregon and Washington general rate cases, and filed a new Oregon general rate case; successfully filed NW Natural’s 2019 integrated resource plan filings with Oregon and Washington public utility commissions; placed NW Natural’s North Mist expansion project in service; entered final stages of construction of a new, more seismically resilient central operations center selected after a multi-year evaluation project; obtained approval from the California Public Utility Commission for the sale of the Gill Ranch Storage facility; advanced initiatives to attract and retain employees across the generational spectrum in anticipation of the continued trend of baby boomer retirements; advanced diversity, equity and inclusion initiatives with a new strategic plan; developed a comprehensive enhanced employee safety strategy; completed key milestones in readying our business continuity efforts; deployed important technology and cybersecurity solutions; improved system safety, reliability and delivery capacity through completion of system reinforcement projects; effectively managed cleanup and cost recovery efforts related to NW Natural’s legacy environmental liabilities; continued to collect revenues under NW Natural’s regulatory environmental site remediation and recovery mechanism (SRRM) in Oregon and secured an environment cost recovery mechanism in Washington; scored first in the nation in the 2019 J.D. Power Gas Utility Residential Customer Satisfaction Study as well as ranking first in the business study; invested nearly $240 million in capital expenditures for customer growth and system improvements; and increased the dividend for the 64th consecutive year.

In 2019, we also accelerated our entry into the water utility sector—a sector that has a risk profile and business model that is similar to NW Natural’s core gas utility. We continue to believe the water utility sector to be a strong strategic fit for our existing capabilities of customer service, safety, environmental stewardship, reliability, and managing critical distribution infrastructure, as well as our ability to work effectively with regulators, customers and policymakers. We continue to purchase privately-owned regulated water utilities and have added wastewater services to our water acquisition strategy. After closing all transactions outstanding at the end of 2019, NW Natural Water expects to serve approximately 62,000 people through nearly 25,000 connections and has invested approximately $110 million in the water sector.

Combined, these events resulted in 2019 fiscal year consolidated net income from continuing operations of $2.19 per share. The 2019 results were primarily affected by the non-cash regulatory pension disallowance of $10.5 million pre-tax or $6.6 million after tax pursuant to a March 2019 order in NW Natural’s Oregon general rate case (Pension Disallowance). Excluding this disallowance, on a non-GAAP basis, net income from continuing operations was $2.41 per share, as compared to net income from continuing operations of $2.33 per share in 20181. The compensation awarded for 2019 aligns pay for performance by recognizing strong performance and results and management’s continued execution of an important strategic growth plan by continued growth into the water sector, all while ensuring continued safe, reliable and efficient operations.

Incentives Earned in 2019

Our incentive programs generally consist of cash payments under NW Natural’s Executive Annual Incentive Plan (EAIP) and performance share awards and restricted stock units (RSUs) with a performance threshold under NW Holdings’ Long Term Incentive Plan (LTIP). Performance on annual performance measures in 2019 was reflected in payouts to the NEOs eligible for EAIP awards averaging 134 percent of target out of a possible 175 percent under the EAIP. This payout was due to a 132.09 percent achievement out of a possible 175 percent

[1]	Adjusted net income and earnings per share are non-GAAP financial measures. See Exhibit F for GAAP reconciliation.

of the Net Income Factor, achievement of 122.89 percent out of a possible 175 percent of the Operations Factor, and an average achievement of 142.81 percent out of a possible 175 percent on the Priority/Individual Performance Factor for NEOs.

Three-year performance resulted in a payout of 137.50 percent of target, out of a possible 200 percent total opportunity, from performance share awards under the LTIP for the 2017-2019 award cycle. The payout under this plan was above the target opportunity because the Earnings Per Share (EPS) Component, which comprised 50 percent of the performance share award, resulted in a 150 percent payout factor, and the Return on Invested Capital (ROIC) component, which comprised 50 percent of the performance share award, resulted in a 100 percent payout. The Relative Total Shareholder Return Modifier resulted in a 100 percent modifier with the Company achieving a 29.79 percent TSR over the three-year period which ranked at the 34.27 percentile of the Russell 2500 Utilities Index. In addition, the Growth Modifier resulted in a 110 percent modifier due to the Company’s three-year cumulative EBITDA from acquired business being greater than $2,500,000.

In addition, the performance threshold for outstanding RSUs was met, as NW Holdings’ adjusted return on common equity for 2019 was 8.02 percent, which was greater than NW Holdings’ average cost of long-term debt for the preceding five years, which was 5.43 percent, resulting in vesting of outstanding RSUs scheduled to vest in 2020.

2019 Realized Compensation Relative to Performance

The OECC strives to align pay with performance. One way to measure this alignment is to compare the pay targeted and realized by executives’ annual and long-term performance as measured by several metrics, including, but not limited to, total shareholder return. The following charts display the target total direct compensation and actual realized compensation for the CEO and as an average for the other NEOs, respectively, for each of the last five years, along with the total shareholder return over the five-year period assuming investment of $100 at the beginning of 2015. This table is not a required disclosure. It is provided only to demonstrate one way in which the OECC reviews executive compensation, and should not be used as a substitute for required disclosures.

(1)

Amounts reflected as target total direct compensation in this table include the following amounts paid for the applicable year: (1) salary for the applicable year; (2) EAIP payment target for the applicable year; (3) the target value of the performance share award granted in the applicable year; and (4) the value of RSUs with performance threshold awarded in the particular year. The amounts reflected as target total direct compensation in this table do not include the following amounts for the year indicated: (a) the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans; (b) above-market interest credited to the non-qualified deferred compensation plan accounts of the NEOs, if any; (c) employer matching contributions to NW Natural’s qualified defined contribution plan (the Retirement K Savings Plan (401(k) Plan)); (d) matching contributions under non-qualified deferred compensation plans, if any; and (e) any additional payments or de minimus amounts.

(2)	Amounts reflected as realized compensation are calculated in the same manner as realized compensation amounts set forth in the Realized Compensation Table. See “Realized Compensation Table” below.
(3)

For 2016, reflects a blended amount for Messrs. Kantor’s and Anderson’s salary, EAIP, performance shares and RSUs for that portion of the year they were CEO. Mr. Gregg S. Kantor served as NW Natural’s Chief Executive Officer until July 31, 2016.

(4)

For each year, represents the average compensation of persons who were NEOs, other than the CEO, for that year. For 2016, reflects a blended amount for Messrs. Kantor’s and Anderson’s salary, EAIP, performance shares and RSUs for that portion of the year they were not CEO. For 2016, reflects a blended amount for Messrs. Hazelton’s and Wilson’s salary, EAIP and RSUs for that portion of the year they were CFO, and Mr. Wilson’s performance shares as Mr. Hazelton was not yet eligible for a performance share payout. Mr. Gregory C. Hazelton served as Senior Vice President, Chief Financial Officer and Treasurer until September 2, 2016. Mr. Wilson served as interim CFO for the period from Mr. Hazelton’s resignation to Mr. Burkhartsmeyer’s appointment in May 2017. For 2017, reflects a blended amount for Messrs. Burkhartsmeyer’s and Wilson’s salary, EAIP, RSUs and performance shares for that portion of the year they were CFO.

(5)	Reflects total shareholder return for NW Natural for years 2015-2017 and NW Holdings for years 2018 and 2019.

Results of 2019 Shareholder Advisory Vote on Executive Compensation

At the Annual Meeting of Shareholders held May 23, 2019, approximately 98 percent of the shareholder votes cast on the resolution approving the compensation of the NEOs, without regard to abstentions as provided under Oregon law, were cast in favor of the resolution. Counting abstentions as a vote against, approximately 97 percent of the shareholder votes were cast in favor of the resolution. The OECC considered the level of support indicated by that vote as reflecting favorably on our executive compensation system and determined that no changes in response to the vote were needed.

DETAILED DISCUSSION AND ANALYSIS

Executive Compensation Roles and Responsibilities

OECC. The OECC is responsible for, among other matters, reviewing the performance of the CEO, making recommendations to the Board relating to executive compensation programs and benefit plans, and monitoring risk related to such programs and plans. The Board of Directors has delegated to the OECC its full authority to grant equity awards under the terms of the LTIP and to approve all aspects of executive officer compensation other than cash compensation for the CEO.

The OECC strives to utilize best practices in executing its executive compensation responsibilities. Among other practices, the OECC:

•

annually conducts a review of all executive compensation plans to ensure they provide the type and form of incentives that align with the OECC’s Total Compensation Philosophy centered on pay for performance;

•	generally biennially reviews a total remuneration analysis for all executive officers;
•	reviews and provides input on goals prior to inclusion in executive compensation plans;
•	reviews assessments of accomplishment of goals prior to determining incentive compensation;
•	conducts CEO’s mid-year and annual review to incorporate full Board feedback in the evaluation process;
•	periodically reviews performance of its expert executive compensation consultant and drives compensation consultant selection process approximately every five years; and
•	annually considers whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect.

The OECC also reviews, with the CEO and the Vice President, Chief Human Resources and Diversity Officer, organizational structures and recommends to the Board succession planning for executive positions at least annually. The OECC actively engages with management to find, engage and retain the executive talent necessary to drive the future success of our businesses. In addition, the OECC makes recommendations to the Board regarding Board compensation, and annually reviews executive and director stock ownership guidelines and levels.

Use of Management by the OECC. Management provides support to the OECC to facilitate executive compensation decisions, including working with the compensation consultant and legal counsel on plan design changes, preparing reports and materials, communicating with outside advisors, administering plans on a day-to-day basis with oversight by the OECC, and implementing the Board’s and OECC’s decisions. The Vice President, Chief Human Resources and Diversity Officer is the primary management contact for the OECC. The CEO makes recommendations to the OECC regarding plan design, salary increases, incentive awards and other executive compensation decisions for executives other than himself.

Use of Consultants by the OECC. For 2019 compensation decisions, the OECC engaged Pay Governance, an independent compensation consulting firm (Consultant), to assist in the evaluation of the competitiveness of our executive compensation programs and to provide overall guidance to the OECC in the design and operation of these programs. The Consultant reports directly to the OECC Chair, and the Chair reviews all invoices submitted by the Consultant. The OECC periodically reviews the performance, and assesses the independence, of the Consultant. At the direction and under the guidance of the OECC Chair, the Consultant provides data and analysis that is used by both management and the OECC to develop recommendations for executive compensation programs to submit to the OECC for its consideration. Among other matters, the Consultant provides advice regarding:

•	the inclusion of compensation program elements;
•	the design and operation of the executive incentive plans;
•	policies for allocating between long-term, short-term and currently paid compensation;
•	policies for allocating between cash and equity compensation, and among the different forms of equity compensation; and
•	the basis for allocating to each of the two primary types of long-term compensation award opportunity.

The OECC reviews the engagement of its Consultant periodically, and as part of that process reviews a summary of all services provided to NW Holdings by the Consultant, the percentage of the total fees paid by NW Holdings in relation to the total revenues of Consultant, any business or personal relationships the Consultant may have with any member of the OECC or any executive officer of NW Holdings, NW Holdings stock owned by the Consultant or any member of Consultant working on the NW Holdings account, and internal policies and procedures of the Consultant in place to maintain the objectivity, independence and separation between compensation consulting and investment advisory services, including, but not limited to Consultant’s code of business conduct requirement that all the Consultant’s associates must report any potential conflicts of interest. Pay Governance does not provide any services to NW Holdings other than executive compensation consulting.

Key 2019 OECC Actions

In 2019, the OECC took the following significant actions:

•	executed executive succession plans by:
•	promoting Ms. Kathryn Williams to the position of Vice President, Public Affairs of NW Natural, effective April 2, 2019, upon the former Vice President, Public Affairs’ April 1, 2019 retirement;
•

promoting Mr. David Weber to Vice President of Gas Supply and Utility Support Services of NW Natural, and transitioning to him additional responsibilities previously held by NW Natural’s Vice President of Utility Services upon her retirement on August 1, 2019;

•	assigning additional responsibilities for safety and other areas to Ms. Melinda Rogers upon the retirement of the Senior Vice President and Chief Administrative Officer on December 31, 2018; and
•	adjusting certain executive positions to realign areas of responsibility and further strengthen the depth and breadth of the executive team;
•	continued to engage in robust and comprehensive leadership development and succession plans for officer and other key positions;
•	in consultation with Pay Governance, undertook a comprehensive review and assessment of executive compensation plans and programs, including a review and adjustment of peer companies;
•	adopted a move away from accrued vacation time for executives to a self-managed approach;
•	in consultation with Pay Governance, undertook a competitive compensation analysis of non-employee director compensation, and made appropriate adjustments for non-employee directors;
•	amended the Supplemental Executive Retirement Plan (SERP) to close the plan to new participants effective July 31, 2019; and
•	transitioned the OECC Chair role as part of a larger Board succession planning initiative.

OECC Compensation Philosophy and Practices

The OECC uses its total Compensation Philosophy centered on pay for performance to guide its executive compensation decisions. Each year, including 2019, the OECC reviews and adjusts, if necessary, its Compensation Philosophy. The guiding principles of this philosophy are to design executive compensation programs that:

•	attract, retain and motivate talented and qualified executives with competitive total remuneration;
•	motivate high performance by linking a significant portion of pay directly to relevant company performance;
•

align executives’ interests with those of NW Holdings’ shareholders by: (i) requiring meaningful stock ownership, and (ii) providing a significant component of compensation based on attainment of key financial and stock performance measures;

•	pay for the right results by appropriately balancing short- and long-term incentive measures;
•	motivate appropriate risk-taking to achieve designated objectives, but disincent inappropriate risk-taking; and
•

correctly balance compensation that is attractive to executives, affordable to the relevant company, proportional to the executive’s contribution, aligned with shareholder interests and fair to shareholders and employees.

How Compensation Decisions Are Made

Guided by its Compensation Philosophy and Company performance, the OECC generally targets each component of executive compensation near the applicable market median range for an executive’s position. However, the OECC makes compensation decisions by considering a number of other factors, all of which inform, but none of which dictate, the OECC’s decisions. Our executive compensation programs are sufficiently flexible to allow pay to vary by individual position if warranted by other factors, including the following:

•	the executive’s experience, contribution, relative position and level of responsibility;
•	the performance of the executive during the prior period;
•	marketability of the executive’s skills and retention concerns;
•	the retention value of long-term incentives before vesting;
•	the value of long-term incentives needed to ensure that executives are focused on absolute share price appreciation over the long-term;
•	the extent to which the compensation package encourages meaningful stock ownership by each executive to align that executive’s interests with that of the shareholders; and
•	the extent to which a compensation package could encourage inappropriate or unnecessary risk-taking.

Competitive Market Position

One method the OECC uses to achieve its Compensation Philosophy is to target each component of compensation at or near the median range of the applicable competitive market data provided by the Consultant. The Consultant has identified the appropriate range for the median of each component of compensation as follows:

Compensation Type	Compensation Components Included	Range Above or Below 50th Percentile “Median Range”
Base Salary	Base Salary	+/- 10%
Total Cash Compensation	Base Salary and Annual Incentive	+/- 15%
Total Direct Compensation	Base Salary, Annual Incentive and Long-Term Incentives	+/- 20%
Total Remuneration[1]	Total Direct Compensation and Welfare Benefits, and Deferred Compensation and Supplemental Retirement	+/- 20%
(1)	This component is reviewed approximately every two years.

Though targeted at the median range of the applicable competitive market, the program contains several variable components that allow compensation to exceed median competitive pay levels when the performance expectations of the OECC are exceeded, and pay less than median competitive compensation when performance results do not meet those expectations.

We are likely to attract candidates for most of our executive positions from the energy service market, specifically, from gas, electric, water or combination utility companies in the United States. At times general industry market information may also be considered for certain executive positions that can be found in any industry. In preparing their competitive market assessment each year, the Consultant evaluates the appropriate survey data comparisons. For 2019, the Consultant recommended, and the OECC approved, the same peer group of 20 gas, electric, water and combination utilities approved in 2018 with median annual revenues of $1.3 billion (identified in Exhibit A), and the Consultant provided compensation data from the most recent proxy statements of these peer companies. For 2019, the Consultant also presented a blend of two sets of survey data, for companies with less than $1 billion in revenues (identified in Exhibit B) and companies with between $1 billion and $3 billion in revenues (identified in Exhibit C), from the Willis Towers Watson (WTW), Energy Services Executive Compensation Database, 2018, and the WTW, General Industry Executive Compensation Database, 2018 for companies with between $500 million and $1 billion in revenue (identified in Exhibit D). Survey data is formulated based on functional responsibilities of each NEO’s position. The Consultant also used the American Gas Association Compensation Survey, 2018 as a reference (identified in Exhibit E). The Consultant selects the most appropriate market comparisons for each executive position and synthesizes that data to provide to the OECC for its review. At that time, the Consultant provides recommendations as to use of proxy data or relevant survey data, including circumstances when other data may be a more appropriate guide.

Base Salaries

The following table shows the salaries of the NEOs before and after salary adjustments went into effect on March 1, 2019, as well as the percentage increase of such adjustments compared to salary prior to March 1, 2019 and information regarding the median salary shown by market data provided by the Consultant.

				Market Data[1]

Name	Salary Effective Prior to March 1, 2019	Salary Effective March 1, 2019	Percentage Increase	Median Salary of Market Data	Percent Above or (Below) Median of Market Data
David H. Anderson	$685,000	$710,000	4%	$720,000	(1)%
Frank H. Burkhartsmeyer	413,000	428,500	4%	503,000	(15)%
MardiLyn Saathoff	369,000	381,000	3%	424,000	(10)%
Kimberly A. Heiting	300,000	310,000	3%	332,000	(7)%
Justin B. Palfreyman	284,000	295,500	4%	338,000	(13)%
(1)	The OECC determined to use peer proxy data for Messrs. Anderson, Burkhartsmeyer and Ms. Saathoff and energy survey data for Ms. Heiting and Mr. Palfreyman.

The OECC set salaries for the NEOs using peer proxy data, energy service company survey data, and general industry survey data as guides. The OECC considered each NEO’s functional position and areas of responsibility and applied adjustments to Mr. Burkhartsmeyer’s position comparator for additional responsibilities in information technology, the project management office, and purchasing; an adjustment to Mr. Palfreyman’s position for his additional role as President of the Company’s water subsidiaries; and an adjustment to Ms. Saathoff’s position to reflect additional responsibilities of rates, regulatory affairs and security and facilities. After the application of these adjustments for additional areas of responsibilities, the salaries for Mr. Anderson, Ms. Saathoff and Ms. Heiting were set within the median range of the applicable market data. Salaries for Mr. Burkhartsmeyer and Mr. Palfreyman were set slightly below the adjusted median range of the applicable market data.

The following discussion and analysis contains statements regarding individual and corporate performance measures, targets and goals. These measures, targets and goals are used for purposes of executive incentive compensation programs, and in some cases incentive compensation programs that are available to other employees in our businesses. These measures, targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s representations of NW Holdings’ or NW Natural’s financial performance for the periods covered. The results reported with respect to these incentive compensation programs are used specifically for executive incentive compensation programs, and NW Holdings and NW Natural caution investors not to apply these statements to other contexts. Furthermore, these prior results are not intended to be and are not indicative of either NW Holdings’ or NW Natural’s future financial performance.

Executive Annual Incentive Plan

The EAIP ties executive pay to achievement of annual financial, operating and individual performance goals.1 Participation in the EAIP, as of December 31, 2019, was limited to 14 participants, including the NEOs. Awards approved by the OECC are paid by March 15 of the following year, and are subject to “clawback” in the event of misconduct.

[1]

The financial goals and performance measures in our compensation plans are tied to the top-level consolidated enterprise, NW Holdings, the ultimate parent, and publicly-traded, company. In recognition that NW Natural is currently NW Holdings’ largest operating subsidiary, contributing the majority of NW Holdings’ financial results, certain operational metrics in our compensation plans are tied to NW Natural’s operational performance.

Target and actual awards in dollars and as a percent of base salary in effect on December 31, 2019, for 2019 incentive awards paid in 2020, are set forth in the table below and illustrated in the bar chart immediately following the table for NEOs. The below table also displays median target total cash compensation from market data and the percentage above or below that median of each NEO’s total target cash compensation (target EAIP award plus base salary).

					Market Data
Named Executive Officer	Target Award % of Base Salary	Target Award Amount[1]	Actual Award % of Base Salary	Actual Award Amount	Median Target Total Cash[2] From Market Data	% Target is Above or (Below) Total Cash[2] Median from Market Data
David H. Anderson	80%	$568,000	106%	$756,000	$1,296,000	(1)%
Frank H. Burkhartsmeyer	45%	192,825	60%	257,000	755,000	(18)%
MardiLyn Saathoff	45%	171,450	60%	229,000	605,000	(9)%
Kimberly A. Heiting	45%	139,500	60%	187,000	476,000	(6)%
Justin B. Palfreyman	40%	118,200	54%	159,000	480,000	(14)%
(1)	Maximum award amount is 175% of target award amount.
(2)	Total cash compensation is determined by adding annual incentive amounts to annual base salary amounts in effect on December 31, 2019.

The OECC set the target amount payable under the EAIP to Mr. Anderson at the level that, when combined with base salary, placed his total target cash compensation near the 50th percentile of peer proxy data. The OECC considered each NEO’s functional position and areas of responsibility and applied the same adjustments to Messrs. Burkhartsmeyer’s and Palfreyman’s and Ms. Saathoff’s positions for target total cash compensation that were applied for purposes of base salary. After the application of these adjustments for additional areas of responsibilities, the salaries for Ms. Saathoff and Ms. Heiting and Mr. Palfreyman were set within the median range of the applicable market data. Total targeted cash compensation for Mr. Burkhartsmeyer was set slightly below the adjusted median range of the applicable market data.

The OECC gives considerable attention to what performance measures are appropriate for the EAIP. The OECC has discretion to authorize adjustments to performance measure calculations to take into account unanticipated circumstances or significant, non-recurring or unplanned impacts as the OECC determines is appropriate. The OECC retains this authority as a compensation plan risk mitigation strategy to avoid circumstances where EAIP goals could incent executive actions that would not be aligned with the best interests of our businesses or shareholders long-term. For example, if it were in the best interests of our businesses and investors to divest of certain assets or lines of business, and such divestiture would result in a charge in the short-term, but would strengthen our business and our earnings long-term, the OECC desires to maintain the flexibility to adjust measure calculations to avoid penalizing executives for acting in accordance with our businesses’, and shareholders’, best interests. In the OECC’s view, to retain the talent needed on the executive team, and keep that team focused, engaged and driving to the right results for shareholders, certain extraordinary, non-recurring or unplanned impacts should be excluded when calculating EAIP performance measure results. As an additional safeguard to this ability to make adjustments to performance measure calculations, the OECC has discretion to recommend an award increase up to a maximum of 175 percent of the target when goals are exceeded or to reduce an executive’s performance-based award when goals are not achieved. The formula for the EAIP total incentive award is as follows:

Net Income Factor	X	71.43%	+	Operations Factor	X	28.57%	X	70%	+	Priority/Individual Performance Factor	X	30%	X	Target Award	=	Total Annual Incentive Award

The OECC sets the Net Income and Operations Factor goals, ranges and targets each year taking into account the current economic and regulatory environment, management’s annual objectives, and the way in which those annual objectives fit within the larger strategic and growth goals for our businesses. Given the factors considered by the OECC, the ranges and targets may be higher or lower than in prior years.

    Net Income Factor. The Net Income Factor is used to align executives’ interests with shareholders’ interests and in recognition of the importance earnings have in influencing our future stock price. Actual net income results are interpolated to determine the corresponding performance factor, up to a maximum of 175 percent. For 2019, Net Income Factor levels were:

Minimum (50%)	Target (100%)	Maximum (175%)
$57,070,758	$63,411,953	$67,850,790 or Greater
Amounts less than $57,070,758 result in a 0% payout factor.

NW Holdings net income for 2019 was $65,311,036, resulting in a Net Income Factor equal to 132.09 percent.

    Operations Factor. NW Natural operating goals of significant importance to the enhancement of our overall profitability and productivity were selected by the OECC to comprise the Operations Factor. These operating goals are chosen because they are substantially aligned with the incentive programs for all NW Natural employees. While each goal can contribute a goal rating between 0 and 200 percent multiplied by the assigned goal weight based on actual results, the aggregate of the Operations Factor is limited to a maximum of 175 percent. Actual results are interpolated to determine the performance factor for each goal. The Operations Factor was determined using the following formula:

Sum of	Goal Performance x Goal Weight	for each of Six Key Goals = Operations Factor

A summary of the operating goals for 2019, the weighting of each goal to the overall factor, and the 2019 goal performance rating achieved is set forth in the following table:

Key Goals	Goal Description	Goal Performance Range (0%-200%)	Target (100%) Performance	Goal Weight in Operations Factor	2019 Goal Rating Achieved
Customer Satisfaction— Overall Company	On a survey scale of 1-10 (10 as highest), percent of customers rating overall satisfaction at a 9 or 10	67.52% – 75.52%	71.52%	16.667%	200.00%
Customer Satisfaction— Employee/Customer Interaction	Customer contact ratings of 9-10 for service technician or construction crew interactions	84.53% – 92.53%	88.53%	16.667%	145.25%
Market Share and Growth	Total new meter sets	13,314 – 16,314	14,814	16.667%	48.47%
Productivity— Expense Per Customer	Operations and maintenance expense divided by year-end number of customers	$211.40 – $207.15	$209.27	16.667%	20.11%
Health and Safety— Damages	Percentage of damage calls with response times of less than 60 minutes	97.13% – 99.13%	98.13%	16.667%	157.00%
Health and Safety— Odor Response	Percent of odor calls with response times of less than 60 minutes	92.37% – 96.37%	94.37%	16.667%	166.50%

Our operating performance in 2019 resulted in an Operations Factor of 122.89 percent.

Priority/Individual Performance Factor. Thirty percent of each NEO’s annual incentive target award is based on the Priority/Individual Performance Factor determined by individual performance goals, which include some “stretch” goals. In the case of the CEO, individual goals are determined by the OECC in consultation with the CEO. Whether the CEO has attained his goals is determined largely based on the OECC’s assessment, with input from the full Board, of the CEO’s performance. The other NEOs’ individual performance goals align with the CEO’s goals and support our strategic plans. The 2019 priority goals from which executives derive their Individual Performance Factors included, among other goals:

•	successful execution of our core utility strategic plan at NW Natural;
•	build support of a constructive role for natural gas in a low-carbon future, including pursuit of a carbon savings goal of 30 percent by 2035;
•	development of plans and policies to be the employer of choice and attract and retain employees across the generational spectrum;
•

achievement of constructive regulatory objectives, including execution of a successful NW Natural general rate case in Washington, conclusion of outstanding matters in NW Natural’s Oregon general rate case, and successful conclusion of other NW Natural regulatory dockets;

•	successful filing of 2019 integrated resource planning filings with the OPUC and WUTC;
•	maximize revenues, conduct a strategic review, and complete a sale of the Gill Ranch gas storage facility;
•	successfully execute key business development and growth objectives, including in the areas of renewable natural gas and the water sector;
•	effectively organize, integrate and execute on a long-term regulatory approach for acquired water sector businesses;
•	continued improvement of customer service, facilities, and system capacity and reliability;
•	effective management and optimization of real property assets;
•	effective management, remediation of, and recovery of costs related to certain NW Natural environmental sites;
•	completion of NW Natural’s North Mist expansion project;
•	continued advancement of strong employee, customer, and system safety, emergency response, and business continuity programs;
•	advancement of key information technology initiatives and maintenance of a strong cybersecurity posture;
•	sustained strong employee engagement, and strong and effective succession planning and diversity programs;
•	achievement of overall customer satisfaction, profitability, growth and productivity targets;
•	enhancement of customer experience to meet evolving customer expectations, and advancement of efficiency and resiliency of customer facing systems; and
•	achievement of EPS, ROIC, earnings before interest, taxes, depreciation and amortization (EBITDA) and operations and maintenance and capital budget goals.

In addition to the above shared executive officer goals, Mr. Anderson identified 2019 CEO performance goals which included achieving additional financial performance goals, advancing certain NW Natural utility business opportunities and initiatives, achieving certain strategies related to our storage business and other business development activities, advancing the water sector growth strategy, and continued strengthening of alignment, development, and succession planning activities of the executive management team.

The CEO evaluated the 2019 individual performance of each NEO on a scale from 0 to 175 percent, based on priority/strategic goals specifically identified for each NEO. A rating of 100 percent indicates goals, including a particular “stretch” goal, were met, while ratings between 100 and 175 percent indicate extraordinary performance or achievement of multiple “stretch” goals. The OECC, with input from the full Board, uses this same method of assessment to establish the year-end performance rating for the CEO. The OECC determined that executives had met or exceeded their goals and assigned a rating of 141.2 percent for Mr. Anderson’s individual performance. Performance of the other NEOs ranged from 141.3 percent to 144.4 percent.

Together with the Net Income Factor of 132.09 percent and Operations Factor of 122.89 percent, the priority/ individual performance of the NEOs resulted in an overall average payout under the EAIP of 134 percent of target.

Long-Term Incentives

In 2019, the long-term incentive portion of our executive compensation program consisted of two components: RSUs with performance threshold and performance shares. For purposes of valuing awards, we define the expected value of each RSU and share of performance share awards as the estimated market price of NW Holdings’ common stock near the grant date. The OECC targeted an allocation of the expected value of long-term incentives for 2019 at approximately 35 percent RSUs with a performance threshold and 65 percent performance share awards. The OECC believes the allocation between RSUs with a performance threshold and performance shares provides a balanced performance focus for executives.

The OECC determined that, given the variability in long-term incentive plan design and weighting across industries, and across companies of various size within industries, the most appropriate guide for targeted long-term incentive opportunities was the market data provided by the Consultant. The expected value of long-term incentives granted to the NEOs in 2019 are displayed in the below table.

		RSUs with Performance Threshold		Performance Shares		Market Data Long-Term Incentives
Name	Expected Value of Long-Term Incentives (LTI)	Percent of Total Expected LTI Value	Number of RSUs with Performance Threshold Granted	Percent of Total Expected LTI Value	Target Number of Performance Shares	Median Value of Long-Term Incentives of Market Data	Percent Expected Value Above or (Below) Median of Market Data
David H. Anderson	$1,200,000	35%	7,000	65%	13,000	$1,409,000	(15)%
Frank H. Burkhartsmeyer	399,960	35%	2,336	65%	4,330	461,000	(13)%
MardiLyn Saathoff	350,040	35%	2,044	65%	3,790	383,000	(9)%
Kimberly A. Heiting	275,280	35%	1,608	65%	2,980	279,000	(1)%
Justin B. Palfreyman	174,840	35%	1,024	65%	1,890	175,000	—%

Performance Shares. The first component of our executives’ long-term compensation program is provided through performance shares under our LTIP.2 All of the NEOs participate in the performance share program. The agreement for performance shares “claws back” inflated payouts due to misconduct.

Performance share awards are determined by multiplying the targeted performance share award by a Performance Share Factor. For the 2017-2019 performance cycle, the Performance Share Factor is determined by the following formula:

3-Year Cumulative EPS Factor x 50%	+	3-Year Average ROIC Factor x 50%	x	Relative 3-Year TSR Modifier +/-25%	x	Growth Modifier +10%	=	Performance Share Factor

3-Year Cumulative EPS Component. Three-Year Cumulative EPS was chosen to align executives’ interests with shareholder interests and to drive a focus on earnings over the three-year period. For this purpose, EPS is defined as NW Holdings’ diluted earnings per share as adjusted pursuant to OECC discretion.

For the same reasons the OECC retained discretion under the EAIP to adjust for certain extraordinary, non-recurring or unplanned impacts as the OECC determines is appropriate, the OECC designed the EPS and

[2]

The Performance Share Agreements for each of 2017-2019 and 2018-2020 specify that upon the holding company reorganization, NW Holdings replaces NW Natural for purposes of the obligations and the performance measurement in the Performance Share Agreement.

ROIC components of the performance share awards to automatically adjust to eliminate the impact of changes in accounting principles, gain or loss on the sale of a business, impairments, tax impacts or tax rate changes. For the 2017-2019 performance share cycle, pursuant to the performance share award agreement, the EPS and ROIC components were adjusted to exclude impairments associated with the GRS Impairment for years 2017-2019 and reclassification to discontinued operations in 2018 and 2019,3 the Pension Disallowance, and the benefits of Tax Reform for 2017-2019.4 Combined, these adjustments increased cumulative EPS by $0.12 and did not adjust Average ROIC. The adjustments described in this paragraph are referred to below as the “Performance Share Adjustments.” The OECC also considered and did not make adjustments for certain other items including, certain expenses associated with the Gill Ranch sale, costs for water acquisitions, the write-off associated with the environmental mechanism in NW Natural’s Washington general rate case, among others.

For the 2017-2019 performance cycle, the cumulative EPS Payout Factor was determined based on the following:

Minimum (25%)	Target (100%)	Maximum (200%)
$6.29	$6.59	$6.83
EPS results between any two data points are interpolated. Amounts less than $6.29 result in a 0% payout factor.

3-Year Cumulative EPS for the 2017-2019 performance cycle was $6.59, and as adjusted by the Performance Share Adjustments, on a non-GAAP basis, was $6.71, resulting in a Cumulative EPS factor equal to 150.00 percent.

3-Year Average ROIC Component. Three-year Average ROIC was chosen to focus executives on long-term return on invested capital, given the amount of capital that is deployed in utility operations. ROIC for each year in the performance period is defined as (i) NW Holdings’ net income for the year before interest income and expense, as adjusted to eliminate the same unusual items eliminated in the EPS calculation, divided by (ii) NW Holdings’ average long-term capital consisting of the average of NW Holdings’ opening and closing shareholders’ equity plus long-term debt for the year. The average ROIC is then the average of the ROICs achieved in each of the three years of the performance cycle. For the 2017-2019 performance cycle, the average ROIC target levels were:

Minimum (25%)	Target (100%)	Maximum (200%)
5.87%	6.02%	6.12%
ROIC results between any two data points are interpolated. Amounts less than 5.87% result in a 0% payout factor.

3-Year Average ROIC for the 2017-2019 performance cycle was 6.02 percent before and after adjustments by the Performance Share Adjustments, on a non-GAAP basis, resulting in a 3-Year Average ROIC factor equal to 100 percent.

[3]

In the fourth quarter of 2017, we recognized a non-cash pre-tax impairment of long-lived assets at the Gill Ranch Facility of $192.5 million. We determined circumstances existed that indicated the carrying value of the assets may not be recoverable. Those circumstances included the completion of a comprehensive strategic review process that evaluated various alternatives including a potential sale, as well as contracting for available storage at lower than anticipated values for the coming storage year. Given these considerations, management was required to re-evaluate the estimated cash flows from our interests in the Gill Ranch Facility, and has determined that those estimated cash flows are no longer sufficient to cover the carrying value of the assets. Subsequently, on June 20, 2018, our subsidiary NW Natural Gas Storage, LLC, entered into a Purchase and Sale Agreement to sell all of its membership interest in Gill Ranch Storage, LLC, which owns a 75% interest in the natural gas storage facility located near Fresno, California known as the Gill Ranch Storage Facility (Gill Ranch). As such, assets and liabilities associated with Gill Ranch were classified as discontinued operations.

[4]

On December 22, 2017, the federal Tax Cuts and Jobs Act was enacted (Tax Reform). While Tax Reform lowers the federal corporate income tax rate to 21% from the previous maximum rate of 35%, like many companies, accounting rules required that NW Natural recognize the impact of the tax law net changes in 2017—the year Tax Reform was enacted. As a result of this recognition, NW Natural recorded a $21 million net benefit to earnings in 2017. Results for EPS and ROIC were adjusted for 2018 to reflect the reduction in income tax rate from 35% to 21%.

3-Year Relative Total Shareholder Return (TSR) Modifier. Relative TSR was chosen because it aligns executives’ interests with shareholders, as this is the amount a shareholder might receive from ownership in NW Holdings. Relative TSR measures the change in share price, assuming dividends are reinvested over the three-year period, using the three-month average daily closing price immediately prior to the start of the performance period and prior to the end of the performance period. The Relative TSR peer group consists of all companies that were components of the Russell 2500 Utilities Index on October 1, 2016 and that continue to be through December 31, 2019, excluding any peer company that is party to a signed acquisition agreement pursuant to which the stock or substantially all of the assets of the peer company will be acquired by a third party. Relative TSR modifier levels are based on the percentile rank of our TSR as compared to the TSR peer group and are as follows for the 2017-2019 cycle:

Relative TSR Percentile Rank	Relative TSR Modifier
less than 25%	75%
25% to 75%	100%
more than 75%	125%

For the 2017-2019 performance cycle, total shareholder return was a cumulative 29.79 percent, which was at the 34.27 percentile of the peer group, and resulted in a 100 percent TSR modifier.

Growth Modifier. This modifier provides a reward to executives for completing profitable business acquisitions during the performance cycle. It is intended to focus the executive on the strategic goal of growing earnings of our businesses, while remaining modest enough to avoid distraction from core utility efforts. It is based on the EBITDA generated by NW Holdings from businesses acquired during the performance cycle. If the three-year cumulative EBITDA from acquired businesses is above a pre-determined level, the Growth Modifier will be 110 percent; if not, the Growth Modifier will be 100 percent. For the 2017-2019 performance cycle, the growth modifier was achieved and the modifier was 110 percent.

2017-2019 Performance Share Results. The Performance Share Factor for this period resulted in 137.50 percent of target, or 68.75 percent of a possible 200 percent total opportunity. Minimum, target, maximum and actual share awards for the 2017-2019 performance share awards are set forth in the table below, and the value of the share award levels is illustrated in the following bar chart:

Named Executive Officer	Minimum Share Award	Target Share Award	Maximum Share Award	Actual Share Award[1]
David H. Anderson	0	9,910	19,820	13,626
Frank H. Burkhartsmeyer	0	3,300	6,600	4,538
MardiLyn Saathoff	0	3,300	6,600	4,538
Kimberly A. Heiting	0	1,320	2,640	1,815
Justin B. Palfreyman	0	2,110	4,220	2,901
(1)

Share award amounts do not include cash dividend amounts paid. For actual 2017-2019 award cash value, including cash dividend amounts, see the “Option Exercises and Stock Vested During 2019” table, below.

(*)	Using a stock price of $73.73, which was the closing price of NW Natural common stock on December 31, 2019 (the last trading day of 2019).

2018-2020 and 2019-2021 Performance Share Cycles

For the 2018-2020 and the 2019-2021 performance cycles, the OECC modified the formula for determining the Performance Share Factor by changing the award weighting to 100 percent EPS, eliminating the growth modifier, maintaining the relative TSR modifier, and changing the ROIC component to a performance threshold to be satisfied before the Performance Cycle could pay out. The OECC made these changes to simplify plan design, directly tie performance goals to the shareholder value and performance measures that are aligned with those used by investors to value our business and maintain the way TSR is used to enhance its fairness as a measure of Company performance.

ROIC Performance Threshold. A three-year average ROIC threshold was established to focus executives on long-term return on invested capital, given the amount of capital that is deployed in utility operations. ROIC for each year in the performance period is defined as (i) NW Holdings’ net income for the year before interest income and expense, divided by (ii) NW Holdings’ average long-term capital consisting of the average of NW Holdings’ opening and closing shareholders’ equity plus long-term debt for the year. The average ROIC is then the average of the ROICs achieved in each of the three years of the performance cycle. In order for performance share awards to be paid, the ROIC threshold must be satisfied. For performance share awards made in 2018, the threshold is 4.54 percent. For performance share awards made in 2019, the threshold is 4.41 percent. The 2018-2020 and 2019-2021 Performance Share Factor is determined by the following formula once the ROIC threshold is met:

3-Year Cumulative EPS Factor x 100%	x	Relative 3-Year TSR Modifier +/- 25%	=	Performance Share Factor

3-Year Cumulative EPS Component. Three-Year Cumulative EPS was chosen in the 2018-2020 and 2019-2021 performance cycles for the same reasons it was chosen in the 2017-2019 performance cycle. For 2018-2020 and 2019-2021, performance is based on an EPS achievement percentage calculated by dividing NW Holdings’ cumulative EPS over the three-year performance period by the sum of the EPS targets set by the OECC during each of the three years in the performance period. The OECC determined to set EPS on an annual basis in February of each year of the cycle to better align the EPS component target with the OECC’s intentions. The EPS payout factor is based on cumulative EPS achievement percentage as follows:

Cumulative EPS Achievement Percentage	EPS Payout Factor
less than 93%	0%
93%	40%
100%	100%
105% or more	185%

3-Year Relative Total Shareholder Return (TSR) Modifier. Relative TSR was chosen in the 2018-2020 and 2019-2021 performance cycles for the same reasons it was chosen in the 2017-2019 performance cycle. The Relative TSR modifier peer group and levels for the 2018-2020 and 2019-2021 performance cycles are the same as for the 2017-2019 performance cycle.

The Committee has discretion to approve adjustments to the calculation of cumulative EPS and the average ROIC to take into account unanticipated circumstances or significant, non-recurring or unplanned events that may increase or decrease cumulative EPS or average ROIC.

Restricted Stock Units with Performance Threshold. At its meeting each February, the OECC grants performance contingent RSUs under the LTIP. This practice gives the OECC the benefit of considering the relative value of all components of each executive’s total compensation. Off-cycle grants may occur when new RSUs are granted to attract new employees, to reward extraordinary performance, for retention purposes, or in recognition of promotions. Depending on the circumstances, these off-cycle grants may not include a performance threshold, and may include a vesting schedule that differs from the standard RSU with performance threshold vesting schedule. Mr. Burkhartsmeyer, as part of his initial attraction and retention package, received a grant of 6,016 RSUs without a performance threshold scheduled to vest ratably on March 1 of each of 2018, 2019, 2020 and 2021, subject to continued employment. Similarly, Ms. Saathoff, in recognition of her promotion to Senior Vice President, Regulation and General Counsel, in July 2016, received a grant of 3,100 RSUs without a performance threshold which will vest one-fourth on each of March 1, 2019 and 2020, and the remaining one-half on March 1, 2021. Mr. Palfreyman, as part of his initial attraction and retention package in September 2016, received a grant of 2,580 RSUs without a performance threshold scheduled to vest one-fifth on each of March 1, 2018, 2019 and 2020, and two-fifths on March 1, 2021 subject to continued employment. All RSU agreements “clawback” payments that were achieved due to misconduct. No other NEO has an RSU agreement without a performance threshold.

An RSU obligates NW Holdings upon vesting to issue to the RSU holder one share of common stock plus a cash payment equal to the total amount of dividends paid per share between grant and vesting of the RSU. The performance threshold for the RSUs will be met on each vesting date if NW Holdings’ return on common equity for the preceding year is greater than NW Holdings’ average cost of long-term debt for the preceding five years. No RSUs with a performance threshold will vest in a given year if the performance threshold is not met, and shares subject to vesting in that year will be forfeited. In general, if the performance threshold is met, RSUs vest for 25 percent of the awarded shares on March 1 of each of the first four years after the grant date. For purposes of calculating return on common equity (ROE) for awards made prior to 2019, earnings are adjusted to eliminate certain unusual items consisting of changes as a result of new accounting principles, any gain or loss on sale of a business, asset impairment charges that exceed $500,000 other than utility plant impairment, and earnings impacts of new taxes or tax rate changes. For purposes of calculating ROE for awards made in 2019, the OECC may, at any time, approve adjustments to the calculation of ROE to take into account such unanticipated circumstance or significant, non-recurring or unplanned events as the OECC may determine in its sole discretion, and such adjustments may increase or decrease ROE. This performance threshold was satisfied for all grants scheduled to vest in 2020.

Perquisites

The OECC eliminated routine perquisites for executives effective January 1, 2008. The OECC acknowledges that certain benefits incidental to other business-related activities may continue, but the aggregate annual value of such benefits is not expected to regularly exceed $10,000 for any NEO. Examples of when perquisites may exceed $10,000 are when an individual is promoted to a more senior position, or as part of an initial hire package for a senior level executive.

Qualified and Non-Qualified Retirement (Defined Benefit) Plans

Mr. Anderson and Ms. Heiting participate in the NW Natural Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees (Retirement Plan), a qualified defined benefit pension plan, on the same terms as other salaried employees. Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman joined NW Natural after 2006, when the Retirement Plan was closed to new employees. NW Natural also maintains the Supplemental Executive Retirement Plan (SERP), a non-qualified supplemental retirement plan for certain executives participating in the Retirement Plan. This plan is more fully described below under the “Pension Benefits as of December 31, 2019” table and the related narrative discussion. As discussed there, in 2009 the OECC recommended and the Board approved amendments to this plan that moderate the growth in benefits payable under this plan, and the SERP was closed to new participants, effective July 31, 2019.

Qualified and Non-Qualified Deferred Compensation (Defined Contribution) Plans

NW Natural also maintain both tax-qualified and non-tax-qualified defined contribution plans in which the NEOs are eligible to participate. The NW Natural 401(k) Plan is a tax-qualified defined contribution plan and the NW Natural Deferred Compensation Plan for Directors and Executives is a non-tax-qualified deferred compensation plan. For further discussion of NEO participation in non-qualified deferred compensation plans in 2019, see the “Non-Qualified Deferred Compensation in 2019” table below.

Attraction and Retention Package for Mr. Burkhartsmeyer

In an effort to attract and retain Mr. Burkhartsmeyer to the position of Senior Vice President and CFO, he was awarded in 2017 certain one-time payments and benefits beyond routine executive compensation, including: a hiring bonus of $200,000 payable 50 percent on December 1, 2017, 25 percent on June 1, 2018 and 25 percent on December 1, 2018, subject to continued employment; and a grant of RSUs that were previously described. The Board also approved a Severance Agreement with Mr. Burkhartsmeyer providing for the payment of a percentage of Mr. Burkhartsmeyer’s salary if he is terminated without cause on or prior to May 17, 2022, with such percentage of salary declining in 20 percent increments annually from 100 percent of Mr. Burkhartsmeyer’s salary if his employment was terminated without cause on or prior to May 17, 2018 to 0 percent of his salary if his employment is terminated without cause after May 17, 2022.

Attraction and Retention Package for Mr. Palfreyman

In an effort to attract and retain Mr. Palfreyman to the position of Vice President, Business Development with the later additional responsibilities of strategy, the OECC and Board, as applicable, approved in 2016 certain one-time payments and benefits to Mr. Palfreyman beyond routine executive compensation, including: a hiring bonus of $120,000, with two ratable payments in October 2016 and October 2017, subject to continued employment. Mr. Palfreyman also received a grant of RSUs that were previously described.

Change in Control/Severance Agreements

The Board of Directors considers an effective, highly-skilled and vital management team to be essential to protect and enhance the shareholder’s best interests. As such, it recognizes that the uncertainty and questions a potential change in control could result in the departure or distraction of management personnel, or serve as a disincentive to management pursuing a change in control that is in the best interests of shareholders, to NW Holdings’ and NW Natural’s detriment. Accordingly, the Board has approved double-trigger severance agreements with all of the NEOs for changes of control of either NW Holdings or NW Natural. In February 2020, the OECC amended these agreements to remove a provision that reduces the level of benefits as the NEOs approach age 65. The Board believes the current form of severance agreement reflects a conservative approach relative to energy industry standards. None of the agreements with officers of NW Natural include provisions for tax gross-up upon a triggering event. See “Potential Payments Upon Termination or Change in Control,” below.

In general, the OECC prefers not to enter into severance agreements other than for change in control purposes. Accordingly, the OECC has established a guideline that severance benefits may only be provided following a termination without cause in the first five years of employment in a particular position or after a change in control. The benefit for termination without cause, absent a change in control, is reduced over the term of the agreement, which cannot exceed five years. The only such agreements outstanding are with Mr. Burkhartsmeyer, as described above, and Mr. Anderson, which was entered into upon his appointment to the position of CEO. Mr. Anderson’s agreement provides for the payment of a percentage of his salary if he is terminated without cause on or prior to August 1, 2021, with such percentage of salary declining in 20 percent increments annually from 100 percent of Mr. Anderson’s salary if his employment was terminated without cause on or prior to August 1, 2017 to 20 percent of his salary if his employment is terminated without cause on or prior to August 1, 2021.

Stock Ownership Guidelines

Our Corporate Governance Standards provide the following ownership guidelines for executive officers of NW Natural or NW Holdings, expressed as a multiple of each executive officer’s base salary:

Position	Dollar Value of Stock Owned as Multiple of Base Salary

Chief Executive Officer and President	4x

Executive Vice President or Chief Operating Officer	3x

Senior Vice Presidents or NEOs	2x

Vice Presidents and all other Executive Officers	1x

The OECC annually reviews these guidelines and the progress made by executives against these objectives. Stock ownership for this purpose includes shares owned directly by the executive or immediate family members; shares credited to an executive’s 401(k) Plan and non-qualified deferred compensation plan accounts; and unvested restricted stock units, restricted stock, and in the money stock options. The value of stock owned is determined using the closing price for NW Holdings’ common stock as of last day of the year. Generally, stock ownership objectives should be attained within five years of appointment as an officer of NW Natural or NW Holdings or from promotion to a higher level ownership requirement. However, the OECC retains discretion to extend the time period within which ownership goals are reached. In February 2020, the OECC concluded all of the NEOs have achieved, or are making appropriate progress toward, stock ownership goals. Neither NW Holdings nor NW Natural have a policy that requires retention of stock acquired from equity compensation plans after vesting of shares, because the OECC and Board have concluded that the stock ownership requirements provide executives with a meaningful stake in the ownership of NW Holdings, and fully align executive officers’ ownership interests with shareholders for the duration of the executive officers’ service at NW Natural or NW Holdings.

Policy on Hedging and Pledging Company Securities

The Company has adopted a Policy on Hedging and Pledging of Securities which prohibits the directors and executive officers of the Company and its subsidiaries from engaging in any short sales, zero-cost collars, or forward sale contracts with respect to the Company’s securities, or purchasing or selling puts, calls, options, or other derivatives securities based on the Company’s securities. In addition, the Policy restricts the ability of directors and executive officers to pledge their ownership of Company securities in a non-recourse loan, failing to meet a margin call with respect to a margin account resulting in the sale of Company stock, or buying Company securities on non-recourse margin.

Regulatory, Tax and Accounting Considerations

Regulatory Treatment

The Company fully assesses the accounting and tax treatment of each form of compensation paid to the NEOs for both NW Holdings and the individual executive. This is particularly important in a regulated business where NW Holdings’ subsidiary, NW Natural, is allowed to recover costs of service in rates (salaries, qualified pensions and health and welfare benefit costs), while the majority of other elements of executive compensation, such as annual incentive awards, long-term equity awards and non-qualified retirement benefits, are typically shareholder expenses because the public utility commissions that regulate NW Natural view these expenses as more closely tied to shareholder objectives. However, our incentive compensation programs benefit customers by including performance incentives that:

•	encourage efficient, safe and reliable service;
•	encourage management of capital, operating, and maintenance costs, which help mitigate the need for future rate increases; and
•	focus on customer satisfaction.

See “Executive Annual Incentive Plan—Operations Factor” above.

Actual amounts currently recovered in rates are based on amounts determined in our general rate cases approved by the OPUC in 2018 and by the Washington Utilities and Transportation Commission in 2019. The following table shows the current rate recovery treatment for categories of compensation expenses for various elements of our executive compensation program:

Executive Expenses Generally Recovered in Rates	Executive Expenses Generally Not Recovered in Rates
Salaries	Stock Options
Qualified pension plan benefits	Executive Annual Incentive Plan
Contributions related to Qualified Retirement K Savings Plan (401(k) Plan)	Interest accruals and make-up contributions related to Deferred Compensation Plan for Directors and Executives
Health and welfare benefits	Interest accruals on Executive Deferred Compensation Plan
Executive Supplemental Retirement Income Plan
Supplemental Executive Retirement Plan
Change-in-control severance benefits
Non-change-in-control severance benefits
Long Term Incentive Plan
Restricted Stock Units
Performance Shares

Tax Deductibility of Compensation

In developing executive compensation programs, the OECC takes into consideration the tax deductibility of the various components of compensation under the Internal Revenue Code. With respect to tax years beginning before December 31, 2017, Section 162(m) of the Internal Revenue Code generally limited the amount that could be deducted for compensation paid in any year to our NEOs (other than the CFO) to $1 million per person. Certain exceptions to this limitation applied to “performance-based compensation.”

The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed. Effective for taxable years beginning after December 31, 2017, compensation paid to covered employees in excess of $1 million will no longer be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Covered employees include anyone who has been the Company’s chief executive officer, chief financial officer or one of the three highest compensated officers in an calendar year after 2016.

We previously obtained shareholder approval of our former Restated Stock Option Plan (SOP) and our LTIP. It had been the original intention of the OECC that options granted under the former Restated SOP and RSUs with a performance threshold granted under the LTIP met the “performance-based compensation” requirements of the Internal Revenue Code and related regulations, and that the compensation paid under those awards would be fully deductible. Despite the OECC’s intention to structure certain executive compensation programs to meet the deductibility requirements of Section 162(m), because of uncertainties as to the scope of the transition relief, no assurance can be given that compensation intended to satisfy the requirements for exemption from the deduction limit of Section 162(m) in fact will be eligible for the transition relief.

For 2019, we estimate that executive compensation of $1.3 million is non-deductible.

REALIZED COMPENSATION TABLE

The SEC’s calculation of total compensation, as shown in the Summary Compensation Table set forth on page 47, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the NEOs in a particular year. To supplement the SEC-required disclosure, we have included the additional table below, which shows compensation actually realized by each NEO for each of the years shown.

Realized Compensation Table1

Name and Principal Position	Year	Realized Compensation[2]
David H. Anderson	2019	$3,219,020	[3]
President and Chief Executive Officer	2018	2,107,810
	2017	1,823,389	[5]
Frank H. Burkhartsmeyer	2019	1,202,779
Senior Vice President and Chief Financial Officer	2018	846,482	[6]
	2017	490,611	[7]
MardiLyn Saathoff	2019	1,278,649	[3]
Senior Vice President, Regulation and General Counsel	2018	958,451	[4]
	2017	751,554
Kimberly A. Heiting [9]	2019	778,063	[3]
Senior Vice President, Operations and Chief Marketing Officer	2018	592,712
	2017	—	[9]
Justin B. Palfreyman [9]	2019	752,681
Vice President, Strategy & Business Development	2018	472,998	[9]
	2017	471,833	[8]
(1)

Amounts reported as realized compensation differ substantially from the amounts determined under SEC rules and reported as total compensation in the Summary Compensation Table. Realized compensation is not a substitute for total compensation. For more information on total compensation as calculated under SEC rules, refer to the narrative and notes accompanying the Summary Compensation Table set forth on page 47.

(2)

Amounts reflected as realized compensation in this table include the following amounts paid for the applicable year: (1) salary earned in the applicable year; (2) EAIP payments earned in the applicable year; (3) the value of the performance share award for the performance period ending in the applicable year; (4) the value of RSUs (with a performance threshold or time-based) vested and paid during the applicable year; and (5) the value realized on exercise of stock options during the applicable year, if any. The amounts reflected as realized compensation in this table do not include the following amounts for the year indicated: (a) the value of performance share awards, RSUs or stock options granted but not yet vested and paid or exercised for service in the applicable year; (b) the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans; (c) above-market interest credited to the non-qualified deferred compensation plan accounts of the NEOs, if any; (d) employer matching contributions to qualified defined contribution plan; (e) matching contributions under non-qualified deferred compensation plans, if any; and (f) any additional payments or de minimus amounts.

(3)	Amount includes compensation realized on the exercise of stock options that were granted in prior years of $376,631 for Mr. Anderson, $140,039 for Ms. Saathoff and $78,992 for Ms. Heiting.
(4)	Amount includes compensation realized on the exercise of stock options that were granted in prior years of $47,516 for Ms. Saathoff.
(5)	Amount includes compensation realized on the exercise of stock options that were granted in prior years of $189,438 for Mr. Anderson.
(6)

Amount includes an initial hire-on bonus of $100,000, of which $50,000 was paid in each of June 2018 and December 2018 and was part of Mr. Burkhartsmeyer’s attraction retention package. See “Compensation Discussion and Analysis,” above.

(7)

Amount includes an initial hire-on bonus of $100,000 that was paid in December 2017 and was part of Mr. Burkhartsmeyer’s attraction and retention package. See “Compensation Discussion and Analysis,” above.

(8)

Amount includes the second installment of a hire-on bonus of $60,000 that was paid in October 2017 and was part of Mr. Palfreyman’s attraction and retention package. See “Compensation Discussion and Analysis,” above.

(9)

Ms. Heiting was not a NEO in 2017 and Mr. Palfreyman was not a NEO in 2018; however, we are providing information with respect to Mr. Palfreyman for 2018 in accordance with SEC guidance for reporting when a person was a NEO in the most recent year and the first year reported, but not the intervening year.

SUMMARY COMPENSATION TABLE

The following is a summary of our NEOs’ compensation in 2017, 2018 and 2019. Only a portion of the executive compensation shown in this Summary Compensation Table is included for purposes of establishing regulatory rates charged to customers. Although most of our compensation programs are designed to promote shareholder objectives, our customers also directly benefit because many of the programs include performance incentives designed to improve service to our customers. For discussion regarding amounts excluded from rate recovery, see “Compensation Discussion and Analysis—Regulatory, Tax and Accounting Considerations—Regulatory Treatment,” above.

NAME AND PRINCIPAL POSITION (a)	YEAR	SALARY ($)	BONUS[1] ($)	STOCK AWARDS[2] ($)	NON- EQUITY INCENTIVE PLAN COMPEN- SATION[1] ($)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS[3] ($)	ALL OTHER COMPEN- SATION[4] ($)	TOTAL ($)
	(b)	(c)	(d)	(e)	(g)	(h)	(i)	(j)

David H. Anderson	2019	$705,833	$241,267	$1,235,800	$514,733	$1,474,910	$83,234	$4,255,777
President and Chief Executive Officer	2018	679,167	227,506	992,520	423,494	1,218,052	88,895	3,629,634
	2017	641,667	173,279	834,910	437,721	1,040,648	58,308	3,186,533

Frank H. Burkhartsmeyer	2019	425,917	82,258	411,903	174,742	107	51,932	1,146,859
Senior Vice President and Chief Financial Officer	2018	410,833	181,800	304,778	153,200	—	42,774	1,093,385
	2017	248,611	140,664	631,331	101,336	—	12,990	1,134,932

MardiLyn Saathoff	2019	379,000	73,629	360,491	155,371	2,198	55,807	1,026,496
Senior Vice President, Regulation and General Counsel	2018	367,000	78,122	304,778	136,878	2,127	99,578	988,483
	2017	355,167	60,754	278,113	144,246	2,577	43,507	884,364

Kimberly A. Heiting	2019	308,333	60,582	283,501	126,418	497,487	25,688	1,302,009
Senior Vice President, Operations and Chief Marketing Officer	2018	300,000	58,082	223,608	98,918	59,480	56,920	797,008
	2017	—	—	—	—	—	—	—

Justin B. Palfreyman	2019	293,583	51,885	180,072	107,115	68	38,272	670,995
Vice President, Strategy & Business Development	2018	282,500	55,357	162,339	93,643	12	46,001	639,852
	2017	270,833	102,232	178,597	98,768	—	25,801	676,231

Column (f) was deleted as it is not applicable.

(1)

The total bonus paid to each NEO under our EAIP for performance in 2019 is split between columns (d) and (g). Amounts constituting the discretionary portion of bonuses under the plan are the amounts listed as bonuses in column (d). Amounts constituting the performance-based, non-discretionary portion of bonuses under the plan are the amounts listed as non-equity incentive plan compensation in column (g). Amounts in column (d) include $100,000 paid as a hiring bonus for Mr. Burkhartsmeyer in each of 2017 and 2018, and $60,000 paid to Mr. Palfreyman as a hiring bonus in 2017.

(2)

Amounts shown in column (e) represent the grant date fair value of performance share awards and RSUs granted in each year disregarding estimated forfeitures, determined under share-based compensation accounting guidance. The amount shown for RSUs is equal to the number of RSUs awarded multiplied by the closing market price of the common stock on the date of grant. The issuance of the shares under these awards is contingent upon meeting certain performance criteria, so the shares may or may not be earned. Mr. Burkhartsmeyer was awarded 6,016 RSUs during 2017 without a performance threshold. Amounts included for the 2017 performance share awards represent that grant date fair value per share multiplied by the target number of shares, which is the number of shares assumed to be issued based on the EPS and ROIC performance conditions. The 2018 and 2019 performance shares are subject to an EPS target and a ROIC performance threshold, with the total payout subject to modification based on total shareholder return (TSR) performance which is a market modifier under share-based compensation accounting guidance. The 2018 and 2019 performance shares contain a provision in which the EPS target will not be determined until the first quarter of each year during the award period and as such, there is not a mutual understanding of the key terms and the grant date will not occur until the final EPS target has been communicated with the participants in the first quarter of 2020 and 2021. Amounts included for the 2018 and 2019 performance share awards represent the service inception date fair value per share multiplied by the target number of shares, which is the number of shares assumed to be issued based on the EPS performance condition. If the maximum number of shares issuable under the payout conditions had been used as the estimated number of shares, the total amounts in column (e) for 2018 and 2019 would have been $1,642,999 and $1,916,980 for Mr. Anderson; $504,313 and $638,502 for Mr. Burkhartsmeyer; $504,313 and $558,873 for Ms. Saathoff; $370,125 and $439,431 for Ms. Heiting; and $268,337 and $278,699 for Mr. Palfreyman.

(3)

The amounts included in column (h) as the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans during 2019 were: an increase of $1,473,031 for Mr. Anderson and $496,690 for Ms. Heiting and $0 for each of Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman, who do not participate in a defined benefit plan. The 2019 amounts were calculated using a discount rate of 2.98%, which is 107 basis points lower than the discount rate used for 2018. The 2018 amounts were calculated using a discount rate of 4.05%, which is 74 basis points higher than the discount rate used for 2017. Amounts of above-market interest included in column (h) that were credited to the non-qualified deferred compensation plan accounts of the NEOs during 2019 were: $1,879 for Mr. Anderson, $107 for Mr. Burkhartsmeyer, $2,198 for Ms. Saathoff, $797 for Ms. Heiting, and $68 for Mr. Palfreyman. For this purpose, interest credited is considered above-market to the extent such interest exceeds 120% of the average of the applicable long-term federal rates for the twelve months corresponding to the period for which market yield information is obtained to calculate interest crediting rates under the non-qualified deferred compensation plans.
(4)

The amounts included in column (i) as matching contributions under the 401(k) Plan during 2019 were: $11,400 for each of Messrs. Anderson, Burkhartsmeyer and Palfreyman and Mses. Saathoff and Heiting. The amounts recorded as matching contributions under non-qualified deferred compensation plans during 2019 were: $54,289 for Mr. Anderson, $0 for Mr. Burkhartsmeyer, $0 for Ms. Saathoff, $10,259 for Ms. Heiting, and $0 for Mr. Palfreyman. The amounts recorded for dividend equivalents for restricted stock units with performance threshold that vested during 2019 were: $17,545 for Mr. Anderson, $7,093 for Mr. Burkhartsmeyer, $11,676 for Ms. Saathoff, $3,654 for Ms. Heiting, and $3,820 for Mr. Palfreyman. The amounts recorded for enhanced 401(k) contributions during 2019 were: $0 for Mr. Anderson and Ms. Heiting and $14,000 for each of Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman. The amounts recorded as enhanced contributions under non-qualified deferred compensation plans during 2019 were: $19,063 for Mr. Burkhartsmeyer, $18,355 for Ms. Saathoff and $8,676 for Mr. Palfreyman. Amounts in column (i) also include a $250 gift card plus $126 gross up expense for each of Messrs. Burkhartsmeyer and Palfreyman and Mses. Saathoff and Heiting.

CEO COMPENSATION AND EMPLOYEE COMPENSATION

As a result of rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act, beginning with our 2018 proxy statement, the SEC requires disclosure of the ratio of CEO compensation, as calculated in the Summary Compensation Table, to the median compensation of all of the Company’s employees other than the CEO. Mr. Anderson’s 2019 compensation calculated for purposes of the Summary Compensation Table was $4,255,777. We estimate that the median annual compensation for all other NW Natural employees, excluding Mr. Anderson, was $206,446 for 2019, calculated as though it were to be presented in the Summary Compensation Table. As a result, we estimate that Mr. Anderson’s compensation was approximately 21 times that of the median annual compensation for all employees in 2019.

Our CEO to median employee pay ratio is a reasonable estimate calculated in a manner consistent with SEC requirements. We identified the median employee by examining the 2019 compensation for all individuals, excluding our CEO, who were employed by NW Natural on December 31, 2019. We included all employees, whether employed on a full-time, part-time, or seasonal basis. Pay elements that were included in 2019 compensation for each employee for purposes of identifying the median employee included salary or wages received in 2019; cash incentive bonuses received during 2019; the value of the performance share awards actually paid in 2019; and the value of RSUs vested and paid during 2019. Wages and salaries were annualized for employees who were not employed for the full year. For simplicity, NW Natural’s contribution to the 401(k) plan and medical benefits were excluded as all employees, including the CEO, are offered the exact same benefits.

GRANTS OF PLAN-BASED AWARDS DURING 2019

The following table includes grants of annual incentive awards, performance share awards, and RSUs granted to our NEOs during 2019:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards						Grant Date Fair Value of Equity Awards[4] ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(l)

David H. Anderson		$—	$397,600	$695,800	—		—		—		$—
		—	—	—	3,900	[2]	13,000	[2]	26,000	[2]	785,980
	2/27/2019	—	—	—	—		7,000	[3]	—		449,820

Frank H. Burkhartsmeyer		—	134,978	236,211	—		—		—		—
		—	—	—	1,299	[2]	4,330	[2]	8,660	[2]	261,792
	2/27/2019	—	—	—	—		2,336	[3]	—		150,111

MardiLyn Saathoff		—	120,015	210,026	—		—		—		—
		—	—	—	1,137	[2]	3,790	[2]	7,580	[2]	229,143
	2/27/2019	—	—	—	—		2,044	[3]	—		131,347

Kimberly A. Heiting		—	97,650	170,888	—		—		—		—
		—	—	—	894	[2]	2,980	[2]	5,960	[2]	180,171
	2/27/2019	—	—	—	—		1,608	[3]	—		103,330

Justin B. Palfreyman		—	82,740	144,795	—		—		—		—
		—	—	—	567	[2]	1,890	[2]	3,780	[2]	114,269
	2/27/2019	—	—	—	—		1,024	[3]	—		65,802

Column (i), (j) and (k) were deleted as they are not applicable.

(1)

Threshold level estimated payouts cannot be determined because the minimum performance level for payout under each component of the formula in the EAIP is interpolated down to a zero payout. See “Compensation Discussion and Analysis—2019 Compensation Programs—Executive Annual Incentive Plan,” above, for a complete discussion of the terms of the awards. Amounts above include only the portion of the award subject to performance metrics, constituting 70% of the annual incentive opportunity. The remaining 30% of the annual incentive opportunity is awarded based on discretionary criteria and is reflected as a bonus in column (d) of the Summary Compensation Table. The actual non-equity incentive plan portion of the awards earned in 2019 and paid in 2020 are reflected in column (g) of the Summary Compensation Table.

(2)

Share amounts represent potential performance share awards granted pursuant to the terms of the LTIP. See “Compensation Discussion and Analysis—2019 Compensation Programs—Long-Term Incentives—Performance Shares,” above, for a complete discussion of the terms of the awards. Share amounts do not include an estimate of an additional $6.166 per share dividend equivalent also payable pursuant to the terms of the awards. Threshold level estimated future payouts assume the minimum award payable other than no payout.

(3)

Share amounts represent RSU awards with a performance threshold granted pursuant to the terms of the LTIP. See “Compensation Discussion and Analysis—2019 Compensation Programs—Long-Term Incentives—Restricted Stock Units with Performance Threshold,” above, for a complete discussion of the terms of the awards. Share amounts do not include an estimate of an additional dividend equivalent, which is based on a tiered calculation and also payable pursuant to the terms of the awards. RSU awards do not have threshold or maximum payout levels as there is only one payout level if the performance threshold is satisfied.

(4)

Amounts shown in column (l) for RSU awards represent the grant date fair value of the RSUs, which was based on a value of $64.26 per share for RSUs granted on February 27, 2019, which was the closing market price of the common stock on the grant date. The values used for RSUs are the same as those used under share-based compensation accounting guidance. The 2019 performance shares are subject to an EPS target and a ROIC performance threshold, with the total payout subject to modification based on total shareholder return (TSR) performance which is a market modifier under share-based compensation accounting guidance. The 2019 performance shares contain a provision in which the EPS target will not be determined until the first quarter of each year during the award period and as such, there is not a mutual understanding of the key terms and the grant date will not occur until the final EPS target has been communicated with the participants in the first quarter of 2021. Accordingly, the grant date fair value will be calculated using a Monte Carlo method to take into account the TSR market modifier in 2021. Amounts shown in column (l) for performance share awards represent the service inception date fair value of the performance shares, which was based on a value of $60.46 per share for the performance shares awarded on February 27, 2019, which was the closing market price of the common stock on the last business day prior to the service inception date of January 1, 2019. The values used for performance share awards are not the same as those used under share-based compensation accounting guidance, and are used solely to represent the OECC’s decisions with respect to the awards.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

The following table includes all of the outstanding equity awards held by our NEOs at December 31, 2019:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)[1]
(a)	(b)	(c)	(e)	(f)	(g)		(h)	(i)		(j)
David H. Anderson	—	—	—	—	1,050	[3]	$77,417	48,284	[2]	$3,559,979
	—	—	—	—	1,125	[3]	82,946	1,125	[4]	82,946
	—	—	—	—	1,500	[3]	110,595	3,000	[5]	221,190
	—	—	—	—	1,750	[3]	129,028	5,250	[6]	387,083
Frank H. Burkhartsmeyer	—	—	—	—	3,008	[7]	221,780	15,500	[2]	1,142,815
	—	—	—	—	375	[3]	27,649	375	[4]	27,649
					461	[3]	33,990	922	[5]	67,979
					584	[3]	43,058	1,752	[6]	129,175
MardiLyn Saathoff	—	—	—	—	450	[3]	33,179	14,420	[2]	1,063,187
	—	—	—	—	2,325	[8]	171,422	—		—
	—	—	—	—	375	[3]	27,649	375	[4]	27,649
	—	—	—	—	461	[3]	33,990	922	[5]	67,979
	—	—	—	—	511	[3]	37,676	1,533	[6]	113,028
Kimberly A. Heiting	1,500	—	45.74	3/2/2021	180	[3]	13,271	10,980	[2]	809,555
	—	—	—	—	150	[3]	11,060	150	[4]	11,060
	—	—	—	—	338	[3]	24,921	676	[5]	49,841
	—	—	—	—	402	[3]	29,639	1,206	[6]	88,918
Justin B. Palfreyman	—	—	—	—	—		—	7,420	[2]	547,077
	—	—	—	—	1,548	[8]	114,134	—		—
	—	—	—	—	243	[3]	17,916	243	[4]	17,916
	—	—	—	—	246	[3]	18,138	492	[5]	36,275
	—	—	—	—	256	[3]	18,875	768	[6]	56,625

Column (d) was omitted as it is not applicable.

(1)	Amounts are calculated based on the price of $73.73, the closing market price for the Company’s common stock on December 31, 2019.
(2)

For both the 2018-2020 and 2019-2021 performance share awards, the share amounts include the maximum level of the awards. The actual number of performance shares issuable will be determined by the OECC at the end of the three-year performance cycles ending December 31, 2020 and 2021, respectively. Does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards. For a complete description of the performance objectives, see “Compensation Discussion and Analysis—2019 Compensation Programs—Long-Term Incentives—Performance Shares,” above.

(3)

Share amounts represent RSU awards with performance thresholds that were met as of December 31, 2019, and that are scheduled to vest based on continued service through March 1, 2020. The achievement of the performance threshold is reviewed and approved by the OECC after the end of each year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards. For a complete description of the performance threshold, see “Compensation Discussion and Analysis—2019 Compensation Programs—Long-Term Incentives—Restricted Stock Units with Performance Threshold,” above.

(4)

Share amounts represent the remaining balance of RSUs with performance threshold awards. The remaining shares covered by each of these RSUs with a performance threshold will vest on March 1, 2021 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(5)

Share amounts represent the remaining balance of RSUs with performance threshold awards. One-half of the remaining shares covered by each of these RSUs with performance threshold will vest on each of March 1, 2021 and 2022 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(6)

Share amounts represent the remaining balance of RSUs with performance threshold awards. One-third of the remaining shares covered by each of these RSUs with performance threshold will vest on each of March 1, 2021, 2022 and 2023 subject in each case to achievement of the performance threshold for the immediately preceding year. This amount does not include an estimate for the accumulated cash dividends also payable pursuant to the terms of the awards.

(7)	Share amount represents a time-based RSU. One-half of the shares will vest on each of March 1, 2020 and 2021.
(8)	Share amount represents a time-based RSU. One-third of the shares will vest on each of March 1, 2020 and the remaining two-thirds will vest on March 1, 2021.

OPTION EXERCISES AND STOCK VESTED DURING 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting[1] (#)	Value Realized on Vesting[1] ($)
(a)	(b)	(c)	(d)	(e)

David H. Anderson	19,000	$376,631	17,901	$1,380,556

Frank H. Burkhartsmeyer	—	—	6,878	519,863

MardiLyn Saathoff	5,000	140,039	6,974	530,610

Kimberly A. Heiting	4,000	78,992	2,673	203,738

Justin B. Palfreyman	—	—	3,906	300,098
(1)

Amounts represent performance share awards and RSUs that vested during 2019. The performance shares are related to the three-year award cycle 2017-2019 and were earned but unpaid as of the fiscal year-end; the value realized is based on a price of $73.73, the closing market price for the Company’s common stock on December 31, 2019, plus dividend equivalents. The performance share award paid at 137.50% of the target level incentive based upon Company performance and strategic results. See “Compensation Discussion and Analysis—2019 Compensation Programs—Long-Term Incentives—Performance Shares,” above. The number of shares actually paid was determined by the NW Holdings OECC on February 26, 2020. The value realized includes cash for dividend equivalents of $6.1550 per share based on dividends per share paid by NW Holdings during the performance period as follows: Mr. Anderson, $83,868; Mr. Burkhartsmeyer, $27,931; Ms. Saathoff, $27,931; Ms. Heiting, $11,171; and Mr. Palfreyman, $17,856. RSUs are related to the units that vested on March 1, 2019 and the value realized is based on the closing stock price on the date preceding the payment date, March 5, 2019, or $64.21 per share, plus cash dividend equivalents which were as follows: Mr. Anderson, $17,545; Mr. Burkhartsmeyer, $7,093; Ms. Saathoff, $11,676; Ms. Heiting, $3,654; and Mr. Palfreyman, $3,820. The following RSUs included in the table above do not have a performance threshold; Mr. Burkhartsmeyer, 1,504 shares; Ms. Saathoff, 755 shares; and Mr. Palfreyman, 516 shares. Receipt of the following amounts under performance share awards and RSUs were deferred pursuant to elections under our Deferred Compensation Plan for Directors and Executives: Mr. Anderson, 0 shares; Mr. Burkhartsmeyer, 0 shares; Ms. Saathoff, 991 shares valued at $64,074 and $0 of dividend equivalents; Ms. Heiting, 17 shares valued at $1,092 and $658 of dividend equivalents; and Mr. Palfreyman, 0 shares. See “Non-Qualified Deferred Compensation in 2019” for a discussion of the terms of this plan.

PENSION BENEFITS AS OF DECEMBER 31, 2019

Name	Age	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit[1]
David H. Anderson[2]	58	Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees	15.25	$808,207

		Supplemental Executive Retirement Plan—Tier 1	15.25	5,407,697

		Deferred Compensation Plan Supplemental Annuity	15.25	—

Frank H. Burkhartsmeyer	55	N/A	—	N/A

MardiLyn Saathoff	63	N/A	—	N/A

Kimberly A. Heiting	50	Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees	21.17	1,060,350
		Supplemental Executive Retirement Plan—Tier 2	21.17	315,684

		Deferred Compensation Plan Supplemental Annuity	21.17	9,014

Justin B. Palfreyman	41	N/A	—	N/A
(1)

The Present Value of Accumulated Benefit in the above table represents the actuarial present value as of December 31, 2019 of the pension benefits of the NEOs under the respective pension plans calculated based on years of service and final average compensation as of that date, but assuming retirement at the earliest age at which benefits were unreduced under the respective plans. The actuarial present value was calculated using the Pri-2012 Mortality Table and projected generationally using Scale MP-2019 and a discount rate of 2.98%, the same assumptions used in the pension benefit calculations reflected in our audited balance sheet as of December 31, 2019.

(2)	Mr. Anderson is eligible for early retirement benefits under the Retirement Plan.

Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees

The NW Natural Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees (Retirement Plan) is our subsidiary’s qualified pension plan covering certain NW Natural employees covered by a labor agreement and hired prior to January 1, 2010 as well as all regular, full-time employees not covered under a labor agreement whose employment commenced prior to January 1, 2007 (when the non-bargaining unit portion of the Retirement Plan was closed to new participants). Eligible non-bargaining unit employees commenced participation in the Retirement Plan after one year of service and became 100 percent vested after five years of service. Final average earnings for purposes of calculating benefits consist of the participant’s highest average total annual compensation for any five consecutive years in the last 10 years of employment, with total annual compensation for this purpose generally consisting of salary and annual incentive, excluding long-term incentives, amounts deferred under our non-qualified deferred compensation plans and, commencing in 2010 as provided in a Retirement Plan amendment approved in 2009, annual incentive payments in excess of target. In addition, as of December 31, 2019, the Internal Revenue Code limited the amount of annual compensation considered for purposes of calculating benefits under the Retirement Plan to $280,000.

A normal retirement benefit is payable upon retirement at or after age 62 and consists of (a) an annuity benefit equal to 1.8 percent of final average earnings for each of the participant’s first 10 years of service, and (b) a lump sum benefit equal to 7.5 percent of final average earnings for each year of service in excess of 10 years. In addition, for participants hired before January 1, 2000 and under age 60 on that date, a supplemental annuity is provided under the Retirement Plan equal to the participant’s total years of service multiplied by the sum of (x) a varying percentage (based on the participant’s hire age and age on January 1, 2000) of total final average earnings, and (y) 0.425 percent of the excess of final average earnings over an amount referred to as Covered Compensation, which generally consists of the average of the Social Security maximum taxable wage bases over the 35 years preceding the participant’s retirement.

Employees who have attained age 55, if age plus accredited years of service totals 70 or more, are eligible for early retirement benefits. Annuity benefits are reduced by 1/3 percent per month (four percent per year) for each month that the benefit commencement date precedes age 62, with such benefit reduction increased to 1/2 percent per month (six percent per year) for each month the benefit commencement date precedes age 60. The lump sum benefit is not subject to reduction on early retirement. At December 31, 2019, Mr. Anderson was eligible for early retirement benefits under the Retirement Plan.

The basic benefit form for annuity benefits is a monthly single life annuity. The participant may choose among different annuity forms that are the actuarial equivalent of the basic benefit.

Deferred Compensation Plan Supplemental Annuity

As discussed above, final average earnings for purposes of calculating benefits under the Retirement Plan exclude amounts deferred under the NW Natural non-qualified Deferred Compensation Plan for Directors and Executives (DCP), which is described below under “Non-Qualified Deferred Compensation Plans.” Accordingly, deferral of compensation under the DCP during a participant’s last 10 years of employment may result in a reduction in benefits payable under the Retirement Plan unless the participant’s total annual compensation in each of those years is over the limit ($280,000 in 2019) imposed by the Internal Revenue Code. In recognition of this possible loss of Retirement Plan benefits, the DCP provides for payment of a supplemental annuity generally payable in the same form and for the same period of time as the annuity payable under the Retirement Plan, subject to certain requirements for the timing of commencement of benefits. The supplemental annuity is equal to the difference between the actual benefit under the Retirement Plan assuming the participant had elected to receive the lump sum benefit in the form of an annuity and the corresponding benefit that otherwise would have been payable under the Retirement Plan if the participant had not deferred compensation under the DCP.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (SERP) is a non-qualified pension plan providing supplemental retirement benefits to persons who become eligible executive officers after September 1, 2004, including

Mr. Anderson and Ms. Heiting. The SERP is divided into two tiers, with persons who became eligible executive officers between September 1, 2004 and December 1, 2006 (Mr. Anderson) being participants in SERP Tier 1, and persons who are eligible for the Retirement Plan and who became eligible executive officers after December 1, 2006 (Ms. Heiting) being participants in SERP Tier 2. Participants must complete five years of service before becoming 100 percent vested in SERP benefits. The SERP was closed to new participants effective July 31, 2019.

SERP Tier 1

Under SERP Tier 1, a target lump sum retirement benefit is determined for each participant, which is then reduced by the lump sum actuarial equivalent of the participant’s Retirement Plan benefit, Social Security benefit and any supplemental annuity under the DCP, in each case valued as of and assuming commencement at age 65. Final average pay for purposes of calculating SERP Tier 1 benefits generally consists of the participant’s highest average salary and annual incentive for any five consecutive compensation years in the last 10 years of employment. To help control the cost of future benefits under the SERP, the Board authorized SERP amendments in 2009 to provide that, commencing with annual incentives paid for 2010 performance, annual incentive compensation in excess of 125 percent of target is excluded from the calculation of final average pay.

The target lump sum retirement benefit is equal to 40 percent of final average pay for each of the participant’s first 15 years of service, resulting in a maximum target benefit of six times final average pay after 15 years of service. A normal retirement benefit equal to the target benefit reduced by the lump sum actuarial equivalents of Retirement Plan, Social Security, and DCP supplemental annuity benefits as discussed above is payable as a lump sum upon retirement at or after age 60. Upon termination of employment at any time after becoming vested, a participant will receive a termination benefit equal to the SERP Tier 1 normal retirement benefit reduced by 0.4166 percent per month (five percent per year) for each month that termination of employment precedes age 60, up to a maximum reduction of 60 percent for termination at age 48 or below. Participants may choose among different annuity forms that are the actuarial equivalent of the basic lump sum benefit.

SERP Tier 2

As discussed above, final average earnings for purposes of calculating benefits under the Retirement Plan excludes amounts of compensation over a limit ($280,000 in 2019) imposed by the Internal Revenue Code. SERP Tier 2 provides a make-up benefit calculated using the Retirement Plan formula (see Retirement Plan for Bargaining Unit and Non-Bargaining Unit Employees, above) without applying this limit. Accordingly, benefits under SERP Tier 2 are equal to (a) the benefits that would be calculated under the Retirement Plan if compensation taken into account when determining final average earnings was not limited by the Internal Revenue Code and did not exclude amounts deferred under the DCP, minus (b) the sum of the actual Retirement Plan benefits and the DCP supplemental annuity benefits. SERP Tier 2 benefits are generally payable in the same form and for the same period of time as the annuity payable under the Retirement Plan, subject to certain requirements for the timing of commencement of benefits.

NON-QUALIFIED DEFERRED COMPENSATION IN 2019

Name	Plan Name	Executive Contributions in 2019[1]	NW Natural Contributions in 2019[1]	Aggregate Earnings in 2019[1]	Aggregate Withdrawals/ Distributions in 2019	Aggregate Balance at 12/31/2019[1]
David H. Anderson	DCP	$352,110	$54,289	$351,774	$13,906	$2,184,754
Frank H. Burkhartsmeyer	DCP	—	19,063	581	—	33,510
MardiLyn Saathoff	DCP	57,779	18,355	116,064	—	847,790
Kimberly A. Heiting	DCP	18,750	10,259	4,992	—	131,303
Justin B. Palfreyman	DCP	—	8,676	370	—	17,902
(1)

All amounts reported in the Executive Contributions and NW Natural Contributions columns are also included in amounts reported in the Summary Compensation Table above for either 2018 or 2019. The portion of the amounts reported in the Aggregate Earnings column that represents above-market earnings is included in column (h) of the Summary Compensation Table, and the amount of above-market earnings for each NEO is set forth in footnote 3 to that table. Of the amounts reported in the Aggregate Balance column, the following amounts have been reported in the Summary Compensation Tables in this Proxy Statement or in prior year proxy statements: Mr. Anderson, $1,848,764; Mr. Burkhartsmeyer, $33,036; Ms. Saathoff, $733,924; and Ms. Heiting, $127,109 and Mr. Palfreyman, $8,744. Amounts not previously reported consist of market-rate earnings on amounts deferred and amounts deferred before designation as a NEO. Amounts previously reported as described in this footnote have been reduced by amounts distributed such that no amount in this footnote will exceed the amount in the Aggregate Balance column.

Non-Qualified Deferred Compensation Plans In 2019

Our subsidiary, NW Natural, currently maintains two non-qualified deferred compensation plans for executive officers: the DCP and the Executive Deferred Compensation Plan (EDCP). No NEOs are part of the EDCP. Prior to 2005, the EDCP was the plan pursuant to which executives deferred compensation. On January 1, 2005, deferrals under the EDCP were discontinued and the DCP became effective for future deferrals of compensation by executives. Accordingly, all deferred contributions in 2019 were made under the DCP, while earnings continued to accrue on EDCP account balances.

Participants in the DCP may elect in advance to defer up to 50 percent of their salaries, up to 100 percent of their annual incentives, and up to 100 percent of performance share and restricted stock unit awards under our LTIP. NW Natural makes matching contributions each year equal to: (a) 60 percent of the lesser of the participant’s salary and annual incentive deferred during the year under both the DCP and our 401(k) Plan or 8 percent of the participant’s total salary and annual incentive for the year, reduced by (b) the maximum matching contribution we would have made under our 401(k) Plan if the participant had fully participated in that plan. For participants hired after December 31, 2006, we make enhanced contributions each year equal to 5 percent of the greater of: (a) the participant’s salary and annual incentive deferred during the year under the DCP, or (b) the excess of the participant’s total salary and annual incentive received during the year over the limit ($280,000 in 2019) imposed by the Internal Revenue Code on compensation that may be considered in calculating the corresponding enhanced contributions under our 401(k) Plan.

All amounts deferred under the EDCP or the DCP have been or will be credited to either a “stock account” or a “cash account.” Under the DCP, deferrals of compensation payable in cash are made to cash accounts and deferrals of compensation payable in our common stock are made to stock accounts. No transfers between a participant’s cash account and stock account are permitted under the EDCP. Under the DCP, transfers from a cash account to a stock account are permitted, but not vice-versa. Stock accounts represent a right to receive shares of our common stock on a deferred basis, and are credited with additional shares based on the deemed reinvestment of dividends. The average annual rate of earnings on stock accounts over the five years ending December 31, 2019 was approximately 11.67 percent and in 2019 was approximately 25.45 percent, in each case representing the total shareholder return of our common stock annualized, assuming dividend reinvestment. Cash accounts under the DCP and the EDCP are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield. The average quarterly interest rate paid on cash accounts in 2019 was 4.11 percent.

Participants make elections regarding distributions of their accounts at the time they elect to defer compensation, and have limited rights to change these payment elections. Distributions may commence on a predetermined date while still employed or upon termination of employment, and may be made in a lump sum or in annual installments over five, ten or fifteen years. Hardship withdrawals are permitted under both the EDCP and the DCP, and participants in the EDCP may withdraw their full account balance at any time subject to forfeiture of 10 percent of the balance.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Compensation

Our subsidiary, NW Natural, has agreed to provide certain benefits to the NEOs upon a “change in control” of NW Natural or NW Holdings, although certain of the benefits are only payable if the NEO’s employment is terminated without “cause” or by the officer for “good reason” within 24 months after the change in control. In NW Natural’s and NW Holdings’ plans and agreements, “change in control” is generally defined to include:

•	the acquisition by any person of 20 percent or more of NW Holdings’ outstanding common stock;
•	the nomination (and subsequent election) of a majority of NW Holdings directors by persons other than the incumbent directors; and
•	the consummation of a sale of all or substantially all of NW Holdings’ or NW Natural’s assets, or an acquisition of NW Holdings or NW Natural through a merger or share exchange.

In our plans and agreements, “cause” generally includes willful and continued failure to substantially perform assigned duties or willfully engaging in illegal conduct injurious to NW Natural, and “good reason” generally includes a change in position or responsibilities (that does not represent a promotion), a decrease in compensation, or a home office relocation of over 30 miles.

The following table shows the estimated change in control benefits that would have been payable to the NEOs if (i) a change in control had occurred on December 31, 2019, and (ii) each officer’s employment was terminated on that date either by us without “cause” or by the officer with “good reason.”

Name	Cash Severance Benefit[1]	Insurance Continuation[2]	Restricted Stock Unit Acceleration[3]	Performance Share Acceleration[4]	Present Value of SERP Enhancements[5]	Total[6]
David H. Anderson	$3,305,000	$50,959	$1,135,301	$902,772	$0	$5,394,032
Frank H. Burkhartsmeyer	1,124,503	50,894	577,365	154,056	—	1,906,818
MardiLyn Saathoff	705,200	31,784	542,556	146,701	—	1,426,241
Kimberly A. Heiting	657,044	—	237,212	110,314	124,739	1,129,309
Justin B. Palfreyman	819,299	—	295,840	76,602	—	1,191,741
(1)

Cash Severance Benefit. Each NEO has entered into a change in control agreement providing for, among other things, cash severance benefits payable if the NEO’s employment is terminated by us without “cause” or by the officer for “good reason” within 24 months after a change in control. The cash severance benefit for each NEO is equal to two times (two and a half times for Mr. Anderson) the sum of final annual salary plus average annual incentive for the last three years (annualized for annual incentives paid for partial years). These amounts are payable in a lump sum within five days after termination. At December 31, 2019, the agreements provided for the following reductions in the cash severance benefit based on age at the time of termination: 10% reduction at age 62, 40% reduction at age 63, 70% reduction at age 64, and 100% reduction at age 65. Ms. Saathoff was age 63 at December 31, 2019 and, therefore, her cash severance benefit has been reduced under this provision. In February 2020 the Board of Directors approved amendments to these change in control agreements to eliminate the age-related reductions. Under the severance agreements, if any payments to a NEO in connection with a change in control would be subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then, if it would result in a greater net after-tax benefit for the officer to have the payments that would otherwise be made reduced by the amount necessary to prevent them from being “parachute payments,” then the officer will be paid such reduced benefits. The amounts in the above table under Cash Severance Benefit for Ms. Heiting and Mr. Palfreyman have been reduced in accordance with this provision.

(2)

Insurance Continuation. If cash severance benefits are triggered, the severance agreements also provide for the continuation of life and health insurance benefits for two years following termination of employment, but not to the extent similar benefits are provided by a subsequent employer. The amounts in the table above represent the present value of two years’ of monthly life and health insurance benefit payments at the rates paid by us for each NEO as of December 31, 2019. Under the severance agreements, if any payments to a NEO in connection with a change in control would be subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then, if it would result in a greater net after-tax benefit for the officer to have the payments that would otherwise be made reduced by the amount necessary to prevent them from being “parachute payments,” then the officer will be paid such reduced benefits. The amounts in the above table under Insurance Continuation for Ms. Heiting and Mr. Palfreyman have been reduced in accordance with this provision.

(3)

Restricted Stock Unit Acceleration. As of December 31, 2019, each NEO held outstanding unvested RSUs as listed in the “Outstanding Equity Awards” table above. The RSU award agreements state that if cash severance benefits are triggered under the severance agreements, all outstanding unvested RSUs will immediately vest. The amounts in the table above represent the number of unvested RSUs as of December 31, 2019 multiplied by a stock price of $73.73 per share, which was the closing price of our common stock on the last trading day of 2019, plus an amount for each RSU equal to the dividends paid per share during the period the RSU was outstanding.
(4)

Performance Share Acceleration. As described above under the “Grants of Plan-Based Awards During 2019” table and “Compensation Discussion and Analysis—2019 Compensation Programs—Long-Term Incentives—Performance Shares,” we granted performance share awards to the NEOs in 2019 under which shares of our common stock (plus accumulated cash dividends) will be issued to them based on our performance over the years 2019 to 2021. We made similar awards to the NEOs in 2018 for performance over the years 2018-2020. The agreements for the performance share awards granted in 2018 and 2019 state that if cash severance benefits are triggered under the severance agreements, we must immediately issue a pro-rata portion of the target award amount based on the portion of the award period completed prior to termination of employment. The amounts in the table above represent the number of shares that would have been issued under the awards, multiplied by a stock price of $73.73 per share, which was the closing price of our common stock on the last trading day of 2019, plus an amount equal to the dividends paid per share during the applicable award periods through December 31, 2019.

(5)

Present Value of SERP Enhancements. As discussed above in the text accompanying the “Pension Benefits” table, Mr. Anderson is a participant in the SERP Tier 1, which generally provides for a lump sum benefit payable six months after termination of employment. If a SERP Tier 1 participant’s employment is terminated by us without “cause” or by the participant for “good reason” within 24 months after a change in control, the SERP Tier 1 participant will receive three additional years of service for purposes of calculating their SERP Tier 1 benefit. Mr. Anderson has already accrued over 15 years of service, the number of years of service at which benefits for SERP Tier I participants under this plan are no longer subject to proration at termination, following a change in control over the SERP benefit he would have received if employment had terminated absent a change in control on December 31, 2019. As discussed above in the text accompanying the “Pension Benefits” table, Ms. Heiting is a participant in the SERP Tier 2, which generally provides for a lifetime supplemental pension benefit payable by us following retirement. If the employment of any SERP Tier 2 participant is terminated by us without “cause” or by the participant for “good reason” within 24 months after a change in control, the SERP Tier 2 participant will receive three additional years of service for purposes of calculating his or her SERP Tier 2 benefit. The amount for Ms. Heiting in the table above represents the excess of the present value of annual SERP Tier 2 benefit she would receive on termination following a change in control over the present value annual SERP Tier 2 benefit she would have received if her employment had terminated absent a change in control on December 31, 2019.

(6)	Total. Amounts in this column equal the sum of the amounts in the five columns to its left.

Other Benefits Triggered on Certain Employment Terminations

When Mr. Anderson was promoted to President and CEO of NW Natural effective August 1, 2016, NW Natural entered into a severance agreement with him that provides the following severance benefits if his employment is terminated without cause: 100 percent of his base salary for a termination without cause during the year ending August 1, 2017, decreasing to 80 percent of base salary for a termination in the year ending August 1, 2018, 60 percent for a termination in the year ending August 1, 2019, 40 percent for a termination in the year ending August 1, 2020, 20 percent for a termination in the year ending August 1, 2021, and 0 percent thereafter. If Mr. Anderson’s employment had been terminated without cause on December 31, 2019, he would have been entitled to a payment of $284,000 under this agreement. When Mr. Burkhartsmeyer was hired, effective May 17, 2017, NW Natural entered into a similar severance agreement providing severance for termination without cause equal to 100 percent of his base salary and declining in 20 percent increments over the five years from May 17, 2017. If he had been terminated without cause on December 31, 2019, he would have been entitled to a payment of $257,100 under this agreement.

As of December 31, 2019, Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman held time-based RSUs as described above under “Outstanding Equity Awards.” The RSU award agreements generally require Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman to be employed by NW Natural on the applicable vesting dates to receive RSU payouts, but the agreements also provide that if their employment terminates earlier as a result of death or disability, the RSUs will immediately vest. The value of the RSU payout, based on a stock price of $73.73 per share (which was the closing price of NW Holdings’ common stock on the last trading day of 2019), that Mr. Burkhartsmeyer, Ms. Saathoff and Mr. Palfreyman would have been entitled to receive on death or disability as of December 31, 2019 was $236,030, $186,802 and $123,650, respectively.

As of December 31, 2019, each NEO held outstanding unvested RSUs with performance threshold as listed in the “Outstanding Equity Awards at December 31, 2019” table above. The RSU award agreements generally require the officer to be employed by us on the applicable vesting dates to receive RSU payouts, but the agreements also provide that if employment terminates earlier as a result of death or disability, or when the officer is eligible for normal or early retirement under our Retirement Plan and at least one year has elapsed since the grant date of the RSU, the officer will nevertheless receive 100 percent of each scheduled RSU payout if the performance threshold is satisfied for the applicable year. Assuming achievement of the performance threshold for all years, the estimated value of the RSU payouts, based on a stock price of $73.73 per share (which was the closing price of our common stock on the last trading day of 2019) and continuation of quarterly dividends on our common stock at the current rate, each NEO would be entitled to receive on death or disability, as of December 31, 2019 would be: Mr. Anderson, $1,173,167; Mr. Burkhartsmeyer, $353,519; Ms. Saathoff, $367,178; Ms. Heiting, $245,523; and Mr. Palfreyman, $178,071. As of December 31, 2019, Mr. Anderson was, and Ms. Saathoff would have been if she were a participant in the Retirement Plan, eligible for normal or early retirement under the Retirement Plan. Based on the same assumptions, the estimated value of the RSU payouts that Mr. Anderson and Ms. Saathoff would be entitled to receive on retirement as of December 31, 2019 would be: Mr. Anderson $623,667 and Ms. Saathoff $206,724.

As described above under “Grants of Plan-Based Awards During 2019” table and “Compensation Discussion and Analysis—2019 Compensation Programs—Long-Term Incentives—Performance Shares,” we granted performance share awards to the NEOs in February 2019 under which shares of our common stock (plus accumulated cash dividends) will be issued to them based on our performance over the years 2019-2021. We made similar awards to the NEOs in February 2018 for performance over the years 2018-2020. The award agreements generally require the officer to be employed by NW Natural on the last day of the performance period to receive an award payout, but the award agreements for these awards provide that if employment terminates earlier as a result of death, disability, or retirement after reaching age 60 the officer will be entitled to a pro-rated award payout. For awards granted in 2019 and 2018, the pro-rated payout on retirement only applies if at least one year has elapsed since the grant date of the award. Accordingly, if any NEO had terminated employment on December 31, 2019 as a result of death or disability, his or her target award for the 2019-2021 performance period would have been reduced to one-third of the original target award reflecting employment for one year of the three-year performance period, his or her target award for the 2018-2020 performance period would have been reduced to two-thirds the original target, and then he or she would receive payouts under these adjusted awards at the end of the applicable performance periods based on our actual performance against the performance goals. Assuming achievement of target performance levels, the estimated value of the pro-rated award payouts, based on a stock price of $73.73 per share (which was the closing price of our common stock on the last trading day of 2019) and continuation of quarterly dividends for the remainder of the performance period on our common stock at the current rate, for each NEO would be: Mr. Anderson, $933,485; Mr. Burkhartsmeyer, $295,518; Ms. Saathoff, $281,230; Ms. Heiting, $211,651; and Mr. Palfreyman $146,303. As of December 31, 2019, Ms. Saathoff was over age 60 and eligible for retirement. Based on the same assumptions, the estimated value of the award payouts for the 2018-2020 performance period that Ms. Saathoff would be entitled to receive if she had retired as of December 31, 2019 would be $180,947.

As of December 31, 2019, one NEO held options to purchase common stock as listed in the “Outstanding Equity Awards” table above. Under the terms of her stock option agreement, upon the death or disability of the officer, the standard three-month period for exercising options following termination of employment is extended to one year, but not beyond each option’s original 10-year plus 7-day term. If death or disability of the NEO had occurred on December 31, 2019, there would have been no increase in the value of outstanding options resulting from the extension of the post-termination exercise period from three months to one year based on option values as of December 31, 2019 for three-month and one-year remaining terms calculated using the Black-Scholes option pricing model with the same assumptions used for valuing our options under ASC 718. If an officer terminates employment when eligible for normal or early retirement under our Retirement Plan, the stock option agreement provides that all unexercisable options become fully exercisable and the standard three-month period for exercising options following termination of employment is extended to three years, but not beyond each option’s original 10-year plus 7-day term. As of December 31, 2019, no NEO with stock options was eligible for normal or early retirement under the Retirement Plan.

NON-EMPLOYEE DIRECTOR COMPENSATION IN 2019

Name	Fees Earned or Paid in Cash ($)[1]	Change in Pension Value and Non-qualified Deferred Compensation Earnings[2]	Total ($)
(a)	(b)	(f)	(h)

Timothy P. Boyle	$157,000[3]	$—	$157,000

Martha L. “Stormy” Byorum	186,500[4]	1,164	187,664

John D. Carter	178,750[5]	—	178,750

Mark S. Dodson	165,250[6]	3,470	168,720

Monica Enand	38,500[7]	—	38,500

C. Scott Gibson	203,250[8]	1,546	204,796

Tod R. Hamachek	257,250[9]	32,667	289,917

Jane L. Peverett	174,000[10]	—	174,000

Kenneth Thrasher	185,750[11]	—	185,750

Malia H. Wasson	180,250[12]	40	180,290

Charles A. Wilhoite	160,000[13]	153	160,153

Columns (c), (d), (e) and (g) were deleted as they are not applicable in 2019. See “Director Fees and Arrangements,” below.

(1)	A portion of cash amounts paid to Mr. Hamachek was deferred pursuant to the terms of the Deferred Compensation Plan for Directors and Executives.
(2)

Amounts in column (f) represent above-market interest credited to the directors’ accounts under the Directors Deferred Compensation Plan and the DCP during 2019. For this purpose, interest credited is considered above-market to the extent such interest exceeds 120% of the average of the applicable long-term federal rates for the twelve months corresponding to the period for which market yield information is obtained to calculate interest crediting rates under the non-qualified deferred compensation plans.

(3)	Represents $141,300 of fees paid for service as a director of NW Natural and $15,700 of fees paid for service as a director of NW Holdings.
(4)	Represents $167,850 of fees paid for service as a director of NW Natural and $18,650 of fees paid for service as a director of NW Holdings.
(5)	Represents $160,875 of fees paid for service as a director of NW Natural and $17,875 of fees paid for service as a director of NW Holdings.
(6)	Represents $148,725 of fees paid for service as a director of NW Natural and $16,525 of fees paid for service as a director of NW Holdings.
(7)	Represents $34,650 of fees paid for service as a director of NW Natural and $3,850 of fees paid for service as a director of NW Holdings.
(8)	Represents $182,925 of fees paid for service as a director of NW Natural and $20,325 of fees paid for service as a director of NW Holdings.
(9)	Represents $231,525 of fees paid for service as a director of NW Natural and $25,725 of fees paid for service as a director of NW Holdings.
(10)	Represents $156,600 of fees paid for service as a director of NW Natural and $17,400 of fees paid for service as a director of NW Holdings.
(11)	Represents $167,175 of fees paid for service as a director of NW Natural and $18,575 of fees paid for service as a director of NW Holdings.
(12)	Represents $162,225 of fees paid for service as a director of NW Natural and $18,025 of fees paid for service as a director of NW Holdings.
(13)	Represents $144,000 of fees paid for service as a director of NW Natural and $16,000 of fees paid for service as a director of NW Holdings.

Non-Employee Director Compensation Philosophy

Each member of the Board of Directors of NW Holdings also serves as a member of the board of directors of NW Natural. Compensation is paid separately by NW Holdings and NW Natural for service on each respective board of directors, commensurate with the relative obligations and responsibilities associated with each entity, but compensation is considered together for purposes of determining the overall compensation appropriate for the members of both boards of directors.

The OECC’s compensation philosophy for non-employee members of the Board is designed to attract and retain high performing directors who will perform in the best interest of shareholders. The OECC targets the compensation of Board members, when considered on an aggregate basis for service on the Board of Directors of NW Holdings and NW Natural, to be aligned near the middle of the market (50th percentile) for about 20 peer companies. The OECC reviews Board compensation annually and recommends adjustments to compensation as necessary. The Consultant who assists the OECC with executive compensation also provides competitive market data for Board compensation.

While the components of compensation have evolved over the years, the pay components for 2019 consisted of a cash retainer, a separate cash retainer for each committee on which a director serves, a separate cash retainer for serving as Chair or Vice-Chair of the Board or Chair of a committee of the Board, and cash meeting fees for those meetings exceeding regularly scheduled meetings, beginning with the second unscheduled meeting.

The Board has adopted stock ownership guidelines that require directors to own NW Holdings shares valued at least $350,000 within five years of joining the Board, including amounts deferred pursuant to the plans described below. The OECC last reviewed the progress of the directors in achieving these stock ownership objectives in February 2020 and concluded that all of the directors have achieved, or are making adequate progress toward achieving, the stock ownership goals.

Director Fees and Arrangements

Fees Paid in 2019

The compensation terms for non-employee members of the Board of Directors of NW Holdings for the period from January 1, 2019 to December 31, 2019 are described below:

NW Holdings

Annual Cash Retainer	$15,400

Extra Annual Cash Retainer for Committee Chairs (other than OECC, Audit, Finance or Governance Committee Chairs)	750

Extra Annual Cash Retainer for Audit Committee Chair	1,500

Extra Annual Cash Retainer for OECC Chair	1,250

Extra Annual Cash Retainer for Finance Committee Chair	1,000

Extra Annual Cash Retainer for Governance Committee Chair	1,000

Extra Annual Cash Retainer for Chairman of the Board	9,000

Extra Annual Cash Retainer for Vice Chair of the Board	5,000

Extra Annual Cash Retainer for Audit Committee Members	900

Extra Annual Cash Retainer for OECC Committee Members	600

Extra Annual Cash Retainer for Finance Committee Members	450

Extra Annual Cash Retainer for Governance Committee Members	750

Extra Annual Retainer for Committee Members (other than OECC, Audit, Finance or Governance Committee Chairs)	300

Extra Board/Committee Meeting Fees	150[1]
(1)	Meeting fees will be paid for those meetings exceeding regularly scheduled meetings beginning with the second unscheduled meeting.

NW Natural

Annual Cash Retainer	$138,600

Extra Annual Cash Retainer for Committee Chairs (other than OECC, Audit, Finance or Governance Committee Chairs)	6,750

Extra Annual Cash Retainer for Audit Committee Chair	13,500

Extra Annual Cash Retainer for OECC Chair	11,250

Extra Annual Cash Retainer for Finance Committee Chair	9,000

Extra Annual Cash Retainer for Governance Committee Chair	9,000

Extra Annual Cash Retainer for Chairman of the Board	81,000

Extra Annual Cash Retainer for Vice Chair of the Board	45,000

Extra Annual Cash Retainer for Audit Committee Members	8,100

Extra Annual Cash Retainer for OECC Committee Members	5,400

Extra Annual Cash Retainer for Finance Committee Members	4,050

Extra Annual Cash Retainer for Governance Committee Members	6,750

Extra Annual Retainer for Committee Members (other than OECC, Audit, Finance or Governance Committee Chairs)	2,700

Extra Board/Committee Meeting Fees	1,350	[1]
(1)	Meeting fees will be paid for those meetings exceeding regularly scheduled meetings beginning with the second unscheduled meeting.

Deferred Compensation Plans

Directors Deferred Compensation Plan

Prior to January 1, 2005, directors could elect to defer the receipt of all or a part of their directors’ compensation (cash or stock retainers and meeting fees) under NW Natural’s non-qualified Directors Deferred Compensation Plan (DDCP). At the director’s election, deferred amounts were credited to either a “cash account” or a “stock account.” If deferred amounts were credited to stock accounts, such accounts were credited with a number of shares based on the purchase price of our common stock on the next purchase date under our Dividend Reinvestment and Direct Stock Purchase Plan, and such accounts were credited with additional shares based on the deemed reinvestment of dividends. Cash accounts are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield. The rate is adjusted quarterly. At the election of the participant, deferred balances in the stock and/or cash accounts are payable after termination of Board service in a lump sum, in installments over a period not to exceed 10 years, or in a combination of lump sum and installments.

In November 2004, the Board approved an amendment to the DDCP partially terminating the plan so that no deferrals would be made to the plan after December 31, 2004. All amounts deferred into the plan prior to December 31, 2004 remained in the plan and all other provisions of the DDCP remain in effect.

Deferred Compensation Plan for Directors and Executives

In January 2005, the Deferred Compensation Plan for Directors and Executives (DCP) replaced the existing DDCP as the vehicle for non-qualified deferral of compensation by directors. See “Non-Qualified Deferred Compensation Plans In 2019,” above. The obligation of NW Natural to pay deferred compensation in accordance with the terms of the DCP will generally become due on retirement, death, or other termination of service, and will be paid in a lump sum or in installments of five, ten or fifteen years as elected by the participant in accordance with the terms of the DCP. The right of each participant in the DCP is that of one of NW Natural’s general, unsecured creditors. Effective October 1, 2018, the DCP was amended so that eligibility extended to directors and officers of NW Natural or NW Holdings.

Director Perquisites and Other Compensation

We do not provide perquisites to our directors other than nominal value and no director received perquisites at or exceeding a total value of $10,000 in 2019.

2019 AND 2018 AUDIT FIRM FEES

The following table shows the consolidated fees and expenses NW Holdings and subsidiaries, or NW Natural and subsidiaries prior to the holding company reorganization on October 1, 2018, paid or accrued for the integrated audits of its consolidated financial statements and other services provided by our independent registered public accounting firm, PricewaterhouseCoopers LLP, for fiscal years 2019 and 2018:

	2019	2018
Audit Fees	$1,447,910	$1,429,800
Audit-Related Fees	30,900	30,000
Tax Fees	26,320	33,661
All Other Fees	2,700	3,825

Total	$1,507,830	$1,497,286

Audit Fees

This category includes fees and expenses for services rendered for the integrated audit of the consolidated financial statements included in the Annual Report on Form 10-K and the review of the quarterly financial statements included in the Quarterly Reports on Form 10-Q for NW Holdings and subsidiaries, or NW Natural and subsidiaries prior to the holding company reorganization. The integrated audit includes the review of our internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act). In addition, amounts include fees for services routinely provided by the auditor in connection with regulatory filings, including issuance of consents and comfort letters relating to the registration of securities and assistance with the review of documents filed with the SEC.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, including fees and expenses related to consultations for financial accounting and reporting, in addition to fees for EPA assurance letters.

Tax Fees

This category includes fees for tax compliance, and review services rendered for NW Holdings’ or its subsidiaries’ income tax returns.

All Other Fees

This category relates to services other than those described above. The amount reflects payments for accounting research tools in each of 2019 and 2018, and educational seminars in 2019.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee of NW Holdings, or NW Natural prior to the holding company reorganization, approved or ratified 100 percent of 2019 and 2018 services for audit, audit-related, tax services and all other fees, including audit services relating to compliance with Section 404 of the Sarbanes-Oxley Act. The Chair of the Audit Committee is authorized to pre-approve non-audit services between meetings of the Audit Committee and must report such approvals at the next Audit Committee meeting. See “Report of the Audit Committee,” below.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (Committee) is responsible for providing independent, objective oversight of NW Holdings’ accounting and auditing functions, financial reporting and internal control over financial reporting. The Committee is solely responsible for the engagement of the independent registered public accounting firm on behalf of NW Holdings, and the independent registered public accounting firm reports to the Committee. The Committee acts under a written charter, as amended as of July 25, 2019, to ensure compliance with applicable laws and regulations. The charter is reviewed annually by the Committee and is available on NW Holdings’ website at www.nwnaturalholdings.com. Each of the members of the Committee is independent as defined by current New York Stock Exchange listing standards and NW Holdings’ Director Independence Standards. The Board of Directors has designated each of Messrs. Carter, Thrasher and Wilhoite and Mses. Byorum and Wasson as an “audit committee financial expert.”

The Committee, in accordance with its written charter, oversees the quality and integrity of NW Holdings’ accounting, auditing and financial reporting practices. During fiscal 2019, the Committee discussed the interim financial information in each of the quarterly reports of NW Holdings to the Securities and Exchange Commission (SEC) in meetings with the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Vice President, Controller, Treasurer and Chief Accounting Officer, and PricewaterhouseCoopers LLP, the independent registered public accounting firm for NW Holdings, prior to filing them with the SEC. In addition, the Chair of the Committee and available Committee members review each quarterly earnings press release of NW Holdings, as applicable, before its dissemination.

During 2019, the Committee reviewed disclosure controls and procedures designed to ensure the continuing integrity of the financial reports and executive compensation disclosure of NW Holdings. The Committee provided regular oversight of the assessment of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in NW Holdings’ Annual Report on Form 10-K for the year ended December 31, 2019 with NW Holdings’ management and the independent registered public accounting firm. As part of its review, the Committee discussed NW Holdings’ critical accounting policies and matters of judgment and estimates used in the preparation of the financial statements included in NW Holdings’ 2019 Annual Report on Form 10-K. In addition, the Committee discussed with the independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, including critical audit matters.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accounting firm written disclosures and the letter required by the Public Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In this regard, the Committee considered whether or not the provision of non-audit services by the independent registered public accounting firm for the year ended December 31, 2019 is compatible with maintaining the independence of the firm and determined that none of the services provided to NW Holdings or its subsidiaries impacted a finding of independence. In addition, for the year ended December 31, 2019, the Committee reviewed the relationship with its registered public accounting firm, PricewaterhouseCoopers LLP. Based upon the Committee’s assessment and satisfaction with the services provided, the Committee determined it was in NW Holdings’ best interest to continue its engagement of PricewaterhouseCoopers LLP.

In February 2019, the Audit Committee of NW Holdings pre-approved certain non-audit services performed by NW Holdings’ independent registered public accounting firm and affirmed its procedure for the pre-approval of any future non-audit services performed by its independent auditor. On December 12, 2019, the Audit

Committee of NW Holdings pre-approved specific services to be performed by the independent auditor in 2020, including audit, audit-related and tax services, and established its procedure for pre-approval of all other services to be performed by the independent auditor in 2020. The Committee determined that:

•

for proposed non-audit services, management will submit to the Committee a list of non-audit services that it recommends the Committee engage the independent registered public accounting firm to provide;

•	the Committee will review and consider for approval the list of permissible non-audit services and the budget for such services;
•	management will routinely inform the Committee regarding the non-audit services actually provided by the independent auditor pursuant to this pre-approval process; and
•

the Director of Internal Auditing will be responsible for reporting at least annually to the Committee all independent registered public accounting firm fees and the pre-approved budget for such services.

The Chair of the Committee is authorized to pre-approve non-audit services between meetings of the Committee and must report such approvals at the next Committee meeting.

The Committee also discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to the auditor’s independence. The Committee also completed its annual assessment of the independent registered public accounting firm’s and internal auditors’ performance. The Committee discussed with management and the internal auditors the quality, adequacy and effectiveness of NW Holdings’ internal control over financial reporting, and the organization, responsibilities, budget and staffing of the internal audit function. The Committee reviewed with the independent registered public accounting firm any significant matters regarding NW Holdings’ internal control over financial reporting that had come to their attention during the conduct of their audit. The Committee reviewed with both the independent registered public accounting firm and the internal auditors their respective audit plans, audit scopes and identification of audit risks.

The Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors (and the Board has approved and directed) that the audited consolidated financial statements be included in Northwest Natural Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Respectfully submitted to the Board of Directors on February 27, 2020 by the Audit Committee:

Malia H. Wasson, Chair	Kenneth Thrasher
John D. Carter	Charles A. Wilhoite
Martha L. “Stormy” Byorum

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proxy Statement includes extensive disclosure regarding the compensation of our Named Executive Officers under the heading “Executive Compensation” on pages 24 to 60 above. Pursuant to Section 14A of the Securities Exchange Act of 1934, we submit to our shareholders a nonbinding advisory resolution to approve the compensation of the Named Executive Officers disclosed in this Proxy Statement. The Board of Directors has approved the submission of the following resolution to the shareholders for approval at the Annual Meeting:

“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K under the heading “Executive Compensation” in the Proxy Statement for the Company’s 2020 Annual Meeting of Shareholders, is approved.”

This proposal gives you the opportunity to endorse or not endorse our executive compensation program for our Named Executive Officers by voting for or against the above resolution. As discussed under “Executive Compensation—Compensation Discussion and Analysis” above, our executive compensation programs have been carefully designed and implemented to attract, retain and motivate talented and qualified executives, to emphasize pay for performance, to link compensation to achievement of annual and long-term performance goals, to align executives’ interests with shareholders’ interests, and to achieve a correct balance between compensation that is attractive to executives, affordable to the Company and fair to shareholders and employees.

Substantial components of executive compensation are tied to the Company’s annual and long-term performance. For example, the Executive Annual Incentive Plan, which is designed to encourage and reward executive officer’s contributions in achieving NW Natural’s annual goals, provides for cash payments that are based on a formula that includes meeting proposed annual targets such as net income, performance relative to other operational goals and individual performance. Similarly, NW Holdings’ performance share awards under the Long Term Incentive Plan (LTIP) were designed to align executives’ interests with shareholder interests: NW Holdings’ 2017-2019 performance share award focuses executives on achievement of pre-defined levels of EPS and ROIC, with positive or negative award modification for total shareholder return performance relative to the Company’s peer group over a three-year period, and an additional award possibility for achievement of certain, pre-defined growth objectives, and NW Holdings’ 2018-2020 and 2019-2021 performance share awards focus executives on achievement of pre-defined levels of EPS, with positive or negative award modification for total shareholder return performance relative to the Company’s peer group over a three-year period, and subject to achievement of specified ROIC thresholds. Restricted stock units with performance threshold are also tied to the Company’s performance, by vesting only if a pre-defined performance threshold is met for the relevant performance period. No RSUs with performance threshold will vest in a given year if the Company’s performance threshold is not met, and shares subject to vesting in that year will be forfeited. Additionally, NW Holdings’ pay practices work to align executives’ interests with shareholders’ interests by emphasizing stock ownership through stock ownership guidelines and performance-based compensation under the Long Term Incentive Plan.

Over the last few years, NW Natural has also adopted a number of pay practices that emphasize fairness to shareholders and good governance, which practices have also been adopted by NW Holdings after the holding company reorganization. Among other practices, executive change in control severance agreements are double-trigger and contain no gross-up provisions. The OECC has also eliminated routine or excessive perquisites for executives, limited the use and duration of severance agreements (other than in the context of change-in-control), reduced the interest crediting rate on compensation deferred after 2004 to a variable market rate, modified the Supplemental Retirement Plan (SERP) to reduce benefits and expenses, including limiting the amount of an executive’s annual bonus that is included in final average compensation for purposes of that plan, closed new participation in the SERP, and maintained a high percentage of total targeted direct compensation that is at risk, particularly for the Chief Executive Officer. Moreover, annual and long-term incentive awards contain provisions that “clawback” from executives certain benefits under those awards in the event of misconduct.

Overall, NW Holdings’ compensation practices are driven by our total compensation philosophy which is designed to provide total remuneration in a manner that motivates high levels of performance, creates shareholder value, and emphasizes our commitment to tie a significant portion of executive compensation to the Company’s performance.

Vote Required

Approval of this proposal by the shareholders will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote on this proposal.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At a meeting held December 12, 2019, the Audit Committee of the Board of Directors of NW Holdings appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the books, records and accounts of NW Holdings’ for fiscal year 2020. The Audit Committee and the Board of Directors recommend that the shareholders ratify this appointment.

Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement if they desire to do so.

See “2019 and 2018 Audit Firm Fees,” above.

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for 2020 will require the affirmative vote of the holders of a majority of the shares of common stock of NW Holdings present, or represented by proxy, and entitled to vote on the matter at the Annual Meeting. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the results of the vote.

The Audit Committee and the Board of Directors recommend a vote FOR this proposal.

OTHER MATTERS

Management does not know of any other matters to be presented at the Annual Meeting. If other matters should be properly presented at the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy with respect to such matters in accordance with their best judgment.

Consolidation Services Provided

The consolidation of an individual’s multiple proxy cards into one envelope is a service NW Holdings provides based on Social Security Number or Tax ID Number match.

If you received a consolidated mailing this year and you would like to receive a separate annual report or proxy statement for each account with the same Social Security Number, please submit your request to Shareholder Services, 250 SW Taylor Street, Portland, OR 97204 or call (800) 422-4012, ext. 2402. NW Holdings will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request.

Delivery of Proxy Materials to Households

Only one copy of our annual report and Proxy Statement will be delivered to an address where two or more shareholders reside unless we have received contrary instructions from a shareholder at the address. A separate proxy card will be delivered to each shareholder at the shared address.

If you are a shareholder who lives at a shared address and you would like additional copies of the annual report, this Proxy Statement, or any future annual reports or proxy statements, contact Shareholder Services, 250 SW Taylor Street, Portland, OR 97204 or call (800) 422-4012, ext. 2402. NW Holdings will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request.

If you share the same address with another NW Holdings shareholder and you currently receive multiple copies of annual reports or proxy statements, you may request delivery of a single copy of future annual reports or proxy statements at any time by calling Broadridge Financial Solutions, Inc. at (866) 540-7095, or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Election, 51 Mercedes Way, Edgewood, NY 11717.

Many brokerage firms and other shareholders of record have procedures for the delivery of single copies of company documents to households with multiple beneficial shareholders. If your family has one or more “street name” accounts under which you beneficially own shares of NW Holdings common stock, please contact your broker, financial institution, or other shareholder of record directly if you require additional copies of this Proxy Statement or NW Holdings’ annual report, or if you have other questions or directions concerning your “street name” account.

Electronic Delivery of Annual Meeting Materials

If you would like to reduce the costs incurred by NW Holdings in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above under “How to Vote By Proxy and Revoke Your Proxy” to vote using the internet and, when prompted, indicate that you agree to receive proxy materials electronically.

2021 ANNUAL MEETING OF SHAREHOLDERS

The SEC’s proxy rules require that any shareholder proposal to be considered for inclusion in NW Holdings’ proxy statement for the 2021 Annual Meeting of Shareholders must be received at NW Holdings’ principal executive office no later than December 17, 2020.

NW Holdings’ Bylaws require shareholders to give NW Holdings advance notice of any proposal to be submitted at any meeting of shareholders. The Bylaws prescribe the information to be contained in any such notice, and a copy of the relevant provisions of the Bylaws will be provided to any shareholder upon written request to the Corporate Secretary of NW Holdings. For any shareholder proposal to be considered at the 2021 Annual Meeting of Shareholders, the shareholder’s notice must be received by NW Holdings’ Corporate Secretary no later than March 1, 2021. The SEC’s proxy rules allow NW Holdings to use discretionary voting authority to vote on a matter coming before an annual meeting of shareholders, which is not included in NW Holdings’ proxy statement, if NW Holdings does not have notice of the matter before the deadline established in its Bylaws. In addition, discretionary voting authority may generally also be used if NW Holdings receives timely notice of such matter (as described above), and if, in the proxy statement, NW Holdings describes the nature of such matter and how NW Holdings intends to exercise its discretion to vote on such matter.

COMPANY INFORMATION

NW Holdings makes available at www.nwnaturalholdings.com among other things, its:

•	Corporate Governance Standards;
•	Director Independence Standards;
•	Director Selection Criteria;
•	Charters of the Governance, Audit, Organization and Executive Compensation, Finance, and Public Affairs and Environmental Policy Committees; and
•	Code of Ethics.

You may request a copy of these documents, at no cost to you, by contacting Shareholder Services at 250 SW Taylor Street, Portland, OR 97204, or by calling (800) 422-4012, ext. 2402.

Shareholders may communicate with the Chair of the Board or the non-management directors of the Board by mailing correspondence to 250 SW Taylor Street, Portland, OR 97204, Attn: Corporate Secretary.

SOLICITATION OF PROXIES

Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone, the internet or facsimile transmission. NW Holdings will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by NW Holdings. NW Holdings has retained D. F. King & Co., Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a fee of $7,500 plus reasonable out-of-pocket expenses. Shareholders may assist NW Holdings in avoiding expenses in this connection by voting their proxies promptly.

If you are unable to attend the Annual Meeting, please mark, date, sign and mail the enclosed proxy, or, alternatively, grant your proxy by telephone or the internet, so that the business of the meeting can be transacted.

By Order of the Board of Directors,

Portland, Oregon	Shawn M. Filippi
April 16, 2020	Vice President, Chief Compliance Officer and Corporate Secretary

EXHIBIT A

Approved Compensation Peer Group

ALLETE, Inc.

American States Water Company

Aqua America, Inc.

Avista Corporation

California Water Service Group

Chesapeake Utilities Corporation

El Paso Electric Company

IDACORP, Inc.

MGE Energy, Inc.

New Jersey Resources Corporation

NorthWestern Corporation

ONE Gas, Inc.

Otter Tail Corporation

PNM Resources, Inc.

Portland General Electric Company

SJW Group

South Jersey Industries, Inc.

Southwest Gas Holdings, Inc.

Spire Inc.

Unitil Corporation

A-1

EXHIBIT B

WTW Energy Services Industry Executive Compensation Survey Report—2018

(Revenue less than $1B)

AREVA Nuclear Materials

ATC Management Inc.

California Independent System Operator Corporation

CH Energy Group, Inc.

Chesapeake Utilities Corporation

CLEAResult

El Paso Electrics

Energy Northwest

Energy Solutions

ERCOT

Framatome

Frank’s International N.V.

Green Mountain Power

ISO New England

Knoxville Utilities Board

Lower Colorado River Authority

Midwest Independent Transmission System Operator, Inc.

Old Dominion Electric Cooperative

Orlando Utilities Corporation

Otter Tail Corporation

Pedernales Electric Cooperative

Pembina Pipeline

PJM Interconnection

Scientific Drilling International

STP Nuclear Operating Company

TradeWind Energy

Unitil Corporation

B-1

EXHIBIT C

WTW Energy Services Industry Executive Compensation Survey Report—2018

(Revenue $1B to $3B)

ALLETE, Inc.

Atmos Energy

Avista Corporation

Black Hills Corporation

Boardwalk Pipeline Partners, LP

BWX Technologies, Inc.

City of Austin

CPS Energy

Enable Midstream Partners, LP

EQT Corporation

First Solar, Inc.

Genesis Energy

Great Plains Energy

Great River Energy

Hawaiian Electric Industries

Helmerich & Payne

Idaho Power Company

ITC Holdings Corp.

JEA Energy LLC

Nebraska Public Power District

New Jersey Resources

New York Power Authority

NorthWestern Energy, LLC

OGE Energy Corp.

Oglethorpe Power Corporation

Omaha Public Power District

ONE Gas, Inc.

PNM Resources, Inc.

Portland General Electric Company

Santee Cooper (aka South Carolina Public Service Authority)

South Jersey Industries, Inc.

Southwest Gas Holdings, Inc.

Spire Inc.

Talen Energy

TECO Energy, Inc.

Tri-State Generation & Transmission

UNS Energy Corporation

URENCO

Vectren Corporation

Westar Energy, Inc.

C-1

EXHIBIT D

WTW General Industry Executive Compensation Survey Report—2018

(Revenue less than $1B)

Acorda Therapeutics

American Cancer Society

American Heart Association

American University

Armstrong World Industries

Board of Pensions of the Presbyterian Church

Bush Brothers & Company

Career Education

Catalyst Paper

Chicago Transit Authority

City of Greensboro

Columbus McKinnon

Compassion International

CoorsTek

CSC ServiceWorks

Dartmouth College

DePaul University

Duke Realty

E.W. Scripps

Enova International

ESCO

ESCO Technologies

Farmer Brothers

GOJO Industries

Grande Cheese

Grupo Cementos de Chihuahua

HarbisonWalker International

Hi-Crush Proppants

Hunton Andrews Kurth

Ingevity

Intertape Polymer Group

Judicial Council of California

KI, Inc

Kodak Alaris

Learning Care Group

Lifetouch

Lutron Electronics

Lydall

Maricopa Integrated Health System

McClatchy

Merrill

Metrie

Miami Children’s Hospital

Minneapolis School District

MTS Systems

NN

Nortek Global HVAC

Northern Arizona University

Northwest Permanente PC

NOW Foods

Pacific Northwest National Laboratory

Port of Seattle

Precision Drilling

Rayonier Advanced Materials

Regency Centers

Robertshaw Controls

S&C Electric

Salt Lake County

San Antonio Water System

Savannah River Remediation

Sig Sauer

St Francis Hospital

Standex International

TaylorMade Golf

TomTom

Trinchero Family Estates

UT Southwestern Medical Center

Virginia Commonwealth University

Virginia Mason Medical Center

Winpak Portion Packaging

Xanterra Travel Collection

D-1

EXHIBIT E

American Gas Association Executive Compensation Survey—2018

Atmos Energy Corporation

Avista Corporation

CenterPoint Energy, Inc.

Central Hudson Gas & Electric Corporation

Chesapeake Utilities Corporation

Citizens Energy Group

City of Gainesville

CPS Energy

Dominion Energy

Duke Energy Corporation

Entergy Corporation

EQT Corporation

Eversource Energy

Greenville Utilities

Hawaii Gas

Knoxville Utilities Board

LG&E and KU Energy LLC

Memphis Light, Gas & Water District

Metropolitan Utilities District

Montana-Dakota Utilities Company

Mountaineer Gas Company

National Fuel Gas Company

National Gas & Oil Cooperative

New Jersey Resources Corporation

NiSource Inc.

NorthWestern Energy, L.L.C.

Oak Ridge Utility District

ONE Gas, Inc.

Peoples Natural Gas

Philadelphia Gas Works

Plains All American Pipeline, L.P.

Puget Sound Energy, Inc.

San Diego Gas & Electric Company

SCANA Corporation

SEMCO Energy, Inc.

South Jersey Gas Company

Southern Company Gas

Southwest Gas Corporation

Spire Inc.

TECO Energy, Inc. (TECO PGS)

TransCanada Corporation

UGI Utilities

UNS Energy (UNS Gas)

Vectren Corporation

Washington Gas

Xcel Energy Inc.

E-1

EXHIBIT F

NON-GAAP RECONCILIATIONS

	2019		2018		2017
In millions, except per share data	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income from continuing operations	$65.3	$2.19	$67.3	$2.33	$72.1	$2.51
Adjustments:
Regulatory environmental disallowance(1)	10.5	0.35	—	—	—	—
Tax effects of 2017 TCJA remeasurement(2)	—	—	—	—	(3.4)	(0.12)
Tax effects on non-GAAP adjustments	(3.9)	(0.13)	—	—	—	—

Adjusted net income from continuing operations	$71.9	$2.41	$67.3	$2.33	$68.7	$2.39

(1)

Regulatory disallowance related to the pension balancing account was recognized in the first quarter of 2019. Tax effect of adjustment was calculated using a combined federal and statutory rate of 26.5% and reducing the disallowance by $1.1 million of deferred taxes specifically associated with the pension balancing account. EPS amounts are calculated using diluted shares of 29.9 million as shown on the NW Holdings Consolidated Statements of Comprehensive Income.

(2)

Non-cash Tax Cuts and Jobs Act (TCJA) benefit (expense) associated with continuing operations of $3.4 million was recorded in income tax expense (benefit) in the fourth quarter of 2017 as a result of the federal tax rate changing from 35% to 21% effective December 22, 2017. The majority of this benefit was recorded at NW Natural. NW Holdings EPS amounts are calculated using diluted shares of 28.9 million as shown on the NW Holdings Consolidated Statements of Comprehensive Income. See Note 10 for additional information on the TCJA in the 2018 Annual Report on Form 10-K.

F-1

C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC 6201 15TH AVENUE BROOKLYN, NY 11219 ~How to Vote~ Please Choose One of the Following Voting Methods VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com To vote now by Internet, go to www.proxyvote.com. Have your proxy card available and follow the instructions provided at the website. Internet voting is available until 11:59 p.m. Eastern Daylight Time on May 27, 2020. During The Meeting - Go to www.virtualshareholdermeeting.com/NWN2020 You may attend the 2020 Annual Meeting of Shareholders in a virtual meeting format only, conducted via live webcast and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY TELEPHONE - 1-800-690-6903 Call the toll-free number, 1-800-690-6903. Have your proxy card available and follow the instructions provided on the call. Telephone voting is available until 11:59 p.m. Eastern Daylight Time on May 27, 2020. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northwest Natural Holding Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D03496-P37611 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NORTHWEST NATURAL HOLDING COMPANY THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS: For All Withhold All Except For All Proposal 1. 1. The election of four Class III directors for terms of three years and one Class I director for term of one year. Class III Nominees: 1) David H. Anderson 2) Martha L. “Stormy” Byorum 3) John D. Carter 4) C. Scott Gibson Class I Nominee: 5) Monica Enand THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3: Proposal 2. 2. Advisory vote to approve Named Executive Officer Compensation. For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Proposal 3. For Against Abstain 3. The ratification of the appointment of ! ! ! PricewaterhouseCoopers LLP as Northwest Natural Holding Company’s independent registered public accountants for the fiscal year 2020. This proxy when properly executed will be voted in the manner directed herein by the shareholder whose signature appears below. If no direction is made, the proxy will be voted FOR Proposals 1, 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. For address changes and/or comments, please check this box and write them on the back where indicated. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Please detach the below along the perforated line and mail in the envelope provided. D03497-P37611 REVOCABLE PROXY NORTHWEST NATURAL HOLDING COMPANY PROXY FOR 2020 ANNUAL MEETING OF SHAREHOLDERS This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints MardiLyn Saathoff, Frank H. Burkhartsmeyer, and Shawn M. Filippi, and each or any of them, the proxy or proxies, with power of substitution and with authorization to vote all of the common shares of the undersigned at the Annual Meeting of Shareholders of Northwest Natural Holding Company to be held virtually on Thursday, May 28, 2020 at www.virtualshareholdermeeting.com/NWN2020, and at all adjournments thereof: (i) as designated on the reverse side of this card; and (ii) at their discretion, upon any and all other matters, which properly may be brought before such meeting or any adjournment thereof. If shares of the Company’s common stock are held for the account of the undersigned under the Northwest Natural Holding Company Dividend Reinvestment and Direct Stock Purchase Plan or Northwest Natural Gas Company Retirement K Savings Plan, then the undersigned hereby directs the respective fiduciary of each applicable plan to vote all shares of Northwest Natural Holding Company common stock in the undersigned’s name and/or account under such plan, in accordance with the instructions given herein, at the 2020 Annual Meeting and at any adjournments or postponements thereof, on all matters properly brought before such meeting or any adjournment thereof, including, but not limited to, the matters set forth on the reverse side. Please date and sign this proxy on the reverse side and mail without delay in the enclosed envelope. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)